As Filed with the Securities and Exchange Commission on February 25, 2009

                                                Registration  No. 333-119635

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM S-1
                        POST-EFFECTIVE AMENDMENT NO. 8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
           (Exact name of registrant as specified in its charter)

            6221                  Delaware                  20-0069251
     (Primary SIC Number)  (State of organization)           (IRS EIN)

                            505 Brookfield Drive
                            Dover, Delaware 19901
                           Telephone:  (800) 331-1532
  (address and telephone number of registrant's principal executive offices)

                              Mr. Michael Pacult
                    c/o White Oak Financial Services, Inc.
                               5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                          William S. Scott, Esquire
                           The Scott Law Firm, P. A.
                          36 NW 6th Ave, Suite 409
                                Miami, FL 33128
              Telephone (305) 796-3176; Facsimile (305) 961-9949
                             wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 0

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 0

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

      Part I - Disclosure Document

                  Providence Select Fund, Limited Partnership

                Amended and Fully Restated Prospectus to Offer

  $50,000,000 (50,000 Units) Maximum in Units of Limited Partnership Interest

To Be Sold at the Net Asset Value per Unit Computed At the End of Each Month During the Offering

The Offering

The Fund is a registered commodity pool that trades in the speculative trade of U.S. and international futures, options on futures and forward contracts in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets. An independent trading advisor is employed with the primary objective of the Fund appreciating in value over time. An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, have the authority to manage the Fund. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. New limited partners will be admitted and limited partnership interests will be sold on the first business day of each month at a price that will be the month-end net asset value of the partnership divided by the number of outstanding partnership interests. Net asset value is calculated and partnership interests are issued on a monthly basis.

All subscriptions received will be placed in a depository account maintained by the general partner at Star Financial Bank, Angola, IN until we accept them. The general partner has sole and absolute discretion to terminate the offering for any reason.

You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. You have the right to rescind your subscription for five business days after it is submitted. There is a redemption fee for partners admitted subsequent to the date of this prospectus of 4% during the first three months of investment, 3% the second three months, 2% the third three months, 1% the fourth three months, and none if the redemption is made in the thirteenth month or thereafter. There will be no selling commission, however, the selling agents will receive a continuing service fee for the partnership interests sold by them of either (i) 4% of the initial investment the first year and, beginning the thirteenth month, for so long as the investment remains in the Fund, 1/3% monthly based on the net asset value of the investment, or (ii) 1/3% monthly based on the net asset value of the investment for so long as it remains in the Fund. The general partner reserves the right to issue additional partnership interests at the close of business each month to reduce the annual continuing service fee. See Summary, Subscription Procedure.

The Risks - These securities are highly speculative. Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of "Risks you face" beginning on page 6.

*	The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*	This investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

*	The Fund is new and has limited operating history.

*	Trading profits and interest income must be generated to offset substantial expenses. To receive your investment back during the first twelve months, the Fund must generate a return of at most 30.04% at the current net asset value and 14.25% should we sell the maximum.

*	Transfer of your partnership interests will be restricted and subject to general partner approval. No public market for the partnership interests exists and none is expected to develop.

*	Although you will not receive distributions, you must pay annual Federal and State income taxes on your share of any profits earned, if any.

*	We must pay the following fees: 25% incentive fee on new net profits to the trader; 7% annual fixed brokerage commissions to the corporate general partner; 4% continuing service fee to the selling agents; and, annual operating costs of $95,000.

*	This partnership will not make distributions.  To receive a return on your investment, you must use our redemption procedure, which is subject to restrictions.

*	The general partner and affiliates have conflicts of interest with regard to the management of this partnership including, but not limited to, the individual general partner is the sole principal of the corporate general partner and a 50% owner of the principal selling agent.

*	Commodity trading is highly leveraged.  A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any State securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Fund is not a registered mutual fund under the Investment Company Act of 1940.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

A maximum of $50,000,000 in units of limited partnership interest may be sold, of which $3,888,370 has already been sold, as of January 31, 2009. The Fund has commenced trading. The balance of proceeds to the Fund, $46,111,630, is offered at the Net Asset Value at the end of the month in which the subscription is received on the terms provided in this prospectus to also be used to trade and operate the Fund.

                          FUTURES INVESTMENT COMPANY
           5914 N. 300 West, Fremont, Indiana 46737 * (260) 833-1306
                     Best Efforts Principal Selling Agent

                                _________, 2009

                     Commodity Futures Trading Commission

                           Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                     ------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Washington, D.C. Please call the SEC at (800) SEC-0300 for further information.

The Fund's filings are posted at the SEC website at http://www.sec.gov.

Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

*	a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or

*	an annual gross income of at least $70,000 and a net worth, similarly calculated of at least $70,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1.	Alaska-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

2.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

3.	Iowa-Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

4.	Kansas-Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

5.	Maine-Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000.

6.	Massachusetts-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

7.	Mississippi-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

8.	Missouri-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

9.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

10.	New Hampshire-Net worth of at least $250,000 or a net worth of at least
$125,000 and an annual taxable income of at least $70,000.

11.	North Carolina-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

12.	Pennsylvania-Net worth of at least $250,000 or a net worth of at least
$70,000 and an annual income of at least $70,000. Because the minimum closing amount is less than 1/10th of the maximum offering size, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

13.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum Federal and State income tax.

14.	South Dakota-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

15.	Texas-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

Table of Contents

Commodity Futures Trading Commission	i

Risk Disclosure Statement	i

Suitability Standards	ii

Table of Contents	iii

Summary of the Offering	1

The Fund	1

Description of Securities Offered for Sale	1

Plan For Sale of Partnership Interests	1

Subscription Procedure	1

Will You Benefit From An Investment In The Fund?	1

Business Objectives	2

Summary Risk Factors	2

Charges To The Fund	3

Use Of Proceeds	3

Selection Of Commodity Trading Advisors And Allocation Of Equity	3

Federal Income Tax Aspects	3

Redemptions	3

Diagram of Partnership Structure & Commissions Providence Select Fund, Limited
Partnership	5

The Risks You Face	6

The corporate general partner of this Fund has limited experience.	6

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.
	6

You may not transfer your partnership interests and must rely on our
redemption procedures to receive your investment back.	6

Your right of redemption is limited.	6

The Fund depends upon the individual general partner, and his absence could
cause the Fund to cease operations.	6

General partner and commodity trading advisor will serve other businesses and
may not have adequate time to devote to the Fund.	6

There are conflicts of interest in the Fund structure that may limit our
profits.	7

You will be taxed on profits though you will not receive distributions.	7

You will have to pay taxes on profits in a current year which may be lost in
future years.	7

If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for
recouping any previous losses.	7

The general partner may change the commodity trading advisor and its
allocation of equity to or among advisors without prior notice to you.	7

You will not participate in management and may not contest the business
decisions of the general partner.	7

Broad investment guidelines.	7

Commodity futures trading is speculative and highly risky.	7

As a result of leverage, small changes in the price of the Fund's positions
may result in major losses.	8

The general partner does not control the trading advisor or its methods and
may not be able to prevent large losses.	8

Illiquid markets could make it impossible for the Fund's advisors to realize
profits or limit losses.	8

Changes in trading equity may adversely affect Fund performance.	8

Denomination of Fund Assets at the FCM in Foreign Currencies	8

The general partner may change the currency denomination in which the Fund assets are held at the futures commission merchant (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.). Although the assets will be physically held by the merchant selected by the general partner in a United States account, they will be subject to currency rate fluctuations, which may work to the benefit or
detriment of fund assets.	8

Failure of commodity broker or banks could result in loss of assets.	8

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire
value of our positions in those markets.	9

Option trading is highly risky and requires less equity to secure a trade,
thus providing greater potential for loss.	9

Position Limits May Limit Profitability and Changes Thereof Can Produce
Dramatic Price Swings.	9

We may not be able to compete with others with greater resources which could
cause loss of Fund investment.	9

Resignation of the individual general partner may cause taxation as a
corporation.	9

The offering of units has not been subject to independent review.	10

You will not have the protections provided by the Investment Company Act of
1940.	10

Investment in this Fund may subject you to the inconvenience of an IRS audit.
	10

General partner may settle IRS claim without your approval, whether or not it
is in your best interest.	10

You may be subject to back taxes and penalties.	10

The general partner may cause riskier trading by raising the incentive fee to
27% without prior notice to you.	10

Conflicts Of Interest	10

General partner, the commodity trading advisor, the futures commission merchant, the selling agents and their principals may preferentially trade for
themselves and others.	10

Possible retention of voting control by the general partner may limit your
ability to control issues.	10

Partnership fees may be higher than they would be if they were negotiated.
	11

Individual general partner and spouse may receive continuing compensation for
partnership interests they sell.	11

General partner may select trading advisor to capitalize on incentive fee
	11

Commodity trading advisor may engage in high risk trading to generate fees.
	11

The individual general partner has sole control over the time he will allocate
to the management of the Fund.	11

No Resolution Of Conflicts Procedures	11

Interests Of Named Experts And Counsel	12

Management's Discussion And Analysis	12

The Fund	12

The General Partners	12

Experience	12

Authority	12

Analysis of Critical Accounting Policies	12

Partnership Books and Records	13

The Commodity Trading Advisor	13

Executive Compensation	13

The Advisory Contracts	13

Business Objective And Expenses	13

Explanatory Notes:	14

Securities Offered	15

Management's Discussion	15

Description of Intended Operations	15

Risk Control	16

Trading Risks	16

Fiduciary Responsibility and Remedies	16

Indemnification	17

Provisions of Limited Partnership Agreement	17

Provisions of Law	17

Provisions of Federal and State Securities Laws	17

Provisions of the Securities Act of 1933 and NASAA Guidelines	17

Provisions of the Clearing Agreement	17

Other Indemnification Provisions	17

Relationship With The Futures Commission Merchant And The General Partner
	18

Fixed Commissions are Competitive	18

Relationship With The Commodity Trading Advisor	18

The Commodity Trading Advisor Will Trade For Other Accounts	18

Non-Disclosure Of The Commodity Trading Advisor's Methods	18

Charges To The Fund	18

Compensation Of General Partner	18

Compensation Of The Commodity Trading Advisor	18

Restrictions on Management Fees	19

Compensation of Futures Commission Merchant	19

Compensation of Selling Agents	19

Miscellaneous Fees To Futures Commission Merchant	20

Rights of General Partner	20

Other Expenses	20

Charges To The Fund	20

Potential Advantages	21

Equity Management	21

Investment Diversification	21

Limited Liability	21

Administrative Convenience	21

Access To The Commodity Trading Advisor	21

Use Of Proceeds	21

Determination Of The Offering Price	22

The General Partner	22

Identification	22

The Individual General Partner	22

No Ownership In Commodity Trading Advisor And Futures Commission Merchant
	23

Ownership in the Partnership	23

Trading By The General Partner	23

Limited Prior Performance of this Fund and Regulatory Notice	23

Trading Management	24

No Affiliation With Commodity Trading Advisor	24

Rights of the General Partner With Respect To Commodity Trading Advisor
Selection And Allocation Of Equity	24

Performance of Other Partnerships Managed by the General Partner	25

Performance Record Of Atlas Futures Fund, Limited Partnership	26

Performance Record Of Bromwell Financial Fund, Limited Partnership	26

The Commodity Trading Advisor	27

Clarke Capital Management, Inc.	27

Business Background	27

Trading Program Description	28

Advisor Performance	29

The Futures Commission Merchant	44

Federal Income Tax Aspects	45

Scope Of Tax Presentation	45

No Legal Opinion As To Certain Material Tax Aspects	46

Partnership Tax Status	46

No IRS Ruling	46

Tax Opinion	46

Passive Loss And Unrelated Business Income Taxes Rules	47

Basis Loss Limitation	47

At-Risk Limitation	47

Income And Losses From Passive Activities	47

Allocation Of Profits And Losses	47

Taxation Of Futures And Forward Transactions	48

Section 988 Foreign Currency Transactions	48

Capital Gain And Loss Provisions	49

Business For Profit	49

Self-Employment Income And Tax	49

Alternative Minimum Tax	49

Interest Related To Tax Exempt Obligations	49

Not A Tax Shelter	49

Taxation Of Foreign Partners	49

Partnership Entity-Audit Provisions-Penalties	50

Employee Benefit, Retirement Plans And IRA's	50

The Limited Partnership Agreement	50

Formation Of The Fund	50

Units of Partnership Interests	51

Management Of Partnership Affairs	51

General Prohibitions	51

Additional Offerings	51

Partnership Accounting, Reports, And Distributions	51

Federal Tax Allocations	52

Transfer Of Partnership Interests Only With Consent Of The General Partner
	52

Termination Of The Fund	52

Meetings	52

Redemptions	52

Plan For Sale Of Partnership Interests	53

No FINRA Limitation on Sales Commissions and Disclosure of Wholesaling Fees
	53

No Sales to Discretionary Accounts	53

The Selling Agent	53

Depository Account & Offering Price	53

Subscription Procedure	54

Subscription Amounts	54

Revocation and Acceptance of Subscription	54

Investor Suitability	54

Investor Warranties	55

Legal Matters	55

Litigation And Claims	55

Legal Opinion	55

Experts	55

Financial Statements

A.	Providence Select Fund, Limited Partnership

Interim Financial statements for the period ended September 30, 2008

Audited Financial Statements for the years ended 2007, 2006, and 2005

B.  	White Oak Financial Services, Inc.

Audited Financial Statements for the years ended 2007, 2006, and 2005


         [The balance of this page has been intentionally left blank.]

Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Fund

The Providence Select Fund, LP allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio that includes financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. It can also participate in agricultural commodities, commodities in general, like metals and energy products, options on futures, and the futures markets domestically and globally. The general partner uses its discretion to employ advisors that look to manage risk and volatility.
The individual general partner has provided advisory services for individual managed accounts for 27 years similar to the services he is providing for the Fund, and he has developed and refined his approach to evaluating professional advisors over that period. The performance data required to be disclosed for the most recent five calendar years of the advisor selected is included.

The Fund is a Delaware limited partnership organized on May 16, 2003, with its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. Its books and records are kept at the offices of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737. The Fund is operated pursuant to a limited partnership agreement which is included as Exhibit A and is managed and controlled by White Oak Financial Services, Inc., a Delaware corporation, and Michael Pacult, who are collectively referred to as the general partner. The main business office and phone of the individual and corporate general partners are 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306.

The general partner employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

By our previous prospectus, we sold a total of $3,888,370 of partnership interests. As of the effective date of this prospectus, we are offering by this prospectus the balance of $46,111,630 in value of partnership interests to bring the total offered since the commencement of sales to $50,000,000. The remaining interests will be sold at the month end net asset value per partnership interest, which reflects trading profits, losses and expenses.

Plan for Sale of Partnership Interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the partnership interests.

All subscriptions accepted by the general partner will be placed in a depository account maintained at Star Financial Bank, Angola, IN until accepted by the general partner. Interest accrued on your subscription amount will be used to buy additional partnership interests for you.

This offering will continue until the maximum of $50,000,000 is sold. The general partner may terminate this offering at any time.

Subscription Procedure

To purchase partnership interests, you must (i) complete and execute a subscription agreement (Exhibit D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Special Account for the exclusive benefit of the customers of Providence Select Fund, LP," (ii) make representations and warranties in the Subscription Agreement related to your suitability to purchase the partnership interests,
(iii) grant a Power of Attorney to the general partner to take all actions necessary to admit you as a limited partner to the Fund, (iv) and pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000. Units will be charged a 4% continuing service fee.

And you must also have the minimum net worth and income provided in the State of your residence, if it is listed, at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $250,000, or (ii) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, both exclusive of your home, home furnishings and automobiles.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the partnership interests is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You may benefit from an investment in the Fund if you want to diversify your portfolio from traditional stock, bond and real estate investments and if you have money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. The purchase of Fund partnership interests presents the opportunity to invest in futures markets which are typically not represented in most investors' portfolios and which, through long or short positions, offer the opportunity to profit from rising or falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of the trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. We also trade options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 6.

Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by registered commodity trading advisors. This trading is highly leveraged and takes place in very volatile markets.
You could lose all or a substantial amount of your investment in the Fund.

The Fund has limited operating and performance history to serve as the basis for evaluating an investment in the Fund. However, the track record of the commodity trading advisor discloses the trading program to be used for this Fund that gives an indication of future results; however, past results are no guarantee of future results. In addition, the general partner may invest the offering proceeds in a different program run by a separate advisor without prior notification to the partners.

This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment. To return an initial investment at the current (as of January 31, 2009) net asset
value per partnership interest of $785.87   after the first year of operation,
we must earn a profit of 28.45%, or $223.61 per partnership interest based on our current net asset value during the subsequent twelve months , and we must earn a profit of 12.38% should we sell the maximum during the next twelve months and our net asset value be $50,000,000. To return an initial investment of $785.87 during the first year of operation, we must earn a profit of at most 30.04% at our current net asset value and 14.25% should we sell the maximum.

Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure. The redemption price will be the net asset value of the partnership interests you hold at the end of the month in which you provide the general partner with no fewer than ten days prior written notice of your request to redeem.

Although you will not receive distributions, you must pay Federal and State income taxes on your share of the profits, if any, earned by this partnership for the year in which they are earned.

The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically (i) the general partner's fees and principal selling agent's continuing service fees have not been negotiated at arm's length, (ii) the individual general partner is the sole principal of the corporate general partner and an affiliate of the principal selling agent, and (iii) the general partner, the commodity trading advisor and their principals may preferentially trade for the own accounts or for others.

Commodity trading is highly leveraged. A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

The general partner may at any time and it its sole discretion select and allocate all or a portion of the Fund's assets to commodity trading advisors other than Clarke Capital Management, Inc., and investors in the Fund must rely on the ability of the general partner to select such additional advisors.

The incentive nature of the compensation to be paid to the corporate general partner and the commodity trading advisor may encourage riskier or more speculative positions than would otherwise be assumed.

The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable, and that may not occur.

Charges to the Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.



Entity	Nature of Service	Amount of Compensation

The general partner

(White Oak Financial Services, Inc. and Mr. Michael Pacult)	Manages the Fund;
negotiates and pays trading costs; assumes credit risk of the partnership to
the futures commission merchant	White Oak receives a fixed brokerage
commission of 7% of equity allocated to trading to clear trades and retains the difference between the 7% and the round turn commissions paid to the futures commission merchant. [$1,750] +

The commodity trading advisor

(Clarke Capital Management, Inc.)

Selects and enters trades for the Fund

25% quarterly incentive fee on new net profits it generates.

The futures commission merchant

(MF Global Inc.)

Accepts trades from the advisor, clears the trades; hold the Fund's
trading equity	The corporate general partner pays the futures commission
merchant the per round turn commissions.

The selling agents

(Futures Investment Company, a Financial Industry Regulatory Authority registered broker/dealer, principal selling agent and additional selling agents it appoints)

Solicits and services investment in the Fund

The Fund pays the selling agents either (i) a 4% continuing service fee of the initial investment for the first year of the investment and, beginning the thirteenth month, 1/3% monthly based on the net asset value of the investment for so long as the investment remains in the Fund, or (ii) 1/3% monthly based on the net asset value of the investment for so long as the investment remains in the Fund. [$1,000] +

Lawyers, Accountants and Others

(The Scott Law Firm, P. A. Jordan, Patke & Associates, Ltd., CPA and other
accountants)	Initial and continuing legal, audit and accounting work

$274,716 in offering and organizational expenses were reimbursed by the Fund to the general partner and are being amortized over 24 months until March, 2010. [$4,159, $137] + Annual operating costs of $50,000 in audit and accounting, $14,000 in legal, $17,000 in regulatory, and $14,000 in miscellaneous, such as Blue Sky and printing. [$1,438, $138] +

+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of the current net asset value of $1,651,463 as of January 31, 2009 and the offering maximum of $50,000,000, respectively. "Net assets" or "net asset value" means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Use of Proceeds

After the twelfth month of operation following the commencement of business, on March 4, 2008, the Fund reimbursed the general partner for all offering and organizational expenses incurred prior to the commencement of business, which totaled $274,716, and are being amortized on a straight line basis over 24 months at $11,446 per month. Offering expenses incurred after the commencement of business, if any, are paid by the Fund as incurred, and are included in the annual estimated operating costs of $95,000. Any partner in the Fund during this twenty four month period will be exposed to this per month charge on a pro rata basis. The general partner has applied all of the Fund assets toward trading commodities and cash reserves, including investments in U.S. Treasuries and in cash management funds that invest in only U.S. Treasuries.

Selection of Commodity Trading Advisors and Allocation of Equity

The general partner has selected Clarke Capital Management, Inc. to serve as commodity trading advisor of the Fund. The trading advisor is responsible for making trades, and neither the general partner nor you will have notice or the opportunity to approve the trades made. The advisor trades its Alpha program for the Fund. The program uses multiple non-correlated technical strategies to trade financial and commodity futures contracts. The advisor makes short sales, with unlimited risk of loss, on behalf of the Fund. The general partner, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, P.A., counsel to the general partner, the Fund is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the limited partners, each limited partner must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of ordinary income or loss, and/or capital gain or loss. Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the limited partners. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

You may request the general partner to accept the surrender of your partnership interests for cash through our redemption procedures. The general partner will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims. There is a redemption fee for partners admitted subsequent to the date of this prospectus of 4% during the first three months of investment, 3% the second three months, 2% the third three months, 1% the fourth three months and none for redemptions made in the thirteenth month or thereafter. See, The Limited Partnership Agreement, Redemptions.

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                Diagram of Partnership Structure & Commissions

                  Providence Select Fund, Limited Partnership

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

			Investor (you)
				|
				|
			Principal Selling Agent
			Futures Investment Company*
				|
				|
Limited Partners--------General Partner and---------------------Commodity Trading Advisor
Investors (you)		Commodity Pool Operator			Clarke Capital Management, Inc.
			White Oak Financial Services, Inc.		|
			and Michael P. Pacult				|
				|					|
				|					|
			Futures Commission Merchant---------------------
			MF Global Inc
				|
				|
			Futures Market

Mr. Pacult is a 50% owner of Futures Investment Company, the principal selling agent and is also 100% owner of White Oak Financial Services, Inc.

The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

The corporate general partner of this Fund has limited experience.

The corporate general partner has not previously operated a commodity pool prior to the commencement of business of the Fund or engaged in any other business. However, the individual general partner has been a commodity pool operator for five years and has 27 years experience explaining managed futures and selecting trading advisors for investors.

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.

We must pay our fees, charges and expenses before you will realize a profit. They are (i) fixed brokerage commissions to cover the cost of trades of 7% annually of the equity allocated to trading (ii) a 4% annual continuing service fee, paid as described in Charges to the Partnership, to the selling agents, (iii) yearly operating expenses estimated at $95,000, including charges for legal, accounting, regulatory, printing, telephone, postage, and office supplies, and (iv) extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees of 25% to the commodity trading advisor are accrued monthly but paid on a quarterly basis. The Fund may increase the incentive fee paid to the trading advisor to 27% provided there is no management fee.
Conversely, the Fund may charge a management fee to either the commodity trading advisor or general partner to a total of 6% if the total incentive fees are decreased to 15%. The Fund may be subject to substantial incentive fees in the initial quarters of operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year. See Charges to the Fund.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests with the consent of the
general partner, which will be granted only in limited circumstances.   See
The Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide (i) the redemption amount will be the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received, (ii) you must submit your redemption request in a form acceptable to the general partner no fewer than ten days prior to the withdrawal date (iii) it must be approved by the general partner, and (iv) it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner intends to grant all redemption requests received no fewer than ten days prior to the last business day of the month and will pay those requests within twenty days after the last business day of the month in which the redemption request was received. Intervening circumstances may prevent the redemption of partnership interests before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon the individual general partner, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the general partners to select and monitor the commodity trading advisor selected for the Fund. The individual general partner is also the sole director and officer of the corporate general partner. If he becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

General partner and commodity trading advisor will serve other businesses and may not have adequate time to devote to the Fund.

The individual general partner currently manages other commodity pools and both general partners expect to manage additional pools in the future. Such other pools may also use this pool's general partner to negotiate better terms for clearing and other services. The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts it manages pursuant to a given program, it may vary those methods. Accordingly, there is no guarantee that our trading results will be similar to or better than the trading advisor's other accounts. Our business could be adversely affected by the failure of either the individual general partner, who is also the sole director of the corporate general partner, or the trading advisor to devote sufficient time to the Fund affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure that may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, the individual general partner is also a principal of Futures Investment Company, the principal selling agent. Therefore, the individual general partner will probably not replace Futures Investment Company as the principal selling agent because it may retain a portion of the 4% annual continuing service fee on sales made by associated persons it employs.

In addition, because the principal selling agent is affiliated with the general partner, no independent due diligence of this offering will be conducted in regard to interests it sells. The general partner retains a portion of the 7% fixed annual fee for brokerage commissions and, therefore, is unlikely to resign. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits though you will not receive distributions.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. We do not intend to make distributions, so you must receive a redemption pursuant to our redemption procedures to receive a return of your investment. And, losses after any year-end could require you to pay taxes on any prior year's income from principal. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). A trading advisor may terminate its relationship with the Fund at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the general partner would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees on new net profits they generates.

The general partner may change the commodity trading advisor and its allocation of equity to or among advisors without prior notice to you.

Without prior notice to you, the general partner may change the commodity trading advisor and the amount of equity to trade at any time, for any reason.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way. If you did, you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.

Broad investment guidelines.

We have no policies restricting the manner in which the general partner may allocate the Fund's assets to trading advisors or the manner in which the Fund's trading advisor may invest for the Fund, other than those described in "Summary of the Offering -- Business Objectives", "Trading Management", and "The Commodity Trading Advisor". The General Partner has broad discretion in allocating the Fund's assets to trading advisors and the trading advisor has sole discretion in investing the Fund's assets, including the particular
trading strategies and the amount of leverage to be used.   The Fund's assets
may be less diversified than they would be if allocated differently or managed by other advisors and/or may be invested in instruments that differ significantly from instruments you might select if you were managing your own trading.

Commodity futures trading is speculative and highly risky.

Commodity futures, forward, and option contracts have a high risk of loss and are highly volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices, (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted, (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by the commodity trading advisor may also fail to predict price direction, (iv) it is possible for most of our open positions to be unprofitable at the same time (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position, (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, for which, the general partner is responsible, and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisor.

As a result of leverage, small changes in the price of the Fund's positions may result in major losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 5% and 15% of the value of the contract traded. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 10% of the futures contract price is deposited as margin, a 10% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account. Also, the trading advisor is solely responsible for its trades and will not be limited in the amount of leverage it may employ.

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchant. The general partner does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

It is not always possible to execute a buy or sell order. Such lack of liquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account, for which the general partner is responsible.

Changes in trading equity may adversely affect Fund performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and (iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.
See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor may not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Denomination of Fund Assets at the Futures Commission Merchant in Foreign Currencies

The general partner may change the currency denomination in which the Fund assets are held at the futures commission merchant (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.). Although the assets will be physically held by the merchant selected by the general partner in a United States account, they will be subject to currency rate fluctuations, which may work to the benefit or detriment of fund assets.

Failure of commodity broker or banks could result in loss of assets.

If the futures commission merchant or other entities with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. As of the date of this prospectus, the deposits in our bank accounts will be insured for only $250,000 and payment on insured deposits may be delayed. As of April 1, 2008, the General Partner began to use its best efforts to put Fund equity not used for margin in accounts not maintained by or accessible by the futures commission merchant. This includes U.S. Treasuries held at the U.S. Treasury and investments in cash management funds that invest in only U.S. Treasuries, all held in the name of the Fund.

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the value
of the item traded.   The general partner has the authority to grant the right
to the commodity trading advisor to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the general partner, in its sole judgment, deems appropriate. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a particular foreign currency to be large enough to destroy the creditworthiness or value of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market. In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

Currently, the CTA selected to trade for the Fund does not trade options, neither puts nor calls. However, it reserves the right to do so in the future, and the general partner reserves the right to select additional or replacement CTA's that trade options. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great in the case of selling option premium because selling options exposes the Fund to unlimited risk of loss; however the risk of loss to you is limited to the amount of your investment.

Position Limits May Limit Profitability and Changes Thereof Can Produce Dramatic Price Swings.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others. A material change in the position limits of one or more futures markets could cause a large liquidation of or large addition to positions in such markets, which could cause dramatic price swings.

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

Commodity futures trading is highly competitive. We compete with others who may have greater experience more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of the individual general partner may cause taxation as a corporation.

Any general partner wishing to voluntarily withdraw from the Fund must give 120 days prior written notice to the limited partners. When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the Fund to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met, decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s), our income or loss would not be passed through to you, we would be taxed at corporate rates, all or a portion of any distributions made to you would be taxed to you as dividend income, and the amount of such distributions would not be deductible by us in computing our taxable income. See Federal Income Tax Aspects.

The offering of units has not been subject to independent review.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

You will not have the protections provided by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the Fund, the corporate general partner, the individual general partner and the commodity trading advisor involves only the trade of commodities, none of them is required, nor does any of them intend, to be registered under the Investment Company Act of 1940 or any similar State law. Therefore, you are not protected by any such legislation.

Investment in this Fund may subject you to the inconvenience of an IRS audit.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, may be subject to a separate IRS audit, and required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim without your approval, whether or not it is in your best interest.

The corporate general partner is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the general partner that this partnership, as presently operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The general partner believes that our operations qualify as a trade or business.

The general partner may cause riskier trading by raising the incentive fee to 27% without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the total incentive fee between the trading advisor and the general partner to a maximum of 27% provided the total management fees charged by the commodity trading advisor and general partner are 0%. If this occurs, the trading advisor may engage in riskier trades, with the encouragement of the general partner, because their fees would be tied exclusively to the performance of the trading program.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this notice of conflicts as a defense against any claim or other proceeding made against the corporate general partner, the individual general partner, the commodity trading advisor, the futures commission merchant, the principal selling agent or any principal or affiliate, agent or employee of any of them.

General partner, the commodity trading advisor, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisor, the futures commission merchant, the selling agents and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if any of them trade for their own account, you will not have access to their trading records. They could take their positions prior to the entry of positions they know will be placed for the partnership, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. These persons include the individual general partner, who is also a principal of Futures Investment Company, the principal selling agent. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as, amendment of the Limited Partnership Agreement, change in our basic investment policy, dissolution of this partnership, or the sale or distribution of our assets. However, neither general partner may vote, directly or indirectly, on the issue of their removal.

Partnership fees may be higher than they would be if they were negotiated.

The fixed annual brokerage commission to the corporate general partner has not been negotiated at arm's length, although they are less than the presumptive fair and reasonable limits provided by the guidelines of the North American Securities Administrators Association. The general partner (i) accepts the credit risk of the Fund to the futures commission merchant, (ii) maintains the day to day contact with the selling agents and the commodity trading advisor,
(iii) reviews the daily positions and margin requirements of the Fund, (iv) pays the futures commission merchant' charges, (v) pays the continuing service fees to the selling agents for communicating with investors and maintaining investment in the partnership.

The individual general partner is the principal of the corporate general partner and a principal and 50% owner of Futures Investment Company, the principal selling agent. He has a conflict of interest because he receives compensation from the fixed brokerage commissions paid to the corporate general partner and the continuing service fee paid to the principal selling agent, Futures Investment Company. From the fixed brokerage commissions paid to the corporate general partner, the general partner must pay round turn brokerage commissions to the futures commission merchant. The corporate general partner will keep any remaining portion of the fixed brokerage commission. The continuing service fee is paid by the partnership to the selling agents for payment, as they determine, to the associated persons who sold partnership interests to the other partners and you. The individual general partner will be paid a portion of the continuing service fee paid to Futures Investment Company, the principal selling agent, for interests it sells.

Individual general partner and spouse may receive continuing compensation for partnership interests they sell.

The individual general partner and his spouse are both 50% owners and registered representative of Futures Investment Company. As such, they may receive a portion of the 4% annual continuing service fee for their work to retain investment in the Fund through service of the partnership interest they sell, if any.

General partner may select trading advisor to capitalize on incentive fee

The corporate general partner receives an incentive fee on new net profits. It may select a trading advisor and accept an inordinately high exposure to risk to attempt to achieve profits to be paid the incentive fee.

Commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives an incentive fee, it might select trades that are too risky for us.

The individual general partner has sole control over the time he will allocate to the management of the Fund.

The individual general partner is responsible for managing this partnership along with three other public and one private commodity pool, and for performing other investor relations services as a principal and associated person of Futures Investment Company.

The individual general partner has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future. He is solely responsible for the allocation of his time to the management of this partnership as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

No Resolution of Conflicts Procedures

The general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, in all dealings affecting this partnership, the general partner has a fiduciary responsibility to all of the Fund's investors to exercise good faith and fairness.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement. You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests of Named Experts and Counsel

The general partner has employed The Scott Law Firm, P.A., a Florida professional corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, except that the law firm has agreed to a sliding scale fixed fee based upon the number of units sold at each closing. The general partner believes no conflict of interest is created by this fee arrangement and that it is in the partners' best interests. The foregoing persons do not have any present or future expectation of interest in the general partner, the selling agent, the commodity trading advisor, or the futures commission merchant.

Management's Discussion and Analysis

The Fund

Providence Select Fund, Limited Partnership is a Delaware limited partnership organized on May 16, 2003, and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. See page 25 for the performance record of the Fund.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its general partners. The Fund does not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which grants full management control to the general partner including, the right to employ independent trading managers called commodity trading advisors. The agreement will terminate at 11:59 p.m. on May 16, 2024, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the Fund may not enter any contract with the general partner or commodity trading advisors that is greater than one year in duration. However, all such contracts may provide for automatic annual renewal and be terminable at anytime without penalty upon sixty days, or less, written notice by the either party to the contract.

The General Partners

The corporate general partner is White Oak Financial Services, Inc., a Delaware corporation incorporated on April 21, 2003. It was registered as a commodity pool operator on May 14, 2003 and maintains its main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual general partner is Michael Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

The individual and corporate general partners and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

The corporate general partner has not previously operated a commodity pool or engaged in any other business. The individual general partner's background and experience can be found on page 22. The past performance of the other funds that the individual general partner manages can be found at pages 26 and 27.

Authority

The individual general partner is the sole shareholder, director, principal and officer of the corporate general partner. Although the signature of either the individual or corporate general partner may bind this partnership, the individual general partner is the sole decision maker for this partnership.
He also is the sole decision maker for three other publicly traded commodity pools and one privately held commodity pool.

The general partner is authorized to take all actions necessary to manage the
affairs of the Fund.   See Article II of the Limited Partnership Agreement,
attached as Exhibit A.

Analysis of Critical Accounting Policies

The Fund's critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the Fund trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as "change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "realized profit/loss" when open positions are closed out; the sum of these amounts constitutes the Fund's trading revenues. Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the partnerships are recorded on an accrual basis. The general partner believes that all relevant accounting assumptions and policies have been considered.

Partnership Books and Records

Our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737. You may access our books and records related to the partnership and your account by visiting the corporate general partner's office at a mutually convenient time and you may have copies made at a reasonable charge per page. The corporate general partner serves as tax partner for the Fund. The CPA firm of Jordan, Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the corporate general partner, and prepares our tax returns and sends the IRS Form K-1s to the partners.

The Commodity Trading Advisor

To conduct trading on our behalf, the general partner has selected an independent commodity trading advisor, Clarke Capital Management, Inc.
Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisors within seven days of such change. Such notice will include a description of your right to redemption.

No change in trading advisors will constitute a material change to the limited partnership agreement or the structure of our operation. All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

Executive Compensation

The corporate general partner, as an independent contractor, is compensated to manage the pool. It receives a portion of the 7% fixed brokerage commissions. Also, as a 50% owner of Futures Investment Company, Mr. Pacult, the individual general partner, may receive a portion of the 4% annual continuing service fee paid to Futures Investment Company for sales made by associated persons it employs.

The Advisory Contracts

The authority granted to the trading advisor is expressed in the advisory contract and power of attorney granted by the Fund to the trading advisor, and the futures commission merchant. See Exhibit F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market.

The advisory contract and power of attorney may be terminated, at any time, upon notice by either the Fund or the trading advisor to the other and to the futures commission merchant.

Business Objective and Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The general partner has allocated substantially all of our net assets to the selected trading advisor to conduct this trading. The trading advisor typically allocates between 10% and 40% of the trading equity assigned to it as a deposit, or margin, to secure the trading positions it selects. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The right to increase the amount of equity utilized for margin is at the discretion of the commodity trading advisor and under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, State and local taxes upon income, if any, earned by this partnership.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial commissions, fees and other costs to do business, or avoid substantial trading losses. See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the next two twelve month periods of operation. All interest income is paid to the Fund. During the periods of the below chart, we assume the value of each unit of partnership interest will remain constant at the current price, as of January 31, 2009, of $785.87, and that the investment commenced the first business day of January, 2009.

                   Expenses Per Unit of Partnership Interest
                For The Next Two 12-Month Periods Of Operations

								1st - 12th Months		13th - 24th Months

						Based Upon Current 	Based Upon Maximum	Based Upon Maximum
						Net Asset Value		Units Sold	 	Units Sold

Actual Units in the Fund and Value (1)		2,101.45 Units
						($1,651,463)

Units to be Sold Pursuant to this Prospectus (1)			63,624 Units 		63,624 Units
									($50,000,000)		($50,000,000)

Selling Price per Unit (2)			$785.87			$ 785.87		$ 785.87

Offering Expenses (3)				65.36			2.16			0.23

Operating Expenses (4)				40.45			4.32			4.32

Continuing Compensation (5)			31.43			31.43			31.43

Trading Advisor's Incentive Fee (6)		33.72			8.89			8.41

Brokerage Commissions and Trading Fees (7)	55.01			55.01			55.01

Interest Income (8)				(2.36)			(2.36)			(2.36)

Trading Income Required to Redeem one Unit at
Initial Value after first twelve month period
and second twelve month period (9)		$    223.61		$    99.45		$    97.04

Income as a % of Selling Price Per Unit with
0% redemption fee after first twelve month
period and second twelve month period (10)	28.45%*			12.38%			12.35%

Redemption in the first twelve months (10):

Redemption during first 3 months:  Income as
a % of Selling Price Per Unit
with 4% redemption fee (11)			11.89%			8.22%			N/A

Redemption during second 3 months:  Income as
a % of Selling Price Per Unit
with 3% redemption fee (12)			17.41%			9.51%			N/A

Redemption during third 3 months:  Income as
a % of Selling Price Per Unit
with 2% redemption fee (13)			24.52%			12.67%			N/A

Redemption during fourth 3 months:  Income as
a % of Selling Price Per Unit
with 1% redemption fee (14)			30.04%			14.25%			N/A

* If the net asset value of the Fund and/or the net asset value per unit substantially increase, the break even percentage will be substantially reduced.

Explanatory Notes:

(1) Your investment will be held in a depository account until you are admitted to the Fund as a limited partner. The partnership has currently registered on Form S-1, filed with the U.S. Securities and Exchange Commission, a maximum of $50,000,000 of partnership interests to be sold. The general partner may register additional partnership interests, from time to time.

(2) You will purchase partnership interests at the partnership's month end net asset value per unit.

(3) After the twelfth month of operation following the commencement of business, on March 4, 2008, the Fund reimbursed the general partner for all offering and organizational expenses incurred prior to the commencement of business, which totaled $274,716, and are being amortized on a straight line basis over 24 months at $11,446 per month through February, 2010. Accordingly, for the second 12 months of an investment, only one month of amortized expenses would be charged.

(4) At the current net asset value, the partnership incurs yearly operating expenses, including ongoing offering expenses, of approximately $50,000 for audit and accounting, $14,000 for legal, $17,000 for regulatory and $14,000 for miscellaneous costs. For the maximum, we have assumed operating expenses of $275,000.

(5) The Fund pays a continuing service fee to the selling agents for the partnership interests sold by them of either (i) 4% of the initial investment the first year and, beginning the thirteenth month, for so long as the investment remains in the Fund, 1/3% monthly based on the net asset value of the investment, or (ii) for so long as the investment remains in the Fund, 1/3% monthly based on the net asset value of the investment.

(6) The trading advisor receives a 25% quarterly incentive fee on new net profits, which means the amount of income earned from trading, less losses, round turn brokerage commissions and fees, and excluding interest income.

(7) Brokerage commissions and trading fees are fixed by the general partner at 7/12% monthly, 7% annually, of our equity allocated to trading. The general partner earns a daily prorated share of these commissions and may withdraw earned commissions during the month.

(8) For purposes of this calculation, we have assumed that 100% of the partnership equity will earn interest at the current cash market interest rate assumption of 0.30% annually.

(9) This computation assumes there will be no claims or other extra-ordinary expenses.

(10) There is a redemption fee of 4% during the first three months of investment, 3% the second three months, 2% the third three months and 1% the fourth three months. There is no redemption fee for redemptions made in the thirteenth month of investment or thereafter. You will be permitted to withdraw your subscriptions for five business days after submission to the general partner for acceptance.

(11) Assumes redemption request is made during the first three months of investment, incurring a 4% redemption fee. Charges and interest have been calculated as of the last day of the third month of investment.

(12) Assumes redemption request is made during the second three months of investment, incurring a 3% redemption fee. Charges and interest have been calculated as of the last day of the sixth month of investment.

(13) Assumes redemption request is made during the third three months of investment, incurring a 2% redemption fee. Charges and interest have been calculated as of the last day of the ninth month of investment.

(14) Assumes redemption request is made during the fourth three months of investment, incurring a 1% redemption fee. Charges and interest have been calculated as of the last day of the twelfth month of investment.

The break-even numbers in the above table are our best estimates only.

Securities Offered

We, Providence Select Fund, Limited Partnership will offer and sell limited partnership interests in this partnership at the month end net asset value per partnership interest of the Fund. See Determination Of The Offering Price.

You, the Investor, will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A. You will not be responsible for our debts in excess of your investment amount, unless (i) we become insolvent and you receive distributions which represent a return on your investment, in which, under certain circumstances, you would have to return to us to pay our debts, or (ii) you acquire any interest in the corporate general partner, or (iii) you manage this partnership. See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the general partner before you will become a partner and will be either rejected within five business days of receipt or accepted on the close of business on the last day of the month in which your subscription was received, (ii) becomes irrevocable and may not be withdrawn after five business days after submission; unless, a longer statutory withdrawal period applies to you, and
(iii) will be deposited and held in a segregated depository account until you are admitted into the Fund.

There cannot be any assurance that additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

This is a continuation of the offering of our partnership interests. We may conduct future offerings after the close of this offering, raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our partnership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion, as well as other expenses. We allocate substantially all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies. All our business is conducted through the general partner.

Description of Intended Operations

The general partner has selected MF Global Inc. as the unaffiliated futures commission merchant. The general partner has deposited its funds to the futures commission merchant to hold as security for the trades selected by the commodity trading advisor. The futures commission merchant has been directed to send the general partner, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made.

The general partner uses its best efforts to monitor the daily value of the Fund, which it provisionally calculates from the daily information provided by the futures commission merchant, and will make such information available to limited partners upon request. However, the accountant calculates the partnership's net asset value per investor unit after the close of business on the last day of each month. If the net asset value per unit falls to less than 50% of the greater of the original $1000 selling price less commissions and other charges, or such higher value earned through trading, then the general partner will (i) immediately suspend all trading, (ii) provide you with immediate notice of the reduction in net unit value, and (iii) give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement. No trading shall commence until after the lapse of such fifteen-day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission and the futures commission merchant, establishes minimum margin requirements for each traded contract. The futures commission merchant will require the margin assigned to each account to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. However, it is possible for an increase in margin applicable to the trades the advisor selects for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware partnership and applicable Federal and State securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms to the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. There are substantial and inherent conflicts of interest in the Fund's structure which are disclosed in the prospectus. The general partner intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

In the event that you form the belief that the general partner has violated its fiduciary duty, you may seek relief individually or on behalf of the partnership under applicable laws, including the partnership laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the general partner. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring partnership class actions in Federal court to enforce your rights and the rights of the other limited partners under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the general partner should the breach of those laws been caused by the general partner. The responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel. The performance of the general partner for the operation of the partnership and its fiduciary duty are governed by the limited partnership agreement attached as Exhibit A.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the Fund itself may claim it is liable, provided that the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and such action or failure to act does not constitute misconduct or a breach of the Federal or State securities laws related to the sale of partnership interests.

Specifically, if the general partner has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a partner or other entity, the Fund will defend, indemnify and hold the general partner harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct by the general partner, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various State administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through an unaffiliated futures commission merchant, MF Global Inc. According to the clearing agreement that governs trades entered, we must indemnify MF Global for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The general partner has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship with the Futures Commission Merchant and the General Partner

The corporate general partner supervises the relationship with the futures commission merchant, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and review of the daily reports.

The general partner has engaged MF Global Inc. to act as the futures commission merchant to open and close the trades selected by the trading advisor for the Fund account.

Fixed Commissions are Competitive

The annual fixed commission that we pay to clear our trades is less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. The general partner has the right to select any substitute or additional selling agents, introducing brokers or futures commission merchants at any time, for any reason. However, the general partner is unlikely to dismiss the current principal selling agent because of its affiliation with the individual general partner.

Either general partner or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the brokerage commissions the general partner charges us.

Relationship with the Commodity Trading Advisor

The Commodity Trading Advisor Will Trade for Other Accounts

The commodity trading advisor trades for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others that differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us. This would present a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the Fund and the trading advisor's other accounts are identical, and the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure of the Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisor, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges to the Fund

As an investor in this partnership, you will pay your pro rata share of the cost of our formation and operation. These charges are described in narrative form and in the chart that follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner and its affiliates will earn in connection with this offering. Some of these charges were not negotiated at arm's length, but rather were determined by the general partner.

Compensation of General Partner

The partnership pays the corporate general partner, White Oak Financial Services, Inc., fixed annual brokerage commissions of 7% of the equity allocated to trading, regardless of where it is held, from which it must pay the futures commission merchant the cost of the trades entered by the commodity trading advisor. The corporate general partner retains the difference, if any, between the fixed brokerage commissions and the clearing costs and fees paid to the futures commission merchant. The general partner earns a daily prorated share of these commissions and may withdraw earned commissions during the month.

Compensation of the Commodity Trading Advisor

Clarke Capital Management, Inc., the commodity trading advisor, has been allocated equity to trade from funds that have been deposited in an account with the futures commission merchant, investments in U.S. Treasuries held at the U.S. Treasury, and investments in cash management funds that invest only in U.S. Treasuries, all held only in the name of the Fund.

The partnership pays the commodity trading advisor an incentive fee equal to 25% of the new net profit it produces. If the Fund has multiple trading advisors, it would be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.

New net profit:

*	is calculated to determine how much a trading advisor has increased our net assets through trading alone

*	is based upon the net value of the equity assigned to the trading advisor to trade

*	is calculated after the payment of brokerage fees and the management fee to the trading advisor

*	is calculated monthly but paid quarterly

*	only occurs when any losses in previous quarters have been offset by new profits regardless of whether:

*	the general partner has changed the trading advisor's compensation, or

*	the Fund and trading advisor have entered a new contract

*	is adjusted to eliminate the effects of:

*	any new subscriptions for partnership interests

*	redemptions by partners

*	any interest income paid to the partnership, and

*	any other income earned on our assets that are not related to trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by the trading advisor based on the new net income, as calculated above.

Qtr		Net Income		CTA (25%)

1		$1,000			$250
2		(200)			0
3		1,000			200
4		600			150

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell partnership interests will require that we apply the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that (i) the total management fees, including that of the general partner and the commodity trading advisors, may not exceed 6% of our net assets, and (ii) incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the general partner has reserved the right to raise the current total incentive fee to a maximum of 27%, provided the total management fees are correspondingly kept at 0%. However, the general partner will notify you of any change in fees within seven business days. This prospectus discloses the maximum management and incentive fees payable by the Fund; however, the general partner intends to charge actual fees in such a manner that are permitted by the guidelines by either lowering the management fee or the incentive fee. If the management fees and incentive fees were charged in a manner not in accordance with these guidelines, we could not offer or sell this partnership's interests to residents of States that apply these guidelines to this offering.

Compensation of Futures Commission Merchant

The Fund pays the corporate general partner annual fixed brokerage commissions of 7% of the pool's net assets, paid at 7/12% monthly, to cover all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees. The general partner is responsible for all payments to the futures commission merchant and retains the difference between the 7% brokerage commission paid to it by the Fund and the payments it makes to the futures commission merchant for trades.

Compensation of Selling Agents

The Fund pays a continuing service fee to the selling agents for the partnership interests sold by them of either (i) 4% of the initial investment the first year and, beginning the thirteenth month, for so long as the investment remains in the Fund, 1/3% monthly based on the net asset value of the investment, or (ii) for so long as the investment remains in the Fund, 1/3% monthly based on the net asset value of the investment.

The recipients of the continuing service fee are responsible for maintaining investment in this partnership. This must be done to spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The Fund pays continuing service fees to the persons responsible for selling the partnership interests to (i) maintain continuous contact with the partners to whom they sold interests in the Fund, (ii) review of the monthly statement to be aware of the Fund results to discuss with the investors, (iii) explain changes in trading advisors and results from operations, (iv) answer questions regarding the Fund, and (v) work to retain investment in the Fund.

The general partner reserves the right to issue additional partnership interests at the close of business each month to reduce the annual continuing service fee per investor.

Miscellaneous Fees to Futures Commission Merchant

The partnership will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to (i) add a general partner management fee, (ii) increase or lower the CTA incentive fee or management fee, (iii) change the futures commission merchant,
(iv) change the commodity trading advisor, (v) add an introducing broker, (vi) have the Fund pay a round turn brokerage commission as opposed to a fixed percentage, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate, excluding pit brokerage fees of the futures commission merchant plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average net assets related to trading activity. Prior to any material change in brokerage commissions, you will be notified and be provided with a right of redemption.

Other Expenses

The partnership must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, based on the current net asset value, the partnership must pay yearly operating costs of approximately $95,000, which includes $50,000 for accounting and audit, $14,000 for legal services, $17,000 for regulatory and $14,000 for miscellaneous costs. The partnership must also pay customary and routine administrative expenses, and other direct expenses.

After the twelfth month of operation following the commencement of business, on March 4, 2008, the partnership reimbursed the general partner for direct expenses, such as (i) the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, and financial statements, (ii) web site promotion used in connection with the solicitation and sale of partnership interests, (iii) audit fees, (iv) delivery charges,
(v) statement preparation and mailing costs, (vi) telephone toll charges, and
(vii) postage. However, the partnership now pays such expenses as incurred, which are included in the annual estimated operating costs of $95,000.

Charges to the Fund

The following table includes all charges to the Fund.

Entity	Form of Compensation	Amount of Compensation

General Partner

(White Oak Financial Services, Inc. and Michael Pacult)	Fixed Brokerage
Commission

White Oak receives 7% of equity allocated to trading annually to clear trades and retains the difference between the 7% and the round turn commissions paid to the futures commission merchant. [$1,750] +

Selling Agents

(Futures Investment Company, a Financial Industry Regulatory Authority registered broker/dealer, principal selling agent and additional selling agents it appoints)

Continuing Service Fee 	The Fund pays the selling
agents either (i) a 4% continuing service fee for the initial investment the first year and, beginning in the 13th month, 1/3% monthly, based on the net asset value of the investment for so long as the investment remains in the Fund, or (ii) 1/3% monthly based on the net asset value of the investment for so long as the investment remains in the Fund. [$1,000] +

Futures Commission Merchant

(MF Global Inc.)

Round-turn commissions 	The corporate general partner pays
the futures commission merchant the round turn brokerage commissions.

Reimbursement of delivery, insurance, storage and any other charges
incidental to trading and paid to third parties	Reimbursement by the Fund of
actual payments to third parties in connection with Fund trading

Commodity Trading Advisor

(Clarke Capital Management, Inc.)
Incentive Fee

25% of the quarterly new net profits it generates

Lawyers, Accountants and Others

(The Scott Law Firm, P. A. Jordan, Patke & Associates, Ltd., CPA and other accountants)

Legal, accounting, audit and other actual expenses necessary to the operation of the Fund, and all claims and other extraordinary expenses of the Fund. Claims and other costs cannot be estimated and will be paid or
reserved as incurred.	$274,716 in offering and organizational expenses were
reimbursed by the Fund to the general partner and are being amortized over 24 months until March, 2010. [$4,159, $137] + Annual operating costs of $50,000 in audit and accounting, $14,000 in legal, $17,000 in regulatory and $14,000 in miscellaneous, such as Blue Sky and printing. [$1,438, $138] +

+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of the current net asset value of $1,651,4633,288,378 as of January 31, 2009 and the offering maximum of $50,000,000, respectively.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the general partner, and have that equity allocated to the trading advisors in a manner that is intended by the general partner to optimize future profit potential.

The individual general partner has over twenty-seven years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

In the opinion of our legal counsel, The Scott Law Firm, P.A., you will not be subject to margin calls and cannot lose more than your original investment amount plus, in the event of bankruptcy, distributed profits made within 90 days, provided the Fund's structure is maintained by the general partner, and no limited partner participates in any phase of our management other than to vote as a limited partner pursuant to the terms of the partnership agreement. See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of partnership interest, trading profits or losses, and expenses. We also prepare a Form K-1 to assist in your tax reporting relating to your investment in this partnership.

Access to the Commodity Trading Advisor

An investment in the Fund provides access to the commodity trading advisor and the portfolio diversification provided by that commodity trading advisor.

Use of Proceeds

After the twelfth month of operation following the commencement of business, on March 4, 2008, the Fund reimbursed the general partner for all offering and organizational expenses incurred prior to the commencement of business, which totaled $274,716, and are being amortized on a straight line basis over 24 months at $11,446 per month. Offering expenses incurred after the commencement of business, if any, are paid by the Fund as incurred, and are included in the annual estimated operating costs of $95,000. Any partner in the Fund during this twenty four month period will be exposed to this per month charge on a pro rata basis.

The general partner has applied all of the Fund assets toward trading futures and toward cash reserves. The management, brokerage commission and continuing service fees identified under Charges to the Fund are paid by the Fund. Incentive fees are paid at the end of each quarter.

The general partner has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchant, used for other investments, and held in bank accounts to pay current obligations and as reserves.

The Fund maintains approximately 64% of its assets in a Treasury Direct Account maintained with the United States Department of the Treasury. It also retains the right to invest in cash management funds that invest in U.S. Treasuries and have high liquidity. Specifically, the Fund may invest in the Capital Preservation Fund managed by American Century Investments, 4500 Main Street, Kansas City, MO 64111. Funds maintained with the Department of Treasury and any cash management funds are in the name of the Fund and not commingled with those of any other entity. The Fund maintains approximately 33% of our net assets in segregation with the futures commission merchant for trading by the trading advisor. Approximately 3% of the previous month's net assets may be retained in our bank accounts to pay expenses and redemptions.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

Approximately 10% to 40% of our assets are normally committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that we will receive 0.30% interest on our deposits.

The futures commission merchant, government agency or commodity exchange could increase margins applicable to us to hold trading positions at any time. And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

Determination of the Offering Price

The general partner initially established the amount of units to be offered at fifty million dollars ($50,000,000) and set the value of each unit of partnership interest for sale at one thousand dollars ($l,000). Since the Fund commenced business on March 2, 2007, it offers partnership interests at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and payment from a future partner. Such future partner will be admitted as a partner on the open of business on the first day of business of the following month.

The General Partner

Identification

Two general partners, White Oak Financial Services, Inc. and Mr. Michael Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The General Partners.

The purpose of a corporate general partner is to provide continuous partnership operations in the unlikely event that the individual general partner is unable to perform. If the individual general partner were unable to also serve as the president of the corporate general partner, its corporate duties as general partner would continue to operate pursuant to its By-Laws, and another individual general partner would be selected pursuant to the Limited Partnership Agreement.

Financial statements for the corporate general partner for the period ended December 31, 2007, 2006 and 2005 are included in this prospectus. The individual general partner's net worth of 3.7 million dollars consists primarily of real estate that is not readily marketable. However, it is sufficient to maintain compliance with the North American Securities Administrators Association guidelines for commodity pools. This will allow the partnership interests to be sold in States that apply those guidelines. For so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the general partner to maintain a minimum net worth, and for so long as there remains a partner from such state that has not redeemed all its partnership interests, a general partner will meet the sponsor net worth requirements of the North American Securities Administrators Association guidelines for commodity pools. Also, see Experts.

You will not acquire or otherwise have any interest in the corporate general partner, or any entity other than Providence, by purchasing the partnership interests offered by this prospectus.

The Individual General Partner

Mr. Pacult, age 64, is the individual general partner and the sole shareholder, director, principal, and officer of the corporate general partner. He is also a principal, officer, director and 50% shareholder of Futures Investment Company, the principal selling agent.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his spouse, as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, he has been a director and president of Futures Investment Company. It serves as the principal selling agent of partnership interests and has been a registered introducing broker since February 3, 1987.

In addition to the partnership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Mr. Pacult's affiliations with other commodity pools and commodity pool operators are under Performance of Other Partnerships Managed by the General
Partner on page 25.   His duties with respect to those entities are to make
all of the decisions and supervise all of the actions they take.

Mr. Pacult's business background for the past five years is as follows:

Employed		Registered	Registered
From	To		As Principal	As Associated Person	Employer Name & Address	/ Position Held and Type of Business

1983	Present		02/3/87		2/3/87			Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737
								President, Director and 50% Owner of Broker-Dealer/Introducing Broker

9/03	Present		09/10/03	1/07/04			Ashley Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
								President, Director and Owner of Commodity Pool Operator*

8/03	Present		08/21/03	8/21/03			Belmont Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
								President, Director and Owner of Commodity Pool Operator

04/03	Present		05/14/03	5/14/03			White Oak Financial Services, Inc., 5914 N. 300 West, Fremont, IN 46737
								President, Director and Owner of Commodity Pool Operator*

10/04	Present		06/10/05	7/5/05			TriView Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
								President, Director and Owner of Commodity Pool Operator*

05/05	Present		05/16/05	6/1/05			Evergreen Capital Management, Inc., 5914 N. 300 West, Fremont, IN 46737
								President, Director and Owner of Commodity Pool Operator

05/99	Present		N/A		N/A			Tree King, Inc., 5914 N. 300 West, Fremont, IN 46737
								President of Landscaping Business

* Ashley, TriView and White Oak are also registered commodity trading advisors; however, they have not conducted any business in this capacity.

No Ownership in Commodity Trading Advisor and Futures Commission Merchant

Neither the individual general partner, nor any of his affiliates, has any ownership in the commodity trading advisor or the futures commission merchant. Mr. Pacult's spouse will have no ownership or role in the management of the Fund or the corporate general partner.

Ownership in the Partnership

As of January 31, 2009, the individual general partner does not have an interest in the partnership and the corporate general partner maintains a $31,206.90 interest in the partnership. Neither has any other investment in the partnership. Neither the trading advisor nor any of its principals has any interest in the partnership.

Trading By the General Partner

Either general partner may, from time to time, trade commodity interests for their own accounts. The results and other records of any such trading activities will not be made available to you. Neither general partner will knowingly take positions ahead of identical positions taken by the Fund.

Limited Prior Performance of this Fund and Regulatory Notice

THIS POOL ONLY RECENTLY COMMENCED TRADING AND HAS A LIMITED PERFORMANCE
HISTORY

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation with Commodity Trading Advisor

The trading advisor is not affiliated with either general partner. In its capacity as commodity pool operator, the general partner may consult with the trading advisor with regard to money management and trading strategy issues, but the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection and Allocation of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without notice to you terminate any current or future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

The general partner reserves the right to consult with and offer suggestions to the trading advisor with regard to money management and trading strategy issues.

As the general partner may receive an incentive fee and may engage more than one trading advisor, the following may possibly occur (i) we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall, (ii) the general partner may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss, or (iii) as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance Record of the Fund

The following capsule shows our past performance for the period from inception of trading in March 2, 2007, through January 31, 2009. From inception to June 3, 2008, NuWave Investment Corp. was the sole trading advisor to the Fund. Since then, Clarke Capital Management has traded its Alpha program on behalf of the Fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  Providence Select Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

		2009	2008	2007

January		(3.59)	1.90	N/A
February		5.97	N/A
March		1.16	0.86
April		(10.24)	0.58
May		(8.46)	(0.74)
June		8.91****	2.05
July		(8.56)	(4.21)
August		3.71	(15.62)
September		(6.35)	1.92
October		7.16	2.14
November		2.12	2.05
December		(4.96)	2.34

Year-to-Date	(3.59)	(9.71)	(9.70)

Name of Pool:	Providence Select Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.
Principal Protected:	No
Date of Inception of trading:	March 2, 2007
Aggregate Gross Capital Subscriptions:	$3,888,370
Net Asset Value of the pool:	$1,651,463 on total units outstanding: 2,101.45
Net Asset Value Per Unit:	$785.87
Largest Monthly Draw-Down**:	8-07 / 15.62%
Worst Peak-to-Valley Draw-Down***:	7-07 to 9-08 / 23.70%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** Performance of Clarke Capital Management, Inc., the current trading advisor, commences.


Performance of Other Partnerships Managed by the General Partner

Within the last ten years, the individual general partner of the Fund, Michael Pacult, has managed four other commodity pools, one of which, Strategic Opportunities Fund, LLC, is privately offered and commenced business in July, 2005. Mr. Pacult is the sole principal of Evergreen Capital Management, Inc., the corporate general partner of Strategic Opportunities Fund, LLC. The other three pools are publicly offered: Atlas Futures Fund, LP, Bromwell Financial Fund, LP and TriView Global Fund, LLC. Atlas and Bromwell have commenced trading, however, TriView became effective November 3, 2005 but has not yet commenced trading. The Fund's corporate general partner has not managed any other commodity pools. As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of both Atlas and Bromwell, but is no longer an individual general partner of Bromwell. Mr. Pacult has been the individual managing member and principal of the corporate managing member of TriView since inception. As of January 31, 2009, the total amount of money raised for Atlas and Bromwell was $16,503,684 and the total number of investors in both pools was 217. There are not yet any investors in TriView nor has any money been raised for it. In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable. As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell. Bromwell is currently undergoing reorganization with new terms and a new commodity trading advisor. Atlas, however, has been profitable since inception and its offering is ongoing.

Performance Record of Atlas Futures Fund, Limited Partnership

The individual general partner of the Fund serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Clarke Capital Management, Inc. is currently the sole trading advisor for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including a quarterly incentive fee of 25% to Clarke on its new net profits; and, a monthly brokerage commission of 11/12%, or 11% annually, to its corporate general partner and introducing broker.

The following capsule shows the past performance of Atlas Futures Fund, LP for the period from the year 2003 through January 31, 2009. You will receive no interest in Atlas Futures Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Atlas Futures Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2009 (Jan)	2008	2007	2006	2005	2004
-3.00		29.46	19.65	3.94	22.91	56.04

Name of Pool:	Atlas Futures Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.
Principal Protected:	No
Date of Inception of trading:	October 4, 1999
Aggregate Gross Capital Subscriptions:	$13,978,622
Net Asset Value of the pool:	$21,931,885 on total units outstanding: 5,242.86
Net Asset Value Per Unit:	$5,242.86
Largest Monthly Draw-Down**:	2-06/9.11%
Worst Peak-to-Valley Draw-Down***:	6-03 to 11-03/17.50%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Bromwell Financial Fund, Limited Partnership

The individual general partner of the Fund serves as the principal of a corporate general partner, Belmont Capital Management, Inc., which manages another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000.

Bromwell paid various expenses in relation its operation including (i) a monthly management fee of 1/12%, or 1% annually, to its trading advisor, (ii) a quarterly incentive fee to the trading advisor of 20% on new net profits it generates, (iii) a quarterly incentive fee of 5% to the corporate general partner on all new net profits of the partnership, (iv) a monthly brokerage commission of 1/3%, or 4% annually, to the corporate general partner, (v) a monthly continuing service fee to the selling agents of 1/3%, or 4% annually, adjusted month to month to reflect profit and loss, for so long as the investment remains in the partnership.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the period from the year 2004 through January 12, 2005, which is the date the Fund suspended trading. You will receive no interest in Bromwell Financial Fund or any other entity except Providence by your purchase of partnership interests in Providence Select Fund offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Bromwell Financial Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2005 (Jan 1 - Jan 12)	2004
(14.54)			(9.37)

Name of Pool:	Bromwell Financial Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisors:	Fall River Capital, LLC
Principal Protected:	No
Date of Inception of trading:	July 3, 2000
Aggregate Gross Capital Subscriptions: 	$2,525,062
Net Asset Value of the pool:	$1,135 on total units outstanding: 2.57
Net Asset Value Per Unit:	$441.64
Largest Monthly Draw-Down**:	1-05/14.54%
Worst Peak-to-Valley Draw-Down***:	3-04 to 1-05/28.45%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Commodity Trading Advisor

Clarke Capital Management, Inc.

Clarke Capital Management, Inc. ("CCM") was incorporated in September 1993 in Illinois for the purpose of acting as a commodity trading advisor. It became a member of the National Futures Association and was registered as a commodity trading advisor with the Commodity Futures Trading Commission on October 25, 1993. It became registered as a commodity pool operator on October 4, 2004, though it subsequently withdrew its commodity pool operator registration on October 24, 2007. The business office and telephone numbers are 116 W. Second Street, Hinsdale, Illinois 60521, (630) 323-5913 Fax: (630) 323-5919,
operations@clarkecap.com, www.clarkecapital.com.

Business Background

The business background of CCM and its principals for at least five (5) years is as follows:

Michael Clarke is president and owner of CCM, and has been a registered principal and associated person of CCM since October 25, 1993. Mr. Clarke's employment history is the following: The period 2/83 through 2/85 was spent as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke as an independent contractor traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke as an independent contractor traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to December 9, 1993, Mr. Clarke was self-employed, developing methods to trade futures and other commodity interests and trading various personal accounts.

James Andersen is currently Vice President of CCM with the primary responsibility for its operations. Mr. Andersen has been an associated person of CCM since August 25, 2003 and has been a registered principal since January 24, 2007. Mr. Andersen has had an extensive career in commodities and options beginning in the early 1990's. From November 1991 to January 2001, Mr. Andersen was employed by Nesbitt-Burns bank, more specifically, a Chicago-based branch group of options market makers on the CBOT floor. Mr. Andersen performed various clerical-type duties in addition to being an options market maker during this period. His experience includes the development of specialized option market-maker software, back-office procedures, and was involved in futures organizational operations for the firm. From January 2001 to October 2002, Mr. Andersen traded bond futures and options (for his own account) on his own behalf. From October 2002 to present, he has been employed by CCM as Director of Operations before being named VP. He also has extensive prior experience in sales and fund raising. Mr. Andersen holds a Series III Commodities Broker's license and has served on the Board of Directors of C-Line Products, Inc. (a polyurethane manufacture) since 1999.

David G. Wesolowicz has served as Chief Financial Officer and Chief Compliance Officer for CCM since August, 2004. Mr. Wesolowicz has been an associated person of CCM since September 3, 2004 and a registered principal since January 24, 2007. He graduated cum laude from Michigan State University in August, 1976 with a bachelor's degree in Accounting and became a Certified Public Accountant in November, 1976. He was employed as a CPA from September, 1976 to April, 1981 for Coopers & Lybrand (n/k/a PriceWaterhouseCoopers) and Beatrice Foods. From April, 1981 to January, 1990, he traded both options and futures for his own account as a member of the Chicago Board Options Exchange and the Chicago Board of Trade and was a member of several exchange committees. From January, 1990 to May, 1990, Mr. Wesolowicz was involved in self-directed research of financial markets. From May, 1990 to August, 2004, Mr. Wesolowicz was president of DDJ Brokerage Corporation Inc. D/B/A Essex Trading Group, Ltd. and its affiliate, Essex Trading Company, Ltd., a leader in the research and development of trading systems and techniques. Essex Trading Company, Ltd. was a registered commodity trading advisor from October 8, 1985 to December 3, 2003 and Mr. Wesolowicz was an associated person and listed principal of it from June 12, 1990 to December 3, 2003. DDJ Brokerage Corporation was a registered commodity trading advisor from November 25, 1992 until February 20, 2004 and registered as an introducing broker from November 7, 1989 to December 30, 1992 and from April 19, 1996 to February 7, 1999. Mr. Wesolowicz was an associated person and listed principal of DDJ Brokerage Corporation from June 1, 1990 until February 20, 2004.

Any one or any combination of the three principals may direct the trades CCM enters on behalf of the Fund. There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or any of its principals. The past performance of the CTA and its principals begins on page 31 of this prospectus.

Trading Program Description

The Fund may trade any and all regulated commodity interests. The Alpha Program that will be traded by Clarke on behalf of the Fund trades approximately 40 futures markets globally, including but not limited to the financials, metals, currencies, softs, meats, grains, and energy sectors. At its discretion, Clarke may change the percentage allocation to each sector and change the individual markets traded.

The following description of the general nature of Clarke's trading methods is taken directly from Clarke's disclosure document. Neither the Fund nor the General Partner has independently verified the following description and the opinions expressed therein are solely those of the Advisor:

The exact nature of Clarke's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the programs traded by Clarke differ in certain respects, they share a number of common elements. Under all programs, Clarke's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. Clarke has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all Clarke programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. Clarke employs techniques that utilize a number of trading models acting independently. Each model generates it own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. Clarke reserves the right to make adjustments in the exact entry or exit price a model uses for any program or pool, or to delay entry or exit on any order, in order to attempt to reduce the impact of slippage from large block orders being executed at the same or similar prices. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program.

In addition to all the markets followed for client accounts in all of its programs, Clarke follows several additional markets which consist of illiquid domestic and foreign markets and markets otherwise deemed unsuitable for client programs. The principal of Clarke currently trades several personal accounts. These accounts are traded under the same programs offered to clients. Although currently not the case, Clarke or its principals may trade other models or commodities than those offered to clients in order to test the viability of incorporating them into programs for clients or for other reasons.

Analysis and research into improved trading systems and strategies is an ongoing process at Clarke. It may be determined that modifications to one or more of the trading models would improve its performance or the performance of one of the programs as a whole. Additionally, new models may be added or existing ones removed from any of the programs. Clarke may also decide to add or remove one or more commodities eligible for trading for a program or model. Because Clarke's methods are proprietary and confidential, managed account clients will not be informed with respect to such changes in Clarke's trading methods.

At Clarke risk management is given high priority. If possible within existing market conditions, Clarke's trading systems perform under the constraints of its risk management system. For all programs this system estimates the amount of risk in each market, group of related markets, and for the overall portfolio.

The risk is calculated daily for each model on all open positions. Each open position has an adverse reaction point at which Clarke exits the position immediately or as soon as possible. The distance to this point provides the dollars at risk for each open position. The dollars at risk for a market are then summed for each model in a way to determine the net open dollar risk. This is compared to the Current Account Equity, which is the Base Equity (Any equity the client deposits in the account minus any equity the client has withdrawn from the account plus any notional funds agreed to by the client), plus realized and unrealized profits, interest received, minus commissions and fees. When this risk percentage approaches risk control limits, no new positions or smaller size position are taken. Within a program similar techniques are used to control risk in related markets and in the portfolio as a whole.

All models used by all the programs have an overriding filter to prevent initiating positions when the level of risk in the initiated position would be at an abnormally high level.

Advisor Performance

The following information describes the composite actual performances of all customer accounts managed by Clarke Capital Management, Inc. ("Clarke" or "CCM") for the last 5 years.

The following information, including the narrative, has not been audited and is presented as provided by Clarke to the Fund.

The Advisor currently offers many different programs. The program to be utilized by the Fund (Alpha Program) is presented first on page 31, although it is enumerated "performance capsule #9" in the Clarke disclosure document.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CCM presents the performance of its programs in capsule form. The Worldwide program is presented in Performance Capsule # 1, the Global Basic program in Performance Capsule #2, the Global Magnum program in Performance Capsule #3, the Orion program in capsule #4 and the Millennium program in capsule #5. The performance history of the FXF Plus program is presented in capsule #6. The performance history of the Jupiter program is presented in capsule #7. The performance history of the Omega program is presented in Performance Capsule #8. The performance history of the Alpha Program as used in the Atlas Futures Fund L.P. is presented in capsule #9. The performance history of the MJC Aggressive Multi-Sector Fund L.P. is presented in capsule #10. The Performance history of the Omega Program is presented in capsule #11. The performance of the CCM Performance Funds is presented in Capsules #12 and #13. All information in the performance capsules, unless otherwise indicated, is as of January 31, 2009.

"Liquidation and restart" privileges are available to all Clarke Capital clients. Clients issuing "liquidation and restart" orders are excluded from the calculation of composite monthly performance for that month (with the exception of the Jupiter program in January, 2007. See footnote in the Jupiter Performance Capsule for further details). This is done in order to best reflect the performance of the majority of clients who do not use this feature. All clients in the Alpha and Omega programs, however, do make extensive use of the "liquidate and restart" privilege. The results shown for the Alpha and Omega programs therefore include the effects of "liquidation and restart" orders since to not include them would result in the Alpha and Omega programs having no reportable performance for various months.

The information presented in Performance Capsules 1 through 13 is presented on a pro-forma basis in that the percentage rate of return displayed is calculated using an annual management fee of 1.8% and an incentive fee of 25%. Brokerage fees and all other charges are included in all calculations as actually charged. The performance data in Performance Capsules #6 (FXF-Plus) and #8 (Jupiter) are based solely on those accounts that pay fees. Accounts of Mr. Clarke invested in these funds do not pay fees and are excluded from the presentation.

The following are the fees used in constructing the presentations of all Performance Capsules except for capsule #9:

(1)	1.8% per annum management fee. This is calculated on a monthly basis at a rate of 0.15% of the Gross Ending Equity for the month and deducted quarterly.

(2)	25% trading advisor incentive fee. This is calculated and deducted quarterly as a percentage of the Gross Trading Performance Plus Interest ("GTPPI") minus any Carryforward Loss.

The fees deducted from capsule #9 are 0% management fee and 25% incentive fee.

The results set forth in the following Performance Capsules, beginning on page 31, are not necessarily indicative of the results which may be achieved in the future, due in part to the fact that past performance does not guarantee future results. It should also be noted that the risk assumed for all programs offered by CCM and, consequently, the potential for profit for a particular account, will vary from other accounts at any given time due to, among other factors, the size of the given account, market conditions, and the percentage gained or lost to date in that account. Also, because CCM has modified and will continue to modify its trading methods, the results shown in these tables do not necessarily reflect the precise trading methods that will be used for any account.


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PERFORMANCE CAPSULE # 9

Name of program:	Alpha Program
Commodity trading advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	April 17, 2000
Current number of accounts	3
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$30,500,000
Assets traded pursuant to program (nominal):	$30,500,000

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		-2.05	-7.67	8.17	1.81	-4.02	-5.08
February		26.01	-3.64	-10.14	4.56	11.26
March			-2.08	-0.38	-4.07	17.98	3.09
April			16.28	2.39	15.85	-3.24	-0.90
May			-1.62	-2.17	1.67	7.57	15.08
June			9.42	6.12	-5.11	-4.01	-2.42
July			-7.18	-2.34	-7.60	-2.14	4.15
August			5.26	-0.77	1.39	8.03	7.18
September		-4.96	19.31	11.03	0.67	4.12
October			6.96	4.05	0.23	-2.98	10.75
November		4.52	7.39	-0.52	6.49	7.09
December		-4.66	-0.50	2.27	-1.45	-6.56

Year		-2.05	41.14	41.89	4.04	28.19	56.06

Worst monthly percentage draw-down: 	February 2006 (10.14)%

Worst peak-to-valley draw-down:	January 2006 to March 2006 (13.80)%

Rates of return include periodic liquidations (by all participating clients in the program) that may enhance performance.

Drawdown is defined as losses experienced by the pool over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program. As of June 5, 2008, the Fund uses the Advisor's Alpha program as seen here. The Advisor's performance is not necessarily indicative of the performance of the Fund because operating and other expenses of the Fund would diminish the above stated advisor performance. The foregoing performance results shown represent the historical performance results of the Advisor's program from January 2004 until January 31, 2009 selected to trade on behalf of the Fund. The Fund began trading March, 2007. Those results are shown on page 24.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 1

Name of program:	Worldwide Program
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	January 12, 1996
Current number of accounts:	36
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program:  (actual):	$12,441,083
Assets traded pursuant to program:  (nominal account size):	$18,759,645

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		-4.22	4.88	-0.46	-3.72	-1.83	0.03
February		12.24	-1.77	-1.99	-0.18	6.82
March			5.85	-2.33	3.64	-4.26	4.88
April			-7.57	3.69	18.95	-1.06	-9.11
May			5.42	1.40	2.62	7.40	1.31
June			3.22	3.61	-5.39	0.13	-3.48
July			-12.34	6.48	-6.76	-5.47	0.12
August			3.96	-3.57	-3.03	-1.80	-2.37
September		9.15	30.57	-3.76	-3.32	4.73
October			11.53	0.59	-3.75	-1.48	0.89
November		9.46	2.61	6.56	1.40	6.15
December		7.04	-0.12	-8.05	0.09	-4.29

YEAR		-4.22	62.89	43.77	-7.31	-10.43	4.53

Worst monthly percentage draw-down:	July 2008 (12.34)%

Worst peak-to-valley draw-down:	March 2004-Mar 2007 (26.05)%

Percentage rates of return in this capsule prior to May 2004 are calculated using the Fully Funded Subset Method except for the following periods:
February 1998 through June 1998, May 2003, and May 2003 through July 2003 where the percentage rate of return is calculated using the Nominal Account Size Basis. From May 2004 on, percentage rate of return are calculated using the "Nominal Account Size Basis" method. In the Fully Funded subset method, rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. In both cases the rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 2

Name of program:	Global Basic Program
Commodity Trading Advisor:	Clarke Capital Mgt., Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	February 12, 1996
Current number of accounts:	187
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$20,974,178
Assets traded pursuant to program (nominal account size):	$25,084,601

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		1.11	8.02	1.52	-1.92	-5.17	-9.30
February		12.54	1.18	-0.97	0.66	20.51
March			12.05	-0.66	-7.09	-1.56	2.42
April			-3.46	-2.12	2.67	4.17	1.14
May			-0.71	-0.76	0.36	21.05	6.74
June			-2.37	-1.52	-2.82	4.15	-7.65
July			-1.19	-0.59	-1.59	1.23	-0.93
August			30.08	-0.28	-1.09	0.29	2.36
September		4.26	13.75	-8.95	-0.88	-3.02
October			-0.26	-12.34	-2.86	-0.28	0.61
November		4.02	17.95	17.35	1.62	2.67
December		1.51	19.09	-13.08	-1.88	1.33

YEAR		1.11	79.90	35.54	-20.63	23.49	14.90

Worst monthly percentage draw-down:	December 2006 (13.01)%

Worst peak-to-valley draw-down:	November 2005 to October 2007 (24.77)%

Percentage rates of return in this capsule are calculated using the Fully Funded Subset Method except for the following periods: December 2003 and Apr 2004, where the percentage rate of return is calculated using the "Nominal Account Size Basis" method. Ongoing from May 1, 2004 percentage rates of return are calculated using the "Nominal Account Size Basis" method. In the Fully Funded subset method, rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. In both cases the rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any timeweighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance. Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 3

Name of program:	Global Magnum Program
Commodity Trading Advisor:	Clarke Capital Mgt., Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	August 2, 1997
Current number of accounts (02/07):	127
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$28,329,070
Assets traded pursuant to program (nominal account size):	$35,778,905

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		0.42	5.77	4.66	-6.18	-5.20	-4.99
February		8.46	-0.46	-4.64	5.14	9.40
March			8.43	-1.24	-0.75	1.66	6.86
April			-1.84	-6.06	10.19	0.49	3.20
May			-0.47	-0.33	6.69	13.95	1.40
June			-0.61	-0.94	-4.02	0.52	-7.05
July			0.61	0.52	-3.46	-1.17	-0.80
August			13.99	-0.14	-1.85	-4.59	-0.86
September		1.53	24.46	-6.05	-2.44	-0.07
October			0.00	-11.06	-2.68	-0.21	6.53
November		2.67	7.86	5.84	3.76	0.48
December		1.36	9.50	-7.82	-1.08	-5.20

YEAR		0.42	46.38	25.22	-15.30	9.91	7.75

Worst monthly percentage draw-down:	October 2007 (11.06)%

Worst peak-to-valley draw-down:	June 2005 to June 2007 (23.84)%

Percentage rates of return in this capsule are calculated using the Fully Funded Subset Method except for the following periods: May 1999, April 2000, April 2002 and October 2002, where the percentage rate of return is calculated using the "Nominal Account Size Basis" method. Ongoing from May 1, 2004 percentage rates of return are calculated using the "Nominal Account Size Basis" method. In the Fully Funded subset method, rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. In both cases the rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period. Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 4

Name of program:	Orion Program
Commodity Trading Advisor:	Clarke Capital Mgt., Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	July 23, 1999
Current number of accounts:	22
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$6,068,300
Assets traded pursuant to program (nominal account size):	$6,507,442

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		-1.66	7.01	1.57	0.24	-1.18	-1.64
February		8.48	0.68	-0.87	3.18	3.59
March			8.27	0.73	1.88	-2.32	1.65
April			-0.64	0.60	2.24	-1.15	-2.40
May			-1.93	1.06	-1.11	2.08	3.46
June			3.53	0.57	-5.74	1.18	-2.59
July			-2.85	-0.40	-1.48	2.47	-0.38
August			3.58	-1.29	4.19	1.72	-0.93
September		-0.41	8.89	3.25	-1.80	-1.44
October			2.50	0.67	1.20	1.02	0.77
November		6.08	0.79	1.77	2.83	2.25
December		5.18	6.47	-2.48	-0.96	-5.93

YEAR		-1.66	45.31	21.81	2.71	7.09	-3.94

Worst monthly percentage draw-down:	December, 2004 (5.93)%

Worst peak-to-valley draw-down:	May, 2004 to April, 2005 (9.58)%

Percentage rates of return in this capsule are calculated using the Fully Funded Subset Method except for the following periods: July 2000 and July 2001 through December 2003, where the percentage rate of return is calculated using "Nominal Account Size Basis" method. Ongoing from May 1, 2004 percentage rates of return are calculated using the "Nominal Account Size Basis" method. In the Fully Funded subset method, rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. In both cases the rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 5

Name of program:	Millennium Program
Commodity trading advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	January 25, 1998
Current number of accounts:	42
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$45,003,138
Assets traded pursuant to program (nominal account size):	$77,705,490

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		-5.18	5.94	2.45	-3.71	-6.53	-4.74
February		27.36	-8.62	-3.54	-4.64	6.96
March			12.76	-3.14	0.64	3.24	1.96
April			6.76	-0.78	20.25	-1.83	-7.36
May			11.93	-2.96	2.15	10.75	8.06
June			-0.81	3.94	-3.62	0.32	-7.55
July			-16.44	1.42	-10.47	-10.71	6.80
August			3.90	-7.16	-2.38	12.22	-8.91
September		5.01	19.36	8.92	-13.50	11.60
October			10.80	7.95	-1.37	-4.02	1.97
November		4.96	2.97	4.41	5.76	9.39
December		2.22	1.28	1.04	-2.02	-5.11

YEAR		-5.18	95.42	14.81	9.69	-13.49	10.49

Worst monthly percentage draw-down:	July 2008 (16.44)%

Worst peak-to-valley draw-down:	Nov 2004 to Feb 2006 (23.75)%

Percentage rate of return in this capsule is calculated using the Fully Funded Subset Method through April 2004. Ongoing from May 1, 2004, percentage rates of return are calculated using the "Nominal Account Size Basis" method. In this method the rates of return are based solely on those accounts which at its inception contain an amount of actual funds equal to its Nominal Account Size. The rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period. Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 6

Name of program:	FXF-Plus Program
Commodity Trading Advisor:	Clarke Capital Mgt., Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	May 13, 2004
Current number of accounts:	9
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$7,659,273
Assets traded pursuant to program (nominal account size):	$9,780,737

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005	2004

January		-8.09	12.65	5.96	-2.08	-12.35
February		2.00	-7.00	-2.13	2.57
March			13.38	-2.68	3.78	-2.10
April			-19.15	7.89	6.72	4.08
May			-4.47	6.76	-1.55	10.18	-10.32
June			3.72	0.13	-6.47	12.80	-5.44
July			-13.64	-9.69	-6.74	-1.60	-15.98
August			9.49	-0.71	4.24	-5.14	3.91
September		-0.02	11.27	-0.62	15.98	-0.48
October			26.30	8.67	3.64	-8.76	3.99
November		13.24	-5.33	5.71	7.40	33.10
December		13.34	-8.11	-7.34	6.23	1.56

YEAR		-8.09	59.95	4.32	-4.14	28.30	3.57

Worst monthly percentage draw-down:	April 2008 (19.15)%

Worst peak-to-valley draw-down:	March 2008 to July 2008 (30.81)%

Percentage rates of return in this capsule are calculated using the "Nominal Account Size Basis" method. The rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 7

Name of program:	Jupiter Program
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	May 1, 2005
Current number of accounts:	3
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$10,326,826
Assets traded pursuant to program (nominal account size):	$16,687,099

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007	2006	2005

January		-3.77	8.24	8.98	-2.43
February		16.32	-2.88	-4.89
March			5.90	-1.98	0.91
April			-4.03	5.75	11.38
May			7.67	4.65	0.89	8.08
June			2.12	-3.07	-6.85	5.33
July			-14.44	-0.66	-10.59	-3.09
August			2.90	-5.12	-0.16	5.37
September		5.53	13.57	4.74	3.70
October			22.09	12.58	5.43	-6.11
November		6.98	-4.81	4.70	10.75
December		5.44	0.61	0.04	-1.25

YEAR		-3.77	80.00	28.46	1.21	23.78

Worst monthly percentage draw-down:	July 2008 (14.44)%

Worst peak-to-valley draw-down:	May 2006 - August 2006 (16.85)%

Percentage rates of return in this capsule are calculated using the "Nominal Account Size Basis" method. The rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Accounts closed since inception, include those accounts that switched to other programs of CCM.

Liquidation and Restart reporting practices - "Liquidation and restart" privileges are available to all Clarke Capital clients. Clients issuing "liquidation and restart" orders have historically been excluded from the calculation of composite monthly performance for that month in Clarke Capital programs. This is done in order to best reflect the performance of the majority of clients who do not use this feature. However, from time to time, the Jupiter program may have any or all client(s) issue a liquidation and restart order. The results shown for the Jupiter program for these months therefore include the effects of "liquidation and restart" order since to not include them may result in the Jupiter program having no reportable performance for those months.


A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE CAPSULE # 8

Name of program:	Omega Program
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	January 2, 2007
Current number of accounts:	6
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$4,905,731
Assets traded pursuant to program
(nominal account size):	$4,905,731

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2009	2008	2007

January		-2.36	-7.46	-7.33*
February		40.25	-3.58
March			-6.38	-0.82
April			22.05	2.29
May			-1.20	0.64
June			7.00	3.97
July			-13.36	-2.19
August			4.96	-1.62
September		-2.05	-0.06
October			13.25	8.84
November		2.81	5.44
December		-3.10	-1.00

YEAR		-2.36	57.55	3.63

Worst monthly percentage draw-down:	July 2008 (13.36)

Worst peak-to-valley draw-down:	June 2008 to July 2008 (13.36)%

Rates of return include periodic liquidations (by all participating clients in the program) that may enhance performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

*The Omega program began trading in January, 2007. The Omega program's trading models and the markets traded are the same as the Alpha program's (see Capsule
11) trading models and markets traded. However, the sole difference between the two programs is that the discretionary "liquidate and restart" decisions in the Omega program are made solely by CCM, whereas the "liquidate and restart" decisions in the Alpha program are made in consultation with the Alpha program's sole client. The Omega program (4 units or $900,000 minimum account size) is available as a managed account, whereas the Alpha program is offered as part of a Fund with a lower minimum account size.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 10



Name of pool:	MJC Aggressive Multi-Sector Fund, L.P.
Type of pool:	Privately offered to accredited investors
Commodity trading advisor:	Clarke Capital Management, Inc.
Inception of trading:	July 1995
Current net asset value:	$25,400,000
Worst monthly percentage draw-down:	July 2008 (18.36)%
Worst peak-to-valley draw-down:	November, 2004 to August, 2006 (23.84)%

MONTH

Percentage rate of return
(Compounded on a monthly basis)

		2009	2008	2007	2006	2005	2004

January		-4.70	11.20	4.07	-1.56	-4.70	-5.40
February		33.14	-9.65	-2.22	-5.60	10.10
March			6.53	-3.85	0.17	0.30	0.40
April			6.45	1.10	9.52	-0.80	-4.70
May			10.84	-2.36	2.76	7.60	6.20
June			-0.39	5.89	-4.74	1.10	-6.70
July			-18.36	2.30	-12.0	-6.50	7.80
August			2.58	-8.86	-2.52	5.80	-8.50
September		8.42	19.87	8.80	-7.90	8.50
October			13.52	11.66	-0.44	-1.90	1.80
November		4.49	1.73	4.64	3.40	8.00
December		2.52	2.07	1.46	-1.20	-3.40

YEAR		-4.70	104.67	22.46	1.97	-11.09	12.24

Percentage rate of return in this capsule is calculated using only those accounts which are paying fees. The General Partner and the Mr. Clarke both have accounts in this fund, and do not pay fees.

Drawdown is defined as losses experienced by the pool over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 11

(CLOSED)

Name of program:	Energy Only Program
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began managing client accounts:	December 9, 1993
Date CTA began trading this program:	April 6, 2005
Current number of accounts:	0
Assets under management  (actual):	$193,907,598
Assets under management  (nominal account size):	$253,409,651
Assets traded pursuant to program (actual):	$0
Assets traded pursuant to program (nominal account size):	$0

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2006	2005
January		-0.62
February	-3.94
March		-4.44
April		-3.33
May		-1.22
June		-5.36
July		-3.70
August		30.06
September		0.93
October			-3.05
November		2.85
December		-5.66

YEAR		-8.84	7.48

Worst monthly percentage draw-down:	December 2005 (5.66)%

Worst peak-to-valley draw-down:	Sep 05- Mar 06 (14.26)%

Percentage rates of return in this capsule are calculated using the "Nominal Account Size Basis" method. The rate is calculated for any period by dividing the Net Performance for the period by the Beginning Equity plus any time-weighted additions minus any time-weighted withdrawals made during the period.

Percentage rate of return and all other presentations in this capsule have been adjusted and are presented on a pro-forma basis in that all incentive and management fees as described for this Program in this document have been included in these calculations, i.e. rates of return and other presentations have been calculated after all fees have been subtracted from Gross Trading Performance.

Drawdown is defined as losses experienced by an account over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Accounts closed since inception, include those accounts that switched to other programs of CCM.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE CAPSULE # 12

(CLOSED)

Name of program:	CCM Performance Fund - Millennium
Type of pool:	Privately offered to accredited investors
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began trading this program:	May, 2005
Aggregate gross capital subscriptions:	$2,475,000
Assets traded pursuant to program (actual):	$0
Worst monthly percentage draw-down: 	July, 2006 (-10.64%)
Worst peak-to-valley draw-down:	May, 2006 to July, 2006 (-13.76%)

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2006	2005

January		-1.56
February	-1.94
March		0.67
April		9.63
May		2.79	2.67
June		-3.48	-0.27
July		-10.64	-3.60
August			4.97
September		-5.73
October			-1.70
November		2.92
December		-1.30

YEAR		-5.56	-2.38

Drawdown is defined as losses experienced by the pool over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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PERFORMANCE CAPSULE # 13

(CLOSED)

Name of program:	CCM Performance Fund - Millennium Aggressive
Type of pool:	Privately offered to accredited investors
Commodity Trading Advisor:	Clarke Capital Management, Inc.
Date CTA began trading this program:	 May, 2005
Assets traded pursuant to program (actual):	$0
Aggregate gross capital subscriptions:	$3,200,000
Worst monthly percentage draw-down:	July, 2006 (-17.22%)
Worst peak-to-valley draw-down:	May, 2006 to August, 2006 (-25.29%)

MONTH

Percentage rate of return
(Compounded on a Monthly basis)

		2006	2005

January		-2.77
February	-2.72
March		0.79
April		15.50
May		3.81	4.65
June		-6.28	-0.84
July		-17.22	-4.97
August		-3.76	8.55
September	12.76	-8.54
October			-2.69
November		4.41
December		-2.31

YEAR		-3.77	-2.74



Drawdown is defined as losses experienced by the pool over a specified period.

Peak-to-Valley drawdown is defined as a decline in month-end net asset value due to losses during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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The Futures Commission Merchant

The general partner has selected an unaffiliated futures commission merchant, MF Global Inc ("MFG") to hold, supervise and control approximately 33% of our equity, that which is used for trading by the commodity trading advisor. MFG, formerly known as Man Financial Inc ("MFI"), is a registered futures commission merchant and commodity pool operator pursuant to the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacities. The change of name was effected on July 19, 2007. MFG is a member of all major U.S. futures exchanges. MFG's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MFG's telephone number at such location is (212) 589-6200. As required by law, the general partner will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, MFG is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MFG or its principals within the five years preceding the date of this Memorandum that MFI would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission, except as follows:

In May, 2006, MFI was sued by the Receiver for Philadelphia Alternate Asset Fund ("PAAF") and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the "Litigation"). In December, 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MFI agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, MFI settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MFI and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, MFI agreed to pay a civil monetary penalty of $2 million and accepted a cease and desist order. MFI has informed the Managing Member, the Trading Advisor and the Selling Agent that the settlements referenced above will not materially affect MFG or its ability to perform as a clearing broker.

On February 20, 2007, MFI also settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons (AP) who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

On March 6, 2008, and thereafter, 5 virtually identical proposed class action securities suits were filed against MFG's parent, MF Global Ltd. ("MF Global"), certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under Sec 11, 12, and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global's initial public offering in July 2007, were materially false and misleading to the extent that representations were made regarding MF Global's risk management policies, procedures and systems. The allegations are based upon MF Global's disclosure of $141.5 million in trading losses incurred in a single day by an AP in his personal trading account, which losses MFG was responsible to pay as an exchange clearing member.

In connection with the incident involving the trading losses referenced above, the CFTC issued a formal order of investigation naming MFG and the AP. The CFTC, in coordination with the Chicago Mercantile Exchange ("CME"), has been collecting documentation and taking depositions of MFG employees. This investigation is ongoing and it is not yet certain what actions the CFTC and/or the CME might take. MF Global has established an accrual of $10.0 million to cover potential CFTC civil monetary penalties in this matter and the two CFTC matters referred to below. This is MF Global's best estimate at this time and there is no assurance that the $10.0 million accrual will be sufficient for these purposes or that the CFTC will not require remedial measures. No accrual has been made for the CME matter.

In May 2007, MFG and two of its employees received what is commonly referred to as a "Wells notice" from the staff of the Division of Enforcement of the CFTC. The notice relates to two trades MFG executed in 2004 for a customer and reported to NYMEX. The notice indicates that the Division of Enforcement is considering recommending to the CFTC that a civil proceeding be commenced against MFG and the two employees, in which the CFTC would assert that MFG and the two employees violated Section 9(a)(4) of the Commodity Exchange Act, which generally prohibits any person from willfully making any false, fictitious, or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any false, fictitious, or fraudulent statement to a board of trade. The Division of Enforcement staff contends that MFG and the individuals presented or participated in the submission of information to NYMEX that falsely represented the dates on which the trades in question occurred. MFG and the individuals dispute these contentions. It is not yet certain what action the CFTC will take, but see the reference to a $10.0 million accrual above.

Additionally, MF Global is currently cooperating in an investigation conducted by a New York County Grand Jury in conjunction with the U.S. Attorney's Office in the Southern District of New York, with which the CFTC and the SEC are also involved. The investigation centers around trading by a market making energy trader at Bank of Montreal (BMO) who allegedly mismarked his book. An MFG broker did business with the BMO trader, and used bid and offer prices for forward OTC trades the BMO trader sent to him as a basis for prices which the MFG broker disseminated to MFG's customers, including BMO, as price indications that reflected a consensus. MFG has been told that neither MFG nor the broker is a target of the Grand Jury investigation. In connection with this investigation, MFG has been served by the CFTC with a Wells notice in anticipation of civil charges against the broker under the anti-fraud provisions of CFTC Regulation 33.10 and MFG with derivative liability for the broker's actions. It is not yet certain what action the CFTC may take against MFG or the broker, but see the reference to a $10.0 million accrual above.

The Fund is not aware of any threatened or potential claims or legal proceedings to which the Fund is a party or to which any of its assets are subject. The Fund has no involvement in the claims against the futures commission merchant described above. The futures commission merchant has assured the Fund that none of the above events will interfere with its ability to perform its duties on behalf of the Fund.

The futures commission merchant acts only as a clearing broker for the Fund and, as such, is paid commissions for executing and clearing trades. It has not passed upon the adequacy or accuracy of this prospectus. The futures commission merchant will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the Fund. Therefore, prospective investors should not rely on the futures commission merchant's agreements to clear trades for the Fund or for any other reason related to it in deciding whether or not to purchase interests in the Fund.

Federal Income Tax Aspects

Scope of Tax Presentation

This presentation is based on:

*	the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect as of the effective date of this prospectus and

*	the express intent of the general partner to:

*	operate the Fund as authorized and limited by the limited partnership agreement, and

*	cause us to invest only our equity capital and not to borrow money to operate the Fund, and

*	the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If the IRS audits us or you, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, P.A. that summarizes the material Federal income tax consequences to individual investors in the partnership.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Said opinion is based and conditioned upon factual representations made by the general partner on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion as To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon (i) any matter that concerns the tax consequences to any specific partner of investment in the Fund based on that partner's tax circumstances, (ii) any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or
(iii) any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the general partner.

Partnership Tax Status

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a partnership is to be taxed as a partnership and not as a corporation. A partnership must have two or more of the following characteristics: (i) decentralized management, (ii) unlimited liability of the partners, (iii) limited transferability of partnership interests, and (iv) limited continuation of existence.

The limited partnership agreement obligates the general partner to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation, (i) we would pay taxes at the corporate rates upon our income and gains, (ii) items of deduction and losses would be deductible only by us and not by you, (iii) tax credits would be available only to us and not to you, and (iv) all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the Fund is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities. The general partner intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund and the opinions expressed in this prospectus.

Tax Opinion

The general partner believes, in reliance upon opinion of legal counsel, that this prospectus accurately summarizes all material Federal tax matters related to the Fund. In the opinion of The Scott Law Firm, P.A., tax counsel to the Fund, based upon the facts stated in the certificate of intended operation of the partnership supplied by the general partner, (i) we will be treated as a partnership for Federal income tax purposes, (ii) the allocations of profits and losses made when partners redeem their partnership interests will be upheld for Federal income tax purposes, (iii) based upon our contemplated trading activities, the IRS will consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business will not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code (iv) the profit share will be respected as a distributive share of our income allocable to Providence Select Fund, Limited Partnership; and (v) the contracts we trade, as described in this prospectus, will satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the effective date of this prospectus and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

*	at all times, we will be operated in accordance with the Delaware
Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

*	for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

*	no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

*	the general partner will at all times actively direct the affairs of the
Fund

*	interests in the Fund:

*	will be transferable or redeemed only upon approval of the general partner

*	will not be traded on an established securities market, and

*	will not be readily tradable on a secondary market or the substantial equivalent thereof

*	we will not be registered under the Investment Advisor's Act of 1940;
and

*	over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the general partner on behalf of the Fund.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Fund and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the general partner or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss and Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to
(i) the cost decreased, but not below zero, by your share of any partnership losses and distributions, and (ii) increased by your share of any partnership income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (i) cash distributions from the activity, (ii) deduction of losses from the activity,
(iii) changes in the status of indebtedness from recourse to non-recourse,
(iv) the commencement of a guarantee, or (v) other events that affect your risk of loss. You should consider the at risk provisions in arranging debt financing for purchasing a partnership interest.

Income and Losses from Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, (i) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (ii) partnership gains allocable to you will not be available to offset passive losses from sources outside the Fund, and (iii) partnership losses will not be subject to limitation under the passive loss rules.

Allocation of Profits and Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the Fund equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement that it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation of Futures and Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code. 1256 Contracts are any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option.

A regulated futures contract is a futures contract:

*	if it is traded on or subject to the rules of:

*	a national securities exchange which is registered with the Securities and Exchange Commission,

*	a domestic board of trade designated as a contract market by the
Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

*	which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for trade
among banks and private investors.   The Fund is expected to purchase or sell
these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the Fund from
Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%.
Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature that are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain and Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business for Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income and Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in partnership such as this partnership. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each limited partner at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not a Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner has not registered us as a tax shelter with the IRS.

Taxation of Foreign Partners

An investment in the Fund should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisor to trade foreign currency and other contracts on foreign exchanges or derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign limited partners, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the partnership even if the partnership enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized. The Scott Law Firm, P. A. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of the redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the Fund level in a single partnership proceeding. The Limited Partnership Agreement has appointed the corporate general partner as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the Fund return, unless the partner specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the partner by the Fund. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (i) 10% of the correct tax, or
(ii) $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans and IRA's

The Employee Retirement Income Security Act of 1974 governs:

*	employee benefit plans, such as:

*	a qualified pension, profit-sharing or stock bonus plan, or

*	a qualified health and welfare plan; and

*	individual retirement accounts, commonly called IRAs.

You may not purchase limited partnership interests with the assets of a plan if we, the general partner, the selling agent, the futures commission merchant, or any of their affiliates, agents or employees have investment discretion over such plan, give investment advice with respect to such plan assets, for a fee, or are an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

The Limited Partnership Agreement

This prospectus explains all material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation of the Fund

Our Certificate of Limited Partnership is dated and was filed on May 16, 2003 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, the limited partnership agreement allows successor representatives of such limited partner to redeem their partnership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the general partner.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of partnership interests you hold by the aggregate number of outstanding units of partnership interests.

Management of Partnership Affairs

Only the general partner may manage this partnership. All of the decisions will be in the sole judgment of the general partner without any obligation to provide you with advance notice of the decisions to be made. You will not take part in the business or affairs of the Fund nor will you have any voice in its or the general partner's management or operations.

You and the other limited partners have a right to vote and a majority of those partners who hold outstanding partnership interests must give prior written approval of any material change in either the Limited Partnership Agreement or the Fund structure.

Without the limited partners' approval, the general partner may (i) change the management and incentive fees within the limits described by this prospectus,
(ii) change or add or delete trading advisors, (iii) change or add or delete introducing brokers, (iv) change or add or delete futures commission merchants, (v) change the commissions, (vi) redeem and return a limited partner account, (vii) change the commodity contracts traded, (viii) change the diversification of our assets among the various types of or in the positions held in commodity markets, or (ix) change or add legal counsel, experts, and tax partner to the Fund.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

In its capacity as commodity pool operator, the general partner may consult with the trading advisor with regard to money management and trading strategy issues, but the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a partner or an affiliate with respect to:

*	the offering of partnership interests for sale

*	registration, or

*	initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the Fund. If the general partner makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The general partner has sole discretion to end this or any future offering of partnership interests, register additional partnership interests, and make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. We have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold.

Partnership Accounting, Reports, and Distributions

You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. You will receive a monthly report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month, (iv) the brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, the Fund, under the supervision of the general partner and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the partners in accordance with the relationship of each capital account to all capital accounts. You must include your share of such items in your personal income tax return.

Transfer of Partnership Interests Only With Consent of the General Partner

Once admitted to this partnership and registered on the Fund records as the owner of partnership interests, you may (i) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, (ii) vote on any matters submitted to the limited partners for voting, and (iii) exercise all rights granted to limited partners pursuant to the limited partnership agreement and pursuant to Delaware law.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it
(i) is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will retain less than $5,000 of partnership interests, (ii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or State securities laws, or the Delaware limited partnership laws, or (iii) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (iv) will affect characterizations or treatment of income or loss.

Termination of the Fund

This partnership will terminate (i) at 11:59 p.m. twenty-one years from the date of the Limited Partnership Agreement, (ii) by election of the general partner, with concurrence of a majority vote of the limited partners, to terminate and dissolve this partnership, (iii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the limited partners, by majority vote, elect to carry on the business and a new general partner has been substituted, (iv) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (v) upon any event which makes the continued existence of the Fund unlawful, or (vi) upon a majority vote of the limited partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including (i) amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent, (ii) removal of the general partner and election of a new general partner, (iii) cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the Fund is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner, (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund, (v) dissolution of the Fund, (vi) and change of any of the Fund's basic investment policies or in the structure of the Fund. See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request for a meeting. One or more partners who collectively own 10% or more of the outstanding partnership interests must sign the written request. The general partner then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. For partners admitted in or subsequent to August, 2008, there will be a redemption fee from the time they have been allocated partnerships interests from their subscription proceeds as follows: 4% during the first three months, 3% the second three months, 2% the third three months, 1% the fourth three months and none if redemption is made in the thirteenth month or thereafter. Partners admitted prior to the date of this prospectus will be charged a redemption fee as follows: 3% during the first four months, 2% the second four months, 1% the third four months, and none if redemption is made in the thirteenth month or thereafter. The general partner must receive written request, in form acceptable to it, no fewer than ten days prior to the last day immediately preceding the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month. The redemption price will be the net asset value of the partnership interests on the effective date of redemption, which will be the last day of each month for all redemption requests received and approved for payment by the general partner. The general partner may lower or waive the redemption fee at its discretion. If you wish to withdraw your redemption request, the general partner must receive written notice of such withdrawal request prior to the last business day of the month in which such request was submitted to be considered.

The general partner will pay the redemption requests within twenty days following the effective date; i.e., provided the request was received within ten days from the last day of the month, the effective date is the close of business on the last day of the month. However, you should be aware that the general partner may be unable to timely comply with the request for the sole reason that there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken or because there are contingent claims on partnership assets. Redemption requests will be handled in the order in which they are received, with preference given to requests received from limited partners, as opposed to a general partner or one of its affiliates. If redemption requests received from limited partners exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemption periods as cash becomes available.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of partnership interests.

Plan for Sale of Partnership Interests

No FINRA Limitation on Sales Commissions and Disclosure of Wholesaling Fees

This offering is made in compliance with an exemption to Rule 2810 granted in the discretion of the staff of the Financial Industry Regulatory Authority ("FINRA").

FINRA Rule 2810 includes the continuing service fee as compensation of the offering. In addition, the general partner may pay up to 1.75% of the net asset value of investments made through an additional selling agent for so long as the investment remains in the Fund to persons known as wholesalers who solicit the additional selling agent agreement. The FINRA's Rules also treat this up to 1.75% as compensation attendant to the offering. This up to 1.75%, should the general partner elect to use wholesalers, will be paid entirely
from the brokerage commissions paid by the Fund to the general partner.   The
exemption from Rule 2810 will permit the wholesaling and continuing service fees to be paid for so long as the investment remains in the Fund.

No Sales to Discretionary Accounts

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

The Selling Agent

We are offering and selling the partnership interests through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, whose address is 5914 N. 300 West, P.O. Box C, Fremont, Indiana 46737. It was registered as a fully disclosed broker/dealer registered with the Financial Industry Regulatory Authority on July 24, 1997 and has been appointed the principal selling agent. It may, with the consent of the general partner, also select other broker dealers to sell partnership interests. All partnership interests will be sold on a best efforts basis, which means the selling agents will try, but not guarantee, to sell the partnership interests.

Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the general partner or other persons or entities in competition with us.

The individual general partner and his spouse own Futures Investment Company. They are also registered with the National Futures Association as associated persons and with the Financial Industry Regulatory Authority as registered representatives of Futures Investment Company. In those capacities, they earn commissions and continuing service fees on the partnership interests they sell and service.

Although we are offering a maximum of $50,000,000 in partnership interests pursuant to this registration statement, the Limited Partnership Agreement authorizes the general partner to determine the amount of partnership interests to be sold. If the Fund is to sell any partnership interests in excess of the $50,000,000, such partnership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration.

Depository Account & Offering Price

All subscriptions accepted by the general partner will be placed in a segregated depository account maintained at Star Financial Bank, Angola, IN until the investor is admitted as a limited partner at the end of the month. Interest accrued on your subscription amount will be used to buy additional
partnership interests for you.   No funds, while held in the depository
account, will be available to pay debts or claims of the partnership or the general partner.

If you are investing in the partnership through a custodial account by transferring funds from a managed account at a futures commission merchant, your funds may be invested in the partnership on the admission date without use of the depository account.


The partnership interests are sold at the month end net asset value per partnership interest of the Fund, which is the net asset value of the partnership divided by the number of outstanding partnership interests. This offering will continue until the maximum of $50,000,000 in face amount of partnership interests is sold. The net asset value of the partnership is calculated before the open of the markets on the first business day of each month and limited partners will be admitted and issued partnership interests as of this date and price. Net asset value is calculated and partnership interests are issued on a monthly basis. Net asset value takes into consideration total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). The general partner may terminate this offering at any time.

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that any additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests without notice for any reason.

Subscription Procedure

To purchase partnership interests, you must complete and execute a suitability questionnaire and a subscription agreement (Exhibit D), and deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Special Account for the exclusive benefit of the customers of Providence Select Fund, LP". Your check will then be deposited to the depository account by noon of the second business day following receipt by the selling agent.

Under no circumstances should you make payment in cash, or make any checks payable to the Fund, the general partner, the selling agent, or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may at its sole discretion reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased partnership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or State securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the general partner will admit you as a partner and send you written confirmation to disclose the number of partnership interests purchased within 20 days of the close of business for the month in which you were admitted as a limited partner.

Investor Suitability

See Suitability Standards in Exhibit C and on page ii of this prospectus. The general partner and the sales agent shall make every reasonable effort to determine that the purchase of units of partnership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Exhibit D) signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the general partner and the sales agent shall make every reasonable effort to ascertain that you:

(a)	meet the minimum income and net worth standards established for the
Fund;

(b)	can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)	are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)	have an understanding of:

(i)	the fundamental risks of an investment in the Fund;

(ii)	the risk that you may lose your entire investment;

(iii)	the restrictions on the liquidity and transferability of the units;

(iv)	the background and qualification of the general partner and the Fund's commodity trading advisor; and

(v)	the tax consequences of an investment in the Fund.

Records of the information provided by you in the suitability questionnaire and subscription agreement (Exhibit D) will be maintained by or on behalf of the general partner and/or the sales agent for at least six years.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the futures commission merchant and the selling agent including, but not limited to:

(a)	you are of legal age to execute the Subscription Agreement and Power of
Attorney and are legally competent to do so;

(b)	you acknowledge that you have received the prospectus, including the
Limited Partnership Agreement, prior to subscribing for partnership interests;

(c)	all information you have given to the general partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of submission. Also, if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner

(d)	unless (e) or (f) below applies to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e)	the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)	if you are subscribing in a representative capacity:

*	you have full power and authority to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the partnership interests, and

*	such entity has full right and power to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a limited partner pursuant to the Limited Partnership Agreement attached as Exhibit A.

The general partner, the futures commission merchant, and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisors, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them. There is litigation against the futures commission merchant within the past 5 years, which is disclosed beginning on page 44 of this prospectus.

Legal Opinion

The Scott Law Firm, P.A., 36 NW 6th Ave, Suite 409, Miami, FL 33128, wscott@wscottlaw.com, is special securities counsel to advise the partnership and the general partner with respect to the offering of partnership interests, the preparation of this prospectus, the legality of the partnership interests offered, and the classification of the Fund as a partnership for tax purposes.

From time to time, the Firm will also advise the Fund regarding the maintenance of the partnership's tax status, the legality of any subsequent offers, and the legality of any transfers by partners. The general partner may add, delete, and change legal counsel to the Fund at any time for any reason. The general partner has granted the Firm the right to employ other law firms to help in matters that relate to the sale of partnership interests or our operation.

The Firm will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

The general partner has employed financial experts to perform services for the Fund. These experts currently are:

Jordan, Patke & Associates, Ltd. is our accounting and auditing expert, and is responsible for auditing the books and records of both the partnership and the corporate general partner, as well as preparing the Fund K-1's and our tax returns.

The corporate general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The general partner may add, delete and change the experts selected to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant's Customer Agreement that established the Fund accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the Fund and the partnership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, including monthly prospectus supplements reflecting the previous month-end net asset value, are publicly available through the Commission's Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737.

You are invited to review any materials available to the general partner relating to this partnership, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreement between us and the futures commission merchant, the commodity trading advisor's disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this partnership, and any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the general partner possesses such information or has a right to acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.



         [The balance of this page has been intentionally left blank.]

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                     NINE MONTHS ENDED SEPTEMBER 30, 2008

























                               GENERAL PARTNER:
                      White Oak Financial Services, Inc.
                           % Corporate Systems, Inc.
                             505 Brookfield Drive
                      Dover, Kent County, Delaware 19901

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                      Index to the Financial Statements


  									Page

  Report of Independent Registered Public Accounting Firm		F-2

  Statements of Assets and Liabilities					F-3

  Schedule of Investments - Cash and Securities - September 30, 2008	F-4

  Schedule of Investments - Futures Contracts - September 30, 2008	F-5

  Schedule of Investments - Cash and Securities - December 31, 2007	F-6

  Schedule of Investments - Futures Contracts - December 31, 2007	F-7  F-8

  Statements of Operations						F-9

  Statements of Changes in Net Assets					F-10

  Statements of Cash Flows						F-11

  Notes to Financial Statements						F-12  F-19

  Affirmation of the Commodity Pool Operator				F-20

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Partners of
Providence Select Fund, Limited Partnership
Dover, Delaware


We have reviewed the accompanying statements of assets and liabilities, including the schedule of investments, of Providence Select Fund, Limited Partnership as of September 30, 2008, and the related statements of operations for the three and nine months ended September 30, 2008 and 2007, and changes in net assets and cash flows for the nine months ended September 30, 2008 and 2007. These financial statements are the responsibility of the Partnership's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of Providence Select Fund, Limited Partnership as of December 31, 2007 and the related statements of operations, changes in net assets and cash flows for the year then ended (not presented herein); and in our report dated March 30, 2008 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2007 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.


/s/ Jordan, Patke & Associates, Ltd.

Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
November 18, 2008


       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                     Statements of Assets and Liabilities

  							(A Review)
  							September 30,	December 31,
							2008		2007
Assets

  Investments

  Equity in broker trading accounts

    Cash and cash equivalents at broker			$537,687	$3,264,919
    Net unrealized gain on open futures contracts	937		48,797

      Total equity in broker trading accounts		538,624		3,313,716

  U.S. Treasury Bills (cost $1,991,860 and $0)		1,998,553	-

  Cash							4,538		37,476
  Interest receivable					493		7,209
  Money market fund					1,008		-
  Prepaid continuing service fee			871		45,650

    Total assets					2,544,087	3,404,051

Liabilities

  Accrued expenses					15,798		16,959
  Due to related parties				27,235		278,658
  Accounts payable					313		14,887
  Accrued management fees				-		18,685
  Redemptions payable					507,346		14,278


  Total liabilities					550,692		343,467

Net assets						$1,993,395	$3,060,584


Analysis of net assets

  Limited partners					$1,965,040	$3,031,282
  General partners					28,355		29,302

  Net assets (equivalent to $714.04
   and $828.67 per unit)				$1,993,395	$3,060,584


Partnership units outstanding

  Limited partners units outstanding			2,752.02	3,658.03
  General partners units outstanding			39.71		35.36

  Total partnership units outstanding			2,791.73	3,693.39

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                              September 30, 2008
                                  (A Review)

												Fair Value		Percent
Description				Maturity Date	Cost		Face Value	Local Currency	U.S. Dollars	of Net Assets

United States Treasury Bill
  Total United States Treasury Bills	October 2008	1,991,860	2,000,000	1,998,553	$1,998,553	100.26%


Cash and cash equivalents in trading accounts:
  United States Markets									547,776		547,776		27.48%

    Total cash denominated in U.S. Dollars								$547,776	27.48%


Cash denominated in foreign currency:
  Euro Markets - Euro									(7,159)		(10,089)	-0.51%

    Total cash denominated in foreign currency								(10,089)	-0.51%

      Total cash and cash equivalents in trading accounts						$537,687	26.97%

Money market fund (1,007.71 shares at $1 per share)					1,008		$1,008		0.05%

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                              September 30, 2008
                                  (A Review)

										  Fair Value		Percent
Description				Expiration Date	Contracts	Local Currency	USD		of Net Assets

Net unrealized gain (loss) on open futures contracts

  Euro commodity futures positions held long:
    EURX EUROBOBL			December 2008	11		(1,870)		$(2,635)	-0.13%
    EURX EUROBOBL			December 2008	11		(2,695)		(3,798)		-0.19%


      Total United States Commodity Futures Positions					(6,433)		-0.32%

        Total commodity futures positions held long					(6,433)		-0.32%


  United States commodity futures positions held short:
    Imm Canadian  Dollar		December 2008	11		7,370		7,370		0.37%


      Total United States commodity futures positions held short			7,370		0.37%

        Total commodity futures positions held short					7,370		0.37%

          Net commodity futures positions						$937		0.05%

    The accompanying notes are an integral part of the financial statements

                 Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2007


								Fair Value		Percent
Description						Local Currency	U.S. Dollars	of Net Assets

Cash and cash equivalents in trading accounts:

Cash denominated in U.S. Dollars:
  United States Markets					3,184,450	$3,184,450	104.05%

    Total cash denominated in U.S. Dollars				3,184,450	104.05%


      Total cash and cash equivalents denominated in U.S. Dollars	3,184,450	97.54%

Cash denominated in foreign currency:
  Euro Markets - Euro					19,810		28,869		0.94%
  British Pound Markets - GBP				10,607		21,031		0.69%
  Australian Dollar Markets - AUD			31,619		27,709		0.91%
  Japanese Yen Markets - JPY				320,000		2,860		0.09%

    Total cash denominated in foreign currency				80,469		2.63%

      Total cash and cash equivalents in trading accounts		$3,264,919	106.68%

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2007

									Fair Value		Percent
Description			Expiration Date	Contracts	Local Currency	USD		of Net Assets

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
  LME Copper US			February 2008	1		(27,569)	$(27,569)	-0.90%
  LME Aluminum US		January 2008	1		(1,459)		(1,459)		-0.05%
  LME Aluminum US		February 2008	2		(5,170)		(5,170)		-0.17%
  LME Copper US			February 2008	1		4,520		4,520		0.15%
  CMX Gold			February 2008	2		7,000		7,000		0.23%
  NY Heating Oil		February 2008	1		(214)		(214)		-0.01%
  NYM RBOB Gas			February 2008	9		(4,347)		(4,347)		-0.14%
  CBOT Corn			March 2008	3		250		250		0.01%
  CBOT Soybeans			March 2008	2		3,625		3,625		0.12%
  CBOT Wheat			March 2008	1		(2,013)		(2,013)		-0.07%
  CBT T Note 10Y		March 2008	13		14,750		14,750		0.48%
  CMX Silver			March 2008	3		6,575		6,575		0.21%
  IMM Euro FX			March 2008	6		(9,406)		(9,406)		-0.31%
  IMM Euro Dollar		September 2008	34		13,700		13,700		0.45%

  Total United States Commodity Futures Positions				242		0.01%

  Australian commodity futures positions held long:
  SFE 10Y T Bond		March 2008	1		(799)		(700)		-0.02%

  Total Australian commodity futures positions held long	(700)		-0.02%

  Euro commodity futures positions held long:
  MONEP CAC40			January 2008	8		5,560		8,103		0.26%
  DTB DAX Index			March 2008	2		9,000		13,116		0.43%
  EURX E-Bund			March 2008	12		(18,810)	(27,412)	-0.90%
  LIF 3M Euribor		September 2008	22		4,100		5,975		0.20%

  Total European commodity futures positions held long				(218)		-0.01%

  British commodity futures positions held long:
  LIF Long Gilt			March 2008	6		9,170		18,181		0.59%
  LIF 3M Sterling Interest Rate	September 2008	17		4,250		8,426		0.28%

  Total British commodity futures positions held long				26,607		0.87%

  Total commodity futures positions held long					25,931		0.85%


  United States commodity futures positions held short:
  LME Aluminum US		February 2008	2		4,345		4,345		0.14%
  LME Copper US			February 2008	1		7,424		7,424		0.24%
  LME Aluminum US		January 2008	1		3,681		3,681		0.12%
  LME Aluminum US		March 2008	3		2,829		2,829		0.09%
  LME Aluminum US		March 2008	2		3,145		3,145		0.10%
  LME Aluminum US		February 2008	1		12,087		12,087		0.39%
  LME Aluminum US		February 2008	2		9,463		9,463		0.31%
  LME Aluminum US		March 2008	1		536		536		0.02%
  LME Copper US			February 2008	1		(589)		(589)		-0.02%
  LME Copper US			March 2008	1		3,300		3,300		0.11%
  CME Cattle			February 2008	9		7,380		7,380		0.24%
  NY Lt Crude			February 2008	2		(11,350)	(11,350)	-0.37%
  NY Natural Gas		February 2008	3		(7,130)		(7,130)		-0.23%
  CSC Sugar			March 2008	5		(4,088)		(4,088)		-0.13%
  EMINI S&P 500			March 2008	1		1,165		1,165		0.04%
  IMM British Pounds		March 2008	4		150		150		0.00%
  IMM Canadian Dollars		March 2008	2		(4,890)		(4,890)		-0.16%
  IMM Japanese Yen		March 2008	3		(3,113)		(3,113)		-0.10%

  Total United States commodity futures positions held short			24,345		0.80%


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

            Schedule of Investments - Futures Contracts, Continued
                               December 31, 2007

									Fair Value		Percent
Description			Expiration Date	Contracts	Local Currency	USD		of Net Assets

Net unrealized gain (loss) on open futures contracts, con't.

  Australian commodity futures positions held short:
  SFE SPI 200			March 2008	2		(2,700)		(2,366)		-0.08%

  Total Australian commodity futures positions held short	(2,366)		-		0.08%

  Japanese commodity futures positions held short:
  SMX NIKKEI			March 2008	2		407,500		3,643		0.12%

  Total Japanese commodity futures positions held short				3,643		0.12%

  British commodity futures positions held short:
  NEW FTSE 100			March 2008	1		(1,390)		(2,756)		-0.09%

  Total British commodity futures positions held short				(2,756)		-0.09%

  Total commodity futures positions held short					22,866		0.75%

  Net commodity futures positions						$48,797		1.59%


    The accompanying notes are an integral part of the financial statements

                   Providence Select Fund, Limited Partnership

                           Statements of Operations

             For the Nine Months Ended September 30, 2008 and 2007
                                  (A Review)


										Three Months Ended September 30,  Nine Months Ended September 30,
  										2008		2007		2008		2007

Investment income

  Interest income								$9,687		$27,120		$34,901		$44,209

    Total investment income							9,687		27,120		34,901		44,209

Expenses

  Commission expense								47,476		36,515		147,170		61,499
  Management fees								-		15,125		46,073		25,878
  Continuing service fee							25,405		19,891		74,156		34,280
  Incentive fees								-		-		158,087		26,851
  Professional accounting and legal fees					21,509		22,199		52,149		101,069
  Other operating and administrative expenses					8,962		415		34,696		4,976
  										103,352		94,145		512,331		254,553

    Net investment (loss)							(93,665)	(67,025)	(477,430)	(210,344)

Realized and unrealized gain (loss) from investments and foreign currency

  Net realized gain (loss) from:
    Investments									(108,682)	(125,191)	682,767		(79,895)
    Foreign currency transactions						(50,463)	(263,490)	(514,685)	(206,866)

      Net realized gain (loss) from investments and foreign currency
       transactions								(159,145)	(388,681)	168,082		(286,761)

  Net increase (decrease) in unrealized appreciation (depreciation) from:
    Investments									(51,903)	107,756		(17,218)	130,027
    Translation of assets and liabilities in foreign currencies			(6,433)		(79,429)	(30,642)	(69,565)

    Net increase (decrease) in unrealized appreciation (depreciation) from
     investments and translation of assets and liabilities in foreign currencies (58,336)	28,327		(47,860)	60,462

      Net gain (loss) on investments and foreign currency			(217,481)	(360,354)	120,222		(226,299)

        Net (decrease) in net assets resulting from operations			$(311,146)	$(427,379)	$(357,208)	$(436,643)

Net (loss) per unit (for a single unit outstanding during the entire period)
  Limited partnership unit							(102.83)	(107.10)	(114.63)	(313.53)
  General partnership unit							(102.83)	(107.10)	(114.63)	(313.53)


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                      Statements of Changes in Net Assets

                                  (A Review)

										   Partners' Capital
  									General		Limited		Total
Nine Months Ended September 30, 2008

Net assets at December 31, 2007						$29,302		$3,031,282	$3,060,584

Increase (decrease) in net assets from operations:
  Net investment (loss)							(6,612)		(470,818)	(477,430)
  Net realized gain from investments and foreign currency transactions	2,328		165,754		168,082
  Net (decrease) in unrealized depreciation from investments and
   translation of assets and liabilities in foreign currencies		(663)		(47,197)	(47,860)

Net decrease in net assets resulting from operations			(4,947)		(352,261)	(357,208)

Subscriptions								4,000		191,109		195,109
Redemptions										(905,090)	(905,090)
Transfers								-		-		-
Offering Costs								-		-		-

Net assets at September 30, 2008					$28,355		$1,965,040	$1,993,395


Nine Months Ended September 30, 2007

Net assets at December 31, 2006						$(131,759)	$(131,759)	$(263,518)

Increase (decrease) in net assets from operations:
  Net investment (loss)							(2,557)		(207,787)	(210,344)
  Net realized (loss) from investments and foreign currency transactions (3,485)	(283,276)	(286,761)
  Net increase in unrealized appreciation from investments and
   translation of assets and liabilities in foreign currencies		735		59,727		60,462

Net (decrease) in net assets resulting from operations			(5,307)		(431,336)	(436,643)

Subscriptions								27,050		2,935,243	2,962,293
Redemptions								-		(27,289)	(27,289)
Transfers								1,000		(1,000)		-
Offering Costs								131,216		(131,216)	-

Net assets at September 30, 2007					$22,200		$2,212,643	$2,234,843

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Cash Flows

                                  (A Review)

										Nine Months Ended
										September 30,
  										2008		2007

Cash Flows from Operating Activities

Net (decrease) in net assets resulting from operations				$(357,208)	$(436,643)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized appreciation (depreciation) on investments			47,860		(60,461)
    (Increase) decrease in interest receivable					6,716		(7,145)
    (Increase) decrease in prepaid continuing service fee			44,779		(52,759)
    Increase (decrease) in accrued management and incentive fees		(18,685)	15,125
    Increase (decrease) in accounts payable					(14,574)	12,237
    (Decrease) in accrued expenses						(1,160)		(2,419)

      Net cash (used in) operating activities					(292,272)	(532,065)


Cash Flows from Financing Activities

  Increase (decrease) in due to related parties					(251,423)	18,920
  Increase in prepaid subscriptions						-		5,000
  Proceeds from sale of units, net of sales commissions	195,109	2,962,293
  Partner redemptions								(412,023)	(14,627)

    Net cash provided by (used in) financing activities				(468,337)	2,971,586

      Net increase (decrease) in cash and cash equivalents			(760,609)	2,439,521

      Cash and cash equivalents at the beginning of the period			3,302,395	304


      Cash and cash equivalents at the end of the period			$2,541,786	$2,439,825


  End of period cash and cash equivalents consist of:

    Cash and cash equivalents at broker						$537,687	$2,420,423
    Treasury Bills								1,998,553	-
    Cash									4,538		19,402
    Money market fund								1,008		-

      Total cash and cash equivalents						$2,541,786	$2,439,825


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

1.	Nature of the Business

  Providence Select Fund, Limited Partnership (the Fund) was formed on May 16, 2003 under the Delaware Uniform Limited Partnership Act. The Fund is engaged in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). On March 2, 2007, the Fund commenced business after admission of 46 limited partners, with total subscriptions of $1,088,370. The maximum offering is $50,000,000. White Oak Financial Services, Inc. (White Oak) and Michael Pacult are the General Partners and commodity pool operators (CPO's) of the Fund. From inception through June 2, 2008, the Fund's CTA was NuWave Investment Corp. From June 2, 2008 forward, the Fund's CTA has been Clarke Capital Management, Inc. The CTA has the authority to trade as much of the Fund's equity as is allocated to it by the General Partner. The selling agent is Futures Investment Company (FIC), which is controlled by Michael Pacult and his wife.

  The Partnership was in the development stage prior to March 2, 2007 and its efforts until then were principally devoted to organizational activities.

2.	Significant Accounting Polices

  Regulation - The Fund is a registrant (effective September 12, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund is also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Offering Costs and Organizational Expenses - For financial reporting purposes in conformity with U.S. Generally Accepted Accounting Principles
(GAAP), on the Fund's initial effective date, September 12, 2005, the Fund deducted from Limited Partners' capital the total initial offering costs of $79,876 as of that date and began expensing all subsequent offering costs.
The commencement of business was contingent upon the sale of at least $1,030,000 of partnership interests. Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund capitalized all offering and organizational costs until after the twelfth month following the commencement of business. The Fund has agreed to reimburse White Oak and other affiliated companies for all expenses incurred up to the commencement of business, which was March 2, 2007, until after the twelfth month following the commencement of business. On March 4, 2008, during the thirteenth month following the commencement of business, White Oak and its affiliates were reimbursed for all such expenses, which totaled $274,715, and which are being amortized by the Fund on a straight-line basis at $11,446 per month for twenty four months commencing March 4, 2008. Any partner in the Fund during this twenty four month period will be exposed to this per month charge on a pro rata basis. As of September 30, 2008 and December 31, 2007, these reimbursement amounts had accumulated to $0 and $273,745.

  Consequently, as of September 30, 2008 and December 31, 2007, the Net Asset Value and Net Asset Value per Unit for financial reporting purposes and for all other purposes are as follows:

									  	Balance	Per 			Unit Calculation
									September 30,	December 31,	September 30,	December 31,
									2008		2007		2008		2007

  Net Asset Value for financial reporting purposes			$1,993,395	$3,060,584	$714.04		$828.67
  Adjustment for initial offering costs					79,876		79,876		28.61		21.63
  Adjustment for other offering costs and organizational expenses	114,713		194,464		41.09		52.65
  Net Asset Value for all other purposes				$2,187,984	$3,334,924	$783.74		$902.94

  Number of units											2,791.73	3,693.39

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Costs and Organizational Expenses".

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

2.	Significant Accounting Polices, Continued

  Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Interest income is recognized when it is earned.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers cash at broker, cash, U.S. Treasury Bills and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the periods ended September 30, 2008 and 2007.

  Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

  The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.
  Reclassification

  Certain amounts in the 2007 financial statements were reclassified to conform with the 2008 presentation.

  Recently Issued Accounting Pronouncements

  In July 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48 (FIN 48) entitled "Accounting for Uncertainty in Income Taxes - an interpretation of FASB 109". FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 was required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 did not have a material impact on the Fund's financial statements.

  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 did not have a material impact on the Fund's financial statements.

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  ( A Review)

3.	General Partner Duties

  The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

  The Corporate General Partner has contributed $38,050 in cash for deposit to the capital of the Fund for a General Partnership interest in the Partnership.

  If the net unit value of the partnership falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction in net unit value and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading shall commence until after the lapse of such fifteen day period.

4.	The Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, that-

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

  Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.


  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the general partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the general partner may be unable to comply with the request on a timely basis. For partners admitted after July 31, 2008, there will be a redemption fee commencing from the date of purchase of units of 4% during the first three months, 3% during the second three months, 2% during the third three months, 1% during the fourth three months and no redemption fees for redemption requests received in the thirteenth month or later. For partners admitted prior, there will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fees for redemption requests received in the thirteenth month or later.

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

5.	Fees


  Until September 1, 2007, a monthly management fee was paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade. As of September 1, 2007, such management fee was increased to up to 3.25% annually.

  The Fund pays the Corporate General Partner a fixed brokerage commission of 6% on total Fund net assets, from which the Corporate General Partner pays the round turn commissions to the futures commission merchant.

  A quarterly incentive fee of 20% of "new trading profits" is paid to the CTA and, until September 1, 2007, up to a 3% quarterly incentive fee was paid to the Corporate General Partner. As of September 1, 2007, the quarterly incentive fee to the Corporate General Partner was reduced to up to 0.5%.
"New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss for the CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for the CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

  The Fund pays the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund pays this fee at 1/4% monthly based on the net asset value of the investment.

  On June 2, 2008, the Fund changed trading advisors from NuWave to Clarke. The Fund also made the decision to change the fees as follows:

  A 25% quarterly incentive fee of new trading profits is paid to the CTA and no management fee is paid to it.

  Brokerage commissions of 7% annually on total Fund net assets are paid to the Corporate General Partner, and no incentive fee is paid to it.

  A 4% continuing service fee to the selling agents based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund pays this fee at 1/3% monthly based on the net asset value of the investment.

  The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA and general partner to 6% of total net assets if the total incentive fees are decreased to 15%.


6.	Related Party Transactions

  Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

6.	Related Party Transactions, Continued

  "Due to related parties" at September 30, 2008 and December 31, 2007 were amounts payable to White Oak Financial Services, Inc., Ashley Capital Management, Inc., Futures Investment Company, and Michael Pacult, president of Futures Investment Company, White Oak Financial Services, Inc. and Ashley Capital Management, Inc. The balances result from two types of transactions:

Due to related parties: Due to related parties consist of offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance.

Commissions: The Fund has an agreement to pay commissions to White Oak Financial Services, Inc. The related party is 100% owned by Michael Pacult, the Fund's CPO. Commissions payable to White Oak Financial Service, Inc. at September 30, 2008 and December 31, 2007 were $27,236 and $4,914, respectively.

  Incentive fees: Prior to June 2, 2008, White Oak Financial Services, Inc. received a quarterly incentive fee (see footnote 5) of new trading profits. As of September 30, 2008, $0 was payable to White Oak Financial Services, which is included in Incentive Fees Payable on the Statement of Assets and Liabilities. There were no incentive fees due at December 31, 2007.

  Continuing service fee: The Fund pays Futures Investment Company a continuing service fee. Continuing service fees prepaid to Futures Investment Company amounted to $9,573 and $45,650 at September 30, 2008 and December 31, 2007, respectively.


  The following amounts were due to related parties as of September 30, 2008 and December 31, 2007:

  							2008		2007

  Futures Investment Company				$-		$86,017
  Ashley Capital Management, Inc.			-		62,355
  Michael Pacult					-		46,650
  White Oak Financial Services, Inc.			27,235		83,636

  Due to related parties				$27,235		$278,658

  The following commissions expense and fees were included in Statement of
Operations:

  							Nine Months Ended
  							2008		2007

  White Oak Financial Services, Inc. - commissions	$136,203	$57,595

  White Oak Financial Services, Inc. - incentive fee	$2,677		$2,509

  Futures Investment Company - continuing service fee	$9,573		$34,280


7.	Partnership Unit Transactions

  As of September 30, 2008 and 2007, partnership units were $714.04 and $753.67 per unit respectively for financial reporting purposes.

  Transactions in partnership units were as follows:

  						Units				Amount
  					2008		2007		2008		2007

  Limited Partner Units
  Subscriptions				210.67		2,967.04	$191,109	$2,935,243
  Redemptions				(1116.66)	(31.20)		(905,090)	(27,289)
  Net income for the period ended 9/30	-		-		(352,261)	(431,336)
  Transfers				-		(1.00)		-		(1,000)
  Offering costs			-		-		-		(131,216)
    Total				(905.99)	2,934.84	(1,066,242)	2,344,402

  General Partner Units
  Subscriptions				4.35		27.46		4,000		27,050
  Redemptions				-		-		-		-
  Net income for the period ended 9/30	-		-		(4,947)		(5,307)
  Transfers				-		1.00		-		1,000
  Offering costs			-		-		-	131,216
    Total				4.35		28.46		(947)		153,959

  Total Units
  Subscriptions				215.02		2,994.50	195,109		2,962,293
  Redemptions				(1116.66)	(31.20)		(905,090)	(27,289)
  Net income for the period ended 9/30	-		-		(357,208)	(436,643)
  Offering costs			-		-		-		-
    Total				(901.64)	2,963.30	$(1,067,189)	$2,498,361

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

8.  Trading Activities and Related Risks

  The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

  A certain portion of cash in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

  Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at September 30, 2008 and December 31, 2007 was $537,687 and $3,264,919, respectively, which equals approximately 27.0% and 106.7% of Net Asset Value, respectively.

  Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $4,438,520 on long positions at September 30, 2008 and $29,248,921 on long positions at December 31, 2007. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

  Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

  The net unrealized gains (losses) on open commodity futures contracts at September 30, 2008 were $937.

  Open contracts generally mature within three months of September 30, 2008. The latest maturity for open futures contracts is in December 2008. However, the Fund intends to close all contracts prior to maturity.

  Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

  The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

  The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)

9.  Derivative Financial Instruments and Fair Value of Financial Instruments

  A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

  All investment holdings are recorded in the statement of financial condition at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

  Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.

10.  Financial Instruments with Off-Balance Sheet Credit and Market Risk

  All financial instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous. As the instruments are recognized at fair market value, those changes directly affect reported income.

  Included in the definition of financial instruments are securities, restricted securities and derivative financial instruments. Theoretically, the investments owned by the Fund directly are exposed to a market risk (loss) equal to the notional value of the financial instruments purchased and substantial liability on certain financial instruments purchased short. Generally, financial instruments can be closed. However, if the market is not liquid, it could prevent the timely close-out of any unfavorable positions or require the Fund to hold those positions to maturity, regardless of the changes in their value or the trading advisor's investment strategies.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

11.  Indemnifications

  In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                 Nine Months Ended September 30, 2008 and 2007
                                  (A Review)




12.	Financial Highlights

  								Three Months Ended		Nine Months Ended
  								September 30,			September 30,

  								2008		2007		2008		2007
  Performance per Unit (4)

  Net unit value, beginning of period				$816.87		$860.77		$828.67		$(131,759.00)

  Net realized and unrealized gains/
  (losses) on commodity transactions				(62.35)		(160.90)	33.72		(58.89)
  Investment and other income					2.81		12.15		9.60		25.50
  Expenses (1)							(43.29)		(64.57)		(157.95)	(146.45)

  Net increase (decrease) related to operations			(102.83)	(213.32)	(114.63)	(179.84)

  Reconciling  amount due to dual NAV						106.22				(16.88)

  Reallocation of initial offering costs			-		-		-		132,709.39

  Net increase (decrease) for the period			(102.83)	(107.10)	(114.63)	132,512.67

  Net unit value, end of period					$714.04		$753.67		$714.04		$753.67

  Net assets, end of period (000)				1,993		2,235		1,993		2,235

  Total return (2)						-12.59%		-24.78%		-13.83%		-18.92%

  Number of  units outstanding at the end of the period		2,791.73	2,965.30	2,791.73	2,965.30

  Ratio to average net assets (3)
  Investment and other income					1.32%		5.56%		1.47%		5.87%
  Expenses (1)							-14.28%		18.64%		-21.47%		33.24%

  Total returns are calculated based on the change in value of a unit during the period. An individual partner's total return and ratios may vary from the above total return and ratios based on the timing of additions and redemptions.

(1)	Includes brokerage commissions

(2)	Not annualized

(3)	Annualized

(4)	Investments in other income and expenses and net realized and unrealized gains and losses on commodity transactions are calculated based on a single unit outstanding during the period. Reallocation of initial offering costs is a balancing amount necessary to reconcile the change in net unit value.

                  Providence Select Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
                 Nine Months Ended September 30, 2008 and 2007


*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult					November 19, 2008
  Michael Pacult					Date
  President, White Oak Financial Services, Inc.
  General Partner
  Providence Select Fund, Limited Partnership

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                            FOR THE YEAR ENDED 2007
                        (With Auditors' Report Thereon)
























                               GENERAL PARTNER:
                      White Oak Financial Services, Inc.
                           % Corporate Systems, Inc.
                             505 Brookfield Drive
                      Dover, Kent County, Delaware 19901

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Index to the Financial Statements


									Page

  Report of Independent Registered Public Accounting Firm		F-2

  Statements of Assets and Liabilities					F-3

  Schedule of Investments - Cash and Securities - December 31, 2007	F-4

  Schedule of Investments - Futures Contracts - December 31, 2007    F-5  F-6

  Statement of Operations						F-7

  Statement of Changes in Net Assets					F-8

  Statement of Cash Flows						F-9

  Notes to Financial Statements					    F-10  F-16

  Affirmation of Commodity Pool Operator				F-17

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Partners of
Providence Select Fund, Limited Partnership
Dover, Delaware




We have audited the accompanying statements of assets and liabilities of Providence Select Fund, Limited Partnership as of December 31, 2007 and 2006, and the related statements of operations, changes in net assets and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Providence Select Fund, Limited Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Providence Select Fund, Limited Partnership internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Providence Select Fund, Limited Partnership as of December 31, 2007 and 2006, and the results of its operations, its changes in net assets and its cash flows for each of the three years in the period then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
March 30, 2008









       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                     Statements of Assets and Liabilities


									December 31,
  								2007		2006
Assets

  Investments
    Equity in broker trading accounts

      Cash and cash equivalents at broker			$3,264,919	$-
      Net unrealized gain on open futures contracts		48,797		-

        Total equity in broker trading accounts			3,313,716	-

    Cash							37,476		304
    Interest receivable						7,209		-
    Prepaid continuing service fee				45,650		-

        Total assets						3,404,051	304

Liabilities

  Accrued expenses						16,959		7,076
  Due to related parties					278,658		256,746
  Accounts payable						14,887		-
  Accrued management fees					18,685		-
  Redemptions payable						14,278		-


    Total Liabilities						343,467		263,822

Net assets							$3,060,584	$(263,518)


Analysis of Net Assets

  Limited partners						$3,031,282	$(131,759)
  General partners						29,302		(131,759)

    Net assets (equivalent to $828.67
		and $(131,758.00) per unit)			$3,060,584	$(263,518)


Partnership units outstanding

  Limited partners units outstanding				3,658.03	1.00
  General partners units outstanding				35.36		1.00

    Total partnership units outstanding				3,693.39	2.00


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2007



  									Fair Value
Description							Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U.S. Dollars:
  United States Markets						3,184,450	$3,184,450	97.54%

    Total cash denominated in U.S. Dollars					3,184,450	97.54%


      Total cash and cash equivalents denominated in U.S. Dollars		3,184,450	97.54%

Cash denominated in foreign currency:
  Euro Markets - Euro						19,810		28,869		0.88%
  British Pound Markets - GBP					10,607		21,031		0.64%
  Australian Dollar Markets - AUD				31,619		27,709		0.85%
  Japanese Yen Markets - JPY					320,000		2,860		0.09%

    Total cash denominated in foreign currency					80,469		2.46%

      Total cash and cash equivalents						$3,264,919	100.00%


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2007

  													Fair Value
Description							Expiration Date	Contracts	Local Currency	U.S. Dollars


Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    LME Copper US						February 2008	1		(27,569)	$(27,569)
    LME Aluminum US						January 2008	1		(1,459)		(1,459)
    LME Aluminum US						February 2008	2		(5,170)		(5,170)
    LME Copper US						February 2008	1		4,520		4,520
    CMX Gold							February 2008	2		7,000		7,000
    NY Heating Oil						February 2008	1		(214)		(214)
    NYM RBOB Gas						February 2008	9		(4,347)		(4,347)
    CBOT Corn							March 2008	3		250		250
    CBOT Soybeans						March 2008	2		3,625		3,625
    CBOT Wheat							March 2008	1		(2,013)		(2,013)
    CBT T Note 10Y						March 2008	13		14,750		14,750
    CMX Silver							March 2008	3		6,575		6,575
    IMM Euro FX							March 2008	6		(9,406)		(9,406)
    IMM Euro Dollar						September 2008	34		13,700		13,700

      Total United States Commodity Futures Positions								242

    Austrailian commodity futures positions held long:
    SFE 10Y T Bond						March 2008	1		(799)		(700)

      Total Austrailian commodity futures positions held long							(700)

    Euro commodity futures positions held long:
    MONEP CAC40							January 2008	8		5,560		8,103
    DTB DAX Index						March 2008	2		9,000		13,116
    EURX E-Bund							March 2008	12		(18,810)	(27,412)
    LIF 3M Euribor						September 2008	22		4,100		5,975

      Total European commodity futures positions held long							(218)

  British commodity futures positions held long:
    LIF Long Gilt						March 2008	6		9,170		18,181
    LIF 3M Sterling Interest Rate				September 2008	17		4,250		8,426

      Total British commodity futures positions held long							26,607

        Total commodity futures positions held long								25,931


  United States commodity futures positions held short:
    LME Aluminum US						February 2008	2		4,345		4,345
    LME Copper US						February 2008	1		7,424		7,424
    LME Aluminum US						January 2008	1		3,681		3,681
    LME Aluminum US						March 2008	3		2,829		2,829
    LME Aluminum US						March 2008	2		3,145		3,145
    LME Aluminum US						February 2008	1		12,087		12,087
    LME Aluminum US						February 2008	2		9,463		9,463
    LME Aluminum US						March 2008	1		536		536
    LME Copper US						February 2008	1		(589)		(589)
    LME Copper US						March 2008	1		3,300		3,300
    CME Cattle							February 2008	9		7,380		7,380
    NY Lt Crude							February 2008	2		(11,350)	(11,350)
    NY Natural Gas						February 2008	3		(7,130)		(7,130)
    CSC Sugar							March 2008	5		(4,088)		(4,088)
    EMINI S&P 500						March 2008	1		1,165		1,165
    IMM British Pounds						March 2008	4		150		150
    IMM Canadian Dollars					March 2008	2		(4,890)		(4,890)
    IMM Japanese Yen						March 2008	3		(3,113)		(3,113)

      Total United States commodity futures positions held short						24,345


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

            Schedule of Investments - Futures Contracts, Continued
                               December 31, 2007


  													Fair Value
Description							Expiration Date	Contracts	Local Currency	U.S. Dollars

Net unrealized gain (loss) on open futures contracts, con't.

  Australian commodity futures positions held short:
    SFE SPI 200							March 2008	2		(2,700)		(2,366)

      Total Austrailian commodity futures positions held short							(2,366)

  Japanese commodity futures positions held short:
    SMX NIKKEI							March 2008	2		407,500		3,643

      Total Japanese commodity futures positions held short							3,643

  British commodity futures positions held short:
    NEW FTSE 100						March 2008	1		(1,390)		$(2,756)

      Total British commodity futures positions held short							(2,756)

  Total commodity futures positions held short									22,866

        Net commodity futures positions										$48,797


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Operations




  											Year ended December 31,
  										2007		2006		2005

Investment income

  Interest income								$68,671		$- 		$-

    Total investment income							68,671		-		-

Expenses

  Commission expense								106,064		- 		-
  Management fees								44,505		- 		-
  Continuing service fee							60,177		- 		-
  Incentive fees								26,851		- 		-
  Professional accounting and legal fees					142,097		135,992		30,772
  Other operating and administrative expenses					7,125		3,536		434

    Total expenses								386,819		139,528		31,206

      Net investment (loss)							(318,148)	(139,528)	(31,206)

Realized and unrealized gain (loss) from investments and foreign currency

  Net realized gain (loss) from:
    Investments									368,916		- 		-
    Foreign currency transactions						(332,113)	- 		-

  Net realized gains from investments and foreign currency transactions		36,803		- 		-

  Net increase in unrealized appreciation from:
    Investments									24,588		- 		-
    Translation of assets and liabilities in foreign currencies			24,209		- 		-

      Net increase in unrealized appreciation from investments and
       translation of assets and liabilities in foreign currencies		48,797		- 		-

        Net realized and unrealized income from investments
         and foreign currency							85,600		- 		-

          Net (decrease) in net assets resulting from operations		$(232,548)	$(139,528)	$(31,206)

Net loss per unit (1)
  Limited partnership unit							$(121.72)	$(69,764.00)	$(15,603.00)
  General partnership unit							$(121.72)	$(69,764.00)	$(15,603.00)

(1)	For the year ended December 31, 2007, the amount is based on a single unit outstanding for an entire year. For the year ended December 31, 2006 and 2005, the amount is calculated using average units outstanding.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                      Statement of Changes in Net Assets


  											   Partners' Capital
 										 General	Limited		Total


Net assets at December 31, 2004							$(6,454)	$(6,454)	$(12,908)

Increase (decrease) in net assets from operations:
  Net investment (loss)								(15,603)	(15,603)	(31,206)
  Net realized gain from investments and foreign currency transactions		-		-		-
  Net increase in unrealized appreciation from investments and
   translation of assets and liabilities in foreign currencies			-		-		-

Net decrease in net assets resulting from operations				(15,603)	(15,603)	(31,206)

Subscriptions									-		-		-
Redemptions									-		-		-
Offering Costs									(39,938)	(39,938)	(79,876)

Net assets at December 31, 2005							(61,995)	(61,995)	(123,990)

Increase (decrease) in net assets from operations:
  Net investment (loss)								(69,764)	(69,764)	(139,528)
  Net realized gain from investments and foreign currency transactions		-		-		-
  Net increase in unrealized appreciation from investments and
   translation of assets and liabilities in foreign currencies			-		-		-

Net decrease in net assets resulting from operations				(69,764)	(69,764)	(139,528)

Subscriptions									-		-		-
Redemptions									-		-		-
Offering Costs									-		-		-

Net assets at December 31, 2006							(131,759)	(131,759)	(263,518)

Increase (decrease) in net assets from operations:
  Net investment (loss)								(4,385)		(313,763)	(318,148)
  Net realized gain from investments and foreign currency transactions		507		36,296		36,803
  Net increase in unrealized appreciation from investments and
   translation of assets and liabilities in foreign currencies			673		48,124		48,797

Net decrease in net assets resulting from operations				(3,205)		(229,343)	(232,548)

Subscriptions									32,050		3,566,311	3,598,361
Redemptions											(41,711)	(41,711)
Transfers									1,000		(1,000)		-
Offering Costs									131,216		(131,216)	-

Net assets at December 31, 2007							$29,302		$3,031,282	$3,060,584


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Cash Flows


  											Year ended December 31,
  										2007		2006		2005

Cash Flows from Operating Activities

Net (decrease) in net assets resulting from operations				$(232,548)	$(139,528)	$(31,206)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized (depreciation) on investments					(48,797)
    (Increase) in interest receivable						(7,209)
    (Increase) in prepaid continuing service fee				(45,650)
    Increase in accounts payable						14,887
    Increase in accrued management fees						18,685
    Increase in accrued expenses						9,883		7,076		-
    Offering costs paid								- 		- 		(2,711)

      Net cash (used in) operating activities					(290,749)	(132,452)	(33,917)


Cash Flows from Financing Activities

  Increase in due to related parties						21,912		132,375		32,426
  Proceeds from sale of units, net of sales commissions				3,598,361
  Partner redemptions								(27,433)

    Net cash provided by financing activities					3,592,840	132,375		32,426

      Net increase (decrease) in cash and cash equivalents			3,302,091	(77)		(1,491)

      Cash at the beginning of the period					304		381		1,872


      Cash at the end of the period						$3,302,395	$304		$381


  End of year cash and cash equivalents consist of:

    Cash and cash equivalents at broker						$3,264,919	$- 		$-
    Cash									37,476		304		381

      Total cash and cash equivalents						$3,302,395	$304		$381


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005

1.	Nature of the Business

  Providence Select Fund, Limited Partnership (the Fund) was formed on May 16, 2003 under the Delaware Uniform Limited Partnership Act. The Fund is engaged in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). On March 2, 2007, the Fund commenced business after admission of 46 limited partners, with total subscriptions of $1,088,370. The maximum offering is $50,000,000. White Oak Financial Services, Inc. (White Oak) and Michael Pacult are the General Partners and commodity pool operators (CPO's) of the Fund. The CTA is NuWave Investment Corp., which has the authority to trade as much of the Fund's equity as is allocated to it by the General Partner. The selling agent is Futures Investment Company (FIC), which is controlled by Michael Pacult and his wife.

  The Partnership was in the development stage prior to March 2, 2007 and its efforts until then were principally devoted to organizational activities.

2.	Significant Accounting Polices

  Regulation - The Fund is a registrant (effective September 12, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund is also be subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Offering Costs and Organizational Expenses - For financial reporting purposes in conformity with U.S. Generally Accepted Accounting Principles
(GAAP), on the Fund's initial effective date, September 12, 2005, the Fund deducted from Limited Partners' capital the total initial offering costs of $79,876 as of that date and began expensing all subsequent offering costs. Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund will capitalize all offering and organizational costs until after the twelfth month following the commencement of business, at which time the costs will be amortized. The commencement of business was contingent upon the sale of at least $1,030,000 of partnership interests. The Fund has agreed to reimburse White Oak and other affiliated companies for all expenses incurred up to the commencement of business, which was March 2, 2007, after the twelfth month following the commencement of business. These reimbursement amounts have accumulated to $273,745 as of December 31, 2007 and $256,746 as of December 31, 2006,
respectively.
  Consequently, as of December 31, 2007 and December 31, 2006, the Net Asset Value and Net Asset Value per Unit for financial reporting purposes and for all other purposes are as follows:

								Balance			Per Unit Calculation
							December 31,	December 31,	December 31,	December 31,
							2007		2006		2007		2006

  Net Asset Value for financial reporting purposes	$3,060,584	$(263,518)	$828.67		$(131,759.00)
    Adjustment for initial offering costs		79,876		79,876		21.63		39,938.00
    Adjustment for other offering costs and
     organizational expenses				194,464		185,642		52.65		92,821.00
  Net Asset Value for all other purposes		$3,334,924	$2,000		$902.94		$1,000.00

    Number of units									3,693.39	2.00

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Costs and Organizational Expenses".

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005


2.	Significant Accounting Polices, Continued

  Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Interest income is recognized when it is earned.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund will consider only money market funds to be cash equivalents. Net cash provided by operating activities includes no cash payments for interest or income taxes for the years ending December 31, 2007, 2006 and 2005. There were no cash equivalents as of December 31, 2007, 2006 and 2005.

  Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

  The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.
  Reclassification

  Certain amounts in the 2005 and 2006 financial statements were reclassified to conform with 2007 presentation.

  Recently Issued Accounting Pronouncements

  In July 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48 (FIN 48) entitled "Accounting for Uncertainty in Income Taxes - an interpretation of FASB 109". FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 was required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 did not have a material impact on the Fund's financial statements.

  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Fund's financial statements.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005

3.	General Partner Duties

  The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

  The Corporate General Partner has contributed $34,050 in cash for deposit to the capital of the Fund for a General Partnership interest in the Partnership.

  If the net unit value of the partnership falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction in net unit value and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading shall commence until after the lapse of such fifteen day period.

4.	The Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, that-

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

  Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.


  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the general partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the general partner may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee after the twelfth month.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005


5.	Fees

  The Fund is charged the following fees:

  Until September 1, 2007, a monthly management fee was paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade. As of September 1, 2007, such management fee was increased to up to 3.25% annually.

  The Fund pays the Corporate General Partner a fixed brokerage commission of 6%, from which the Corporate General Partner pays the round turn commissions to the futures commission merchant.

  A quarterly incentive fee of 20% of "new trading profits" is paid to the CTA and, until September 1, 2007, up to a 3% quarterly incentive fee was paid to the Corporate General Partner. As of September 1, 2007, the quarterly incentive fee to the Corporate General Partner was reduced to up to 0.5%.
"New trading profits" includes all income earned by the CTA and expense allocated to his activity. In the event that trading produces a loss for the CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for the CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

  The Fund pays the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund pays this fee at 1/4% monthly based on the net asset value of the investment.

  The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA and general partner to 6% of total net assets if the total incentive fees are decreased to 15%.


6.	Related Party Transactions

  Michael Pacult, the sole shareholder of White Oak has made an initial limited partner capital contribution in the Fund of $1,000. He is also the sole shareholder of Ashley Capital Management, Inc. (the general partner of another commodity fund), which along with the shareholder and other affiliates, has temporarily funded the syndication costs incurred by the Fund to date. In Accordance with Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities, a variable interest entity relationship exists between White Oak and the Fund.

  Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.


    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005

6.	Related Party Transactions, Continued

  """Due to related parties"" at December 31, 2007 and December 31, 2006 were amounts payable to White Oak Financial Services, Inc., Ashley Capital Management, Inc., Futures Investment Company, and Michael Pacult, president of Futures Investment Company, White Oak Financial Services, Inc. and Ashley Capital Management, Inc. The balances result from two types of transactions:

Loans from related parties: Loans from related parties consist of offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance.

Commissions: The Fund has an agreement to pay commissions to White Oak Financial Services, Inc. The related party is 100% owned by Michael Pacult, the Fund's CPO. Commissions payable to White Oak Financial Service, Inc. at December 31, 2007 and December 31, 2006 were $4,914 and $0, respectively.
 "
  Incentive fees: White Oak Financial Services, Inc. receives a quarterly incentive fee (see footnote 5) of new trading profits. There were no incentive fees due at December 31, 2007 and 2006.

  Continuing service fee: The Fund pays Futures Investment Company a continuing service fee. Continuing service fees prepaid to Futures Investment Company amounted to $45,650 and $0 at December 31, 2007 and December 31, 2006, respectively.

  The following amounts were due to related parties as of December 31, 2007 and 2006:

  						2007		2006

  Futures Investment Company			$86,017		$64,105
  Ashley Capital Management, Inc.		62,355		62,355
  Michael Pacult				46,650		46,650
  White Oak Financial Services, Inc.		83,636		83,636

    Due to related parties			$278,658	$256,746

  The following commissions expense and fees were included in Statement of
Operations:

  							Year Ended December 31,
  							2007	2006	2005

  White Oak Financial Services, Inc. - commissions	$98,761	$- 	$-

  White Oak Financial Services, Inc. - incentive fee	$2,509	$- 	$-

  Futures Investment Company - continuing service fee	$60,177	$- 	$-


7.	Partnership Unit Transactions

  As of December 31, 2007, 2006 and 2005 partnership units were $828.67, $(131,759.00) and $(61,995.00) per unit respectively for financial reporting purposes.

  Transactions in partnership units were as follows:

  							Units						Amount
 					 2007		2006		2005		2007		2006		2005

  Limited Partner Units
    Subscriptions			3705.20		- 		- 		$3,566,311	$- 		$-
    Redemptions				-47.17		- 		- 		(41,711)	- 		-
    Transfers				-1.00		- 		- 		(1,000)		- 		-
    Net income for the year ended 12/31			- 		- 		(229,343)	(69,764)	(15,603)
    Offering costs					- 		- 		(131,216)	- 		(39,938)
      Total				3657.03		- 		- 		3,163,041	(69,764)	(55,541)

  General Partner Units
    Subscriptions			33.36		- 		- 		32,050		-
    Redemptions				- 		- 		- 		- 		- 		-
    Transfers				1.00		- 		- 		1,000		- 		-
    Net income for the year ended 12/31			- 		- 		(3,205)		(69,764)	(15,603)
    Offering costs					- 		- 		131,216		- 		(39,938)
      Total				34.36		- 		- 		161,061		(69,764)	(55,541)

  Total Units
    Subscriptions			3738.56		- 		- 		3,598,361	- 		-
    Redemptions				-47.17		- 		- 		(41,711)	- 		-
    Net income for the year ended 12/31			- 		- 		(232,548)	(139,528)	(31,206)
    Offering costs					- 		- 		- 		- 		(79,876)
      Total				3691.39		- 		- 		$3,324,102	$(139,528)	$(111,082)


    The accompanying notes are an integral part of the financial statements

Providence Select Fund, Limited Partnership
(A Delaware Limited Partnership)

For the Years Ended December 31, 2007, 2006 and 2005


8.  Trading Activities and Related Risks

  The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

  A certain portion of cash in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

  Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at December 31, 2007 was $3,264,919, which equals approximately 106.7% of Net Asset Value. Cash exceeded Net Asset Value because of accrued expenses and partner redemptions at December 31, 2007. Cash payments for these expenses are expected to be made prior to the end of the next quarter.

  Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $29,248,921 on long positions at December 31, 2007. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

  Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

  The net unrealized gains on open commodity futures contracts at December 31, 2007 were $48,797.

  Open contracts generally mature within three months of December 31, 2007. The latest maturity for open futures contracts is in September 2008. However, the Fund intends to close all contracts prior to maturity.

  Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

  The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

  The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005


10.  Derivative Financial Instruments and Fair Value of Financial Instruments

  A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

  All investment holdings are recorded in the statement of financial condition at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

  Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.

11.  Financial Instruments with Off-Balance Sheet Credit and Market Risk

  All financial instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous. As the instruments are recognized at fair market value, those changes directly affect reported income.

  Included in the definition of financial instruments are securities, restricted securities and derivative financial instruments. Theoretically, the investments owned by the Fund directly are exposed to a market risk (loss) equal to the notional value of the financial instruments purchased and substantial liability on certain financial instruments purchased short. Generally, financial instruments can be closed. However, if the market is not liquid, it could prevent the timely close-out of any unfavorable positions or require the Fund to hold those positions to maturity, regardless of the changes in their value or the trading advisor's investment strategies.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

12.  Indemnifications

  In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                       (A Delaware Limited Partnership)

             For the Years Ended December 31, 2007, 2006 and 2005



11.	Financial Highlights

  The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2007, 2006 and 2005. This information has been derived from information presented in the financial statements.

															Period from
															Inception to
										Year ended				December 31,
							2007		2006		2005		2004		2003
Performance per Unit (4)

Net unit value, beginning of the year			$(131,759.00)	$(61,995.00)	$(6,454.00)	$(424.00)	$1,000.00

Net realized and unrealized gains on
 commodity transactions					34.80		- 		- 		- 		-
Investment and other income				32.89		- 		- 		- 		-
Expenses (1)						(189.41)	(69,764.00)	(15,603.00)	(6,030.00)	(1,424.00)

Net (decrease) related to operations			(121.72)	(69,764.00)	(15,603.00)	(6,030.00)	(1,424.00)

Reallocation of initial offering costs			132,709.39	- 		- 		- 		-

Syndication costs transferred to capital		- 		- 		(39,938.00)	- 		-

Net increase (decrease) for the period			132,587.67	(69,764.00)	(55,541.00)	(6,030.00)	(1,424.00)

Net unit value at the end of the year			$828.67		$(131,759.00)	$(61,995.00)	$(6,454.00)	$(424.00)

Net assets, end of period (000)				3,061		(264)		(124)		(13)		(1)
Total return (2)					(12.81)%	(78.79)%	(57.08)%	(175.34)%	(494.44)%

Number of units outstanding at the end of the year	3693.39		2.00		2.00		2.00		2.00

Ratio to average net assets (3)
  Investment and other income				4.76 %		0.00 %		0.00 %		.00 %		0.00 %
  Expenses (1)						(22.66)%	(78.79)%	(57.08)%	(175.34)%	(494.44)%

For the year ended December 31, 2007, total returns are calculated based on the change in value of a unit during the period. An individual partner's total return and ratios may vary from the above total return and ratios based on the timing of additions and redemptions.

(1)	Includes brokerage commissions

(2)	Not annualized

(3)	Annualized for all periods

(4)	For the years ended December 31, 2006 and 2005, investment and other income and expenses are calculated using the average number of units outstanding during the year.  Net realized and unrealized gains and losses on commodity transactions is a balancing amount necessary to reconcile the change in net unit value.  For the year ended December 31, 2007, investments in other income and expenses and net realized and unrealized gains and losses on commodity transactions are calculated based on a single unit outstanding during the period.

    The accompanying notes are an integral part of the financial statements

                  Providence Select Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
             For the Years Ended December 31, 2007, 2006 and 2005


*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult				March 31, 2008
  Michael Pacult	            		Date
  President, White Oak Financial Services, Inc.
  General Partner
  Providence Select Fund, Limited Partnership


    The accompanying notes are an integral part of the financial statements

                      White Oak Financial Services, Inc.

                       Index to the Financial Statements




								Page

Report of Independent Registered Public Accounting Firm		F-2

Financial Statements

  Balance Sheets						F-3

  Statements of Income and Retained Earnings			F-4

  Statements of Cash Flows					F-5

  Notes to Financial Statements					F-6 - F-8


              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                       Jordan, Patke & Associates, Ltd.
                         Certified Public Accountants
            Report of Independent Registered Public Accounting Firm



To the Board of Directors of
White Oak Financial Services, Inc.
Fremont, Indiana


We have audited the accompanying balance sheet of White Oak Financial Services, Inc. (a S Corporation) as of December 31, 2007, and the related statement of income and retained earnings and cash flows for the period March 2, 2007 through December 31, 2007. We have also audited the consolidated balance sheet of White Oak Financial Services, Inc. and subsidiary as of December 31, 2006, and the related consolidated statements of income and retained earnings and cash flows for the period January 1, 2007 through March 1, 2007, the years ended December 31, 2006 and 2005, and the cumulative period from April 21, 2003 (date of inception) through March 1, 2007.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. White Oak Financial Services, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of White Oak Financial Services, Inc. internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White Oak Financial Services, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period March 2, 2007 through December 31, 2007 are in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of White Oak Financial Services, Inc. and subsidiary as of December 31, 2006, and the results of its operations and its cash flows for the periods January 1, 2007 through March 1, 2007, the years ended December 31, 2006 and 2005, and the cumulative period from April 21, 2003 through March 1, 2007 are in conformity with accounting principles generally accepted in the United States of America.


/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
June 9, 2008

       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                      White Oak Financial Services, Inc.

                                Balance Sheets




									  December 31,
  								2007 			2006
								(Unconsolidated)	(Consolidated)
Assets

  Cash								$297			$1,589
  Due from related party					83,636			-
  Investment in partnership, at fair value (cost $34,000)	29,302			-
  Management fees receivable					4,869			-

    Total assets						118,104			1,589

Liabilities

  Due to stockholder						70,485			116,135
  Due to related parties					40,435			141,895
  Accounts payable						-			7,076

  Total liabilities						110,920			265,106

Stockholder's / Partner's Equity

  Common stock, no par value; 1,500 shares authorized,
   issued, and outstanding					1,000			1,000
  Limited partners (1 unit) - initial capital contribution	-			1,000
  Retained earnings						6,184			(265,517)

  Total stockholder's and partner's equity			7,184			(263,517)

  Total liabilities and stockholder's and partner's equity	$118,104		$1,589



   The accompanying notes are an integral part of the financial statements.

                      White Oak Financial Services, Inc.


                   Statements of Income and Retained Earnings


  								Unconsolidated				Consolidated
								_______________	________________________________________________________________
  								Period From	Period From					Period From
  								March 2		January 1					April 21, 2003
  								to		to						(Inception) to
  								December 31,	March 1,	Year ended December 31,		March 1, 2007,
  								2007		2007		2006		2005		2007

  Income

  Management fees						$101,224	$-		$-		$-		$-

    Total income						101,224		-		-		-		-

  Expenses

    Professional, accounting and legal fees			-		21,785		135,991		30,772		203,328
    Selling expenses						3,842		-		-		-		-
    Other operating and administrative expenses			-		447		3,536		434		4,545

      Total expenses						3,842		22,232		139,527		31,206		207,873

    Net income (loss)						97,382		(22,232)	(139,527)	(31,206)	(207,873)


  Retained Earnings

  Beginning of period						(287,749)	(265,517)	(125,990)	(14,908)	-

    Loss of controlling financial interest in affiliate		286,256		-		-		-		-
    Shareholder distributions					(86,500)	-		-		-		-
    Comprehensive (loss)					(3,205)		-		-		-		-
    Initial offering costs					-		-		-		(79,876)	(79,876)

  End of period							$6,184		$(287,749)	$(265,517)	$(125,990)	$(287,749)

   The accompanying notes are an integral part of the financial statements.

                           Statements of Cash Flows



  								Unconsolidated				Consolidated
								_______________	________________________________________________________________
  								Period From	Period From					Period From
  								March 2		January 1					April 21, 2003
  								to		to						(Inception) to
  								December 31,	March 1,	Year ended December 31,		March 1, 2007,
  								2007		2007		2006		2005		2007

Cash Flows from Operating Activities

Net income (loss)						$97,382		$(22,232)	$(139,527)	$(31,206)	$(207,873)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  (Increase) in management fees receivable			(4,869)		-		-		-		-
  (Increase) decrease in prepaid operating costs		-		-		16		(16)		-
  Increase in accounts payable					-		8,669		7,076		-		15,745

    Net cash provided by (used in) operating activities		92,513		(13,563)	(132,435)	(31,222)	(192,128)

Cash Flows from Investing Activities


  Initial offering costs					-		-		-		(14,190)	(79,876)
  Investment in partnership					(7,000)		-		-		-		-

    Net cash (used in) investing activities			(7,000)		-		-		(14,190)	(79,876)

Cash Flows from Financing Activities


  Sale of capital stock and limited partner interests		-		-		-		-		2,000
  Shareholder distributions					(86,500)	-		-		-		-
  Increase in due to related parties				-		42,000		132,159		43,912		300,030

    Net cash provided by (used in) financing activities		(86,500)	42,000		132,159		43,912		302,030

      Net increase (decrease) in cash and cash equivalents	(987)		28,437		(276)		(1,500)		30,026

      Cash at the beginning of the period			1,284		1,589		1,865		3,365		-


      Cash at the end of the period				$297		$30,026		$1,589		$1,865		$30,026


Non-Cash Activities

  Initial offering costs charged to retained earnings		$-		$-		$-		$79,876		$79,876

  Investment in partnership through due to stockholder		$1,000		$-		$-		$-		$-


   The accompanying notes are an integral part of the financial statements.

                      White Oak Financial Services, Inc.

                       Notes to the Financial Statements
                       December 31, 2007, 2006 and 2005


1.	Nature of the Business

  White Oak Financial Services, Inc. (the "General Partner") was formed primarily to act as General Partner of the Providence Select Fund, LP (the "Fund"), its 50% owned subsidiary, collectively referred to as (the
"Company").    The General Partner became registered as a commodity pool
operator by the National Futures Association pursuant to the Commodity Exchange Act, 7 USC Sec. 1, et seq, (the "CE Act"), on May 14, 2003.

  The responsibilities of the General Partner, in addition to the selection of trading advisors and other investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and number of units owned by each member and taking such other actions as deemed necessary or desirable to manage the business of the Fund and compliance with the CEAct. The General Partner is liable for the debts of the Fund including, but not limited to, any losses from trading in the pool account not covered by equity on deposit.

  Regulation - The Fund is a registrant (effective November 3, 2005) with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1933 (the "33 Act"). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934 (the "34 Act). The Fund is subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  The Fund was in the development stage and its efforts through March 1, 2007 were principally devoted to organizational activities.

  Offering Costs and Organizational Expenses - On the Fund's initial effective date, September 12, 2005, the Fund deducted from Limited Partners' capital the total initial offering costs of $79,876 as of that date and began expensing all subsequent offering costs. Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for the Fund's subscription and redemption purposes, the Fund will capitalize all offering and organizational costs until after the twelfth month following the commencement of business, at which time the costs will be amortized. The commencement of business was contingent upon the sale of at least $1,030,000 of partnership interests. The Fund has agreed to reimburse the General Partner and other affiliated companies for all offering expenses incurred up to commencement of business after the twelfth month following the commencement of business, which was March 2, 2007. All costs after March 2, 2007 are being paid directly by the Fund. These reimbursement amounts have accumulated to $273,745 as of December 31, 2007 and $256,746 as of December 31, 2006.

  Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Costs and Organizational Expenses".

  Revenue Recognition - After the commencement of trading by the Fund, which was March 2, 2007, the General Partner earns fixed brokerage commissions (from which it will pay commissions to the introducing broker and the futures commission merchant) and incentive fees on "new trading profits".

  The Fund invests in forward contracts, futures and other investments which are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Investment in Marketable Securities - The Company classifies its investment in the partners as available for sale. Securities classified as available for sale are carried in the financial statements at fair value. Realized gains and losses are included in earnings and unrealized holding gains and losses are reported as comprehensive income included in the equity section of the Balance Sheet. Unrealized losses were ($3,205) for the period March 2, 2007 through December 31, 2007.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Reclassification - Certain amounts in the 2005 and 2006 financial statements were reclassified to conform with 2007 presentation.


              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                      White Oak Financial Services, Inc.

                       Notes to the Financial Statements
                       December 31, 2007, 2006 and 2005


1.	Nature of the Business, Continued

  Principles of Consolidation - In accordance with FIN 46(R), Consolidation of Variable Interest Entities, the General Partner has consolidated the accounts of the Fund for the period January 1, 2007 to March 1, 2007, the years ended December 31, 2006 and 2005, and the cumulative period April 21, 2003 through
March 1, 2007.   All significant intercompany accounts and transactions were eliminated.  In addition, the Fund had no revenue for those periods.

  On March 2, 2007, the Fund became active thereby eliminating the controlling interest the Company had in the Fund. Accordingly, after that date, the financial statements only report the financial results for the General Partner.

  Income tax status - For federal income tax purposes, the General Partner elected S-Corporation status and therefore pays no Federal income taxes, since income or losses are passed through to the respective shareholder.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Company will consider only money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the years ending December 31, 2007, 2006 and 2005. There were no cash equivalents as of December 31, 2007, 2006 and 2005.

2.	Related Party Transactions

  Michael Pacult, the Company's sole stockholder, made an initial limited partner capital contribution in the Fund of $1,000 for one partnership unit. The partnership unit was transferred to the general partner on March 2, 2007.

  "Due to stockholder" and "due to related parties" at December 31, 2007 and 2006 were amounts payable to Ashley Capital Management, Inc., Futures Investment Company, and Michael Pacult, President of Futures Investment Company and Ashley Capital Management, Inc. The balances result from offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance.

  The following amounts were due to related parties as of December 31, 2007 and 2006:

  							December 31,
  						2007		2006

  Ashley Capital Management, Inc.		$40,435		$77,789
  Futures Investment Company			-		64,106
  Michael Pacult				70,485		116,135

  Due to related parties			$110,920	$258,030

  White Oak Financial Services, Inc. was due advances at December 31, 2007 and 2006 of $83,435 from the Fund. The December 31, 2006 balance was eliminated during consolidations.

  The Company earned $101,224 in management fees from the Fund for the period March 2, 2007 through December 31, 2007.

3.	The Limited Partnership Agreement

  The Limited Partnership Agreement of the Fund provides, among other things, that-

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the general partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partner may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee after the twelfth month.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                      White Oak Financial Services, Inc.

                       Notes to the Financial Statements
                       December 31, 2007, 2006 and 2005


4.	Fees

  The Fund is charged the following fees:

  Until September 1, 2007, a monthly management fee was paid to the CTA based on the rate of trading assigned by the CTA and approved by the General Partner of up to 2.5% (annual rate) of the Fund's net assets allocated to the CTA to trade. As of September 1, 2007, such management fee was increased to up to 3.25% annually.

  The Fund pays the Corporate General Partner a fixed brokerage commission of 6%, from which the Corporate General Partner will pay the round turn commissions to the futures commission merchant.

  A quarterly incentive fee of 20% of "new trading profits" is paid to the CTA and, until September 1, 2007, up to a 3% quarterly incentive fee was paid to the Corporate General Partner. As of September 1, 2007, the quarterly incentive fee tot he Corporate General Partner was reduced to up to 0.5%.
"New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for the CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

  The Fund pays the selling agents a 3% continuing service fee based on the initial investment the first year. Each year thereafter, for so long as the investment remains in the Fund, the Fund pays this fee at 1/4% monthly based on the net asset value of the investment.

  The General Partner has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the management fees paid to the CTA's and General Partner to 6% of total net assets if the total incentive fees are decreased to 15%.

5.	Recently Issued Accounting Pronouncements

  In July 2006, the Financial Accounting Standards Board (FASB) issued interpretation No. 48 (FIN 48) entitled "Accounting for Uncertainty in Income Taxes - an interpretation of FASB 109". FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 was required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 did not have a material impact on the Fund's financial statements.

6.	Concentrations

  The Fund will maintain all of its initial subscription deposits at a local financial institution. The balance may, at times, exceed Federally insured credit limits.

7.	Guarantees

  The corporate and individual general partners are liable for the debts of the Fund. Specifically, they have provided a written guarantee to the FCM (Futures Commission Merchant) to provide that they will pay any Fund overdraft should the Fund default in its payments.


              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                                    Part II

                      Statement of Additional Information

                  Providence Select Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Providence Select Fund's disclosure document dated ________, 2009, both of which are combined in this single prospectus. A free copy of Part I may be requested by writing to the general partner at 5914 N. 300 West, Fremont, IN 46737.

Table of Contents

Table of Contents							1
Summary of the Fund							3
Checks and Balances							4
Trading Advisor Overview						5
Actual Performance of Atlas Futures Fund, a Separately Offered Fund	6
Correlation Comparison							7
Fund And Offering Details						8
The Opportunity								9
Why Providence Select Fund?						9
Investment Factors							9
Value of Diversification - Managed Futures Industry			10
Managed Futures vs. Stocks During Draw-Downs				12
The Futures, Forward, Option and Swap Markets				13
Advantages of Managed Futures Fund Investments				15
Important Disclosures							16

Appendix I	-	Commodity Terms And Definitions; State Regulatory Glossary

Appendix II	-	Privacy Statement

Exhibit A	-	Limited Partnership Agreement

Exhibit B	-	Request For Redemption

Exhibit C	-	Suitability Information

Exhibit D	-	Subscription Agreement And Power Of Attorney

Exhibit E	-	Depository Agreement

Exhibit F	-	Investment Advisory Contract


    The date of this Statement of Additional Information is _________, 2009

Providence Select Fund, LP

*  Trading advisor with 16 years experience

*  9 year track record of the CTA's program traded for the Fund

*  Low historical correlation to stocks and bonds

*  Profit potential (and risk of loss) in both rising and falling markets

*  Participation in a wide variety of global markets

*  Monthly liquidity



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE OFFERING OF UNITS IN PROVIDENCE SELECT FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                     SAI 2

Summary of the Fund

Fund Objectives

Providence Select Fund, L.P. allows investors to participate in a wide range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. Providence also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund include global interest rates, foreign currencies, metals, energy products, global equity indices and agricultural commodities.

Professional Management

The advisor selected by the General Partner to trade on behalf of the Fund is Clarke Capital Management. Clarke has over 16 years experience in professional money management, though past performance is not necessarily indicative of future results. Clarke's performance record appears in Part I of this prospectus and has demonstrated an overall positive track record in 10 of the 13 programs he has managed in the past five years.

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Disciplined, Multi-Strategy Trading Approach

The trading program used for the Fund represents a unique blend of strategies with access to global market sectors. This custom blend, and low correlation of the Advisor's strategies to each other, creates an opportunity for investors interested in diversifying their portfolios across multiple sectors using complimentary trading styles.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with ten days advance written notice. Please note, there are redemption charges in the first year.

Administrative Convenience

The Fund's General Partner sends each investor a comprehensive monthly statement showing the results of the Fund's previous month's trading. The General Partner provides audited reports for the Fund and a year-end statement containing a Form K-1 for investor income tax preparation. Investors may call their financial advisor, or the General Partner, for intra-month updates if desired.

The General Partner

The Fund's General Partner is White Oak Financial Services, Inc., whose principal is Mr. Michael Pacult, experienced in the field of managed futures in the United States since 1980. The General Partner of the Fund encourages you to read the accompanying prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund.

Principal Selling Agent

The Fund is offered through select Broker Dealers and Futures Investment Company, all of which are registered with the Financial Industry Regulatory Authority. Futures Investment Company, through its affiliate relationship with White Oak Financial Services, Inc., is the principal selling agent for the Fund. Futures Investment Company is also a member of SIPC, and registered with the SEC and CFTC, and is a NFA member.

                                     SAI 3

Checks and Balances

The following is to advise you of the structure of the Fund's business, which is a combination of independently functioning and regulated organizations that provide a system of checks and balances on the accuracy and integrity of one another and your investment.

Broker: Your broker and his or her Broker/Dealer are regulated by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers
(NASD), and the various state securities boards in which they operate.

CPO: The Fund managers are registered pursuant to the US Commodity Exchange Act in accordance with rules established by the US Commodity Futures Trading Commission (CFTC) as Commodity Pool Operators (CPOs). The Fund CPOs are regulated by the National Futures Association (NFA), a CFTC authorized self
regulatory organization.   The corporate CPO's financial statements are
audited annually by an independent Certified Public Accounting firm, Jordan
Patke & Associates, Ltd.   In addition to auditing the financial statements of
the CPO, Jordan Patke also audits the Fund financial statements.

CTA: The CPO selects one or more independent traders who are registered pursuant to the US Commodity Exchange Act as Commodity Trading Advisors
(CTAs).  The CTA is then granted authority to enter trades utilizing the
amount of money the CPO grants the CTA for that purpose.    The CTA is
regulated by the NFA.

FCM: The CTA executes the Fund trades with MF Global Inc., an independent Futures Commission Merchant (FCM), which is a registered member of various world-wide futures exchanges. Both the FCM and the US exchanges are regulated pursuant to the Commodity Exchange Act and are audited by the NFA. All Fund trades are executed as standardized futures contracts that have complete transparency.

Assets: All investor funds are pooled and held in the name of the Fund. Approximately 33% of the Fund assets are held at the FCM as margin for trading and 1 to 3% is held in a Fund checking account to pay Fund expenses as necessary. The balances of the assets are held in the Fund's name in T-Bills in a Treasury Direct account at the US Treasury and at American Century Investments in its Capital Preservation Fund, which invests only in US Treasuries.

Statements: At the end of each trading day, the FCM generates an account statement that shows the day's trading activity, if any, and the Fund's open market positions, if any, which shows the original date and price of each commodity contract marked to the market's daily close. This produces a resulting unrealized profit or loss on each position, as well as the total value of the Fund account. The CPO, CTA, and independent Fund bookkeeper, Investor Services, all review the account statements daily.

Bookkeeper: The independent bookkeeper produces a daily and monthly report of the Fund's Net Asset Value (NAV) per Unit, both of which are immediately reviewed by the CPO when completed, and compared to the CPO's own records. In addition to the Fund bookkeeping, the bookkeeper completes the partnership accounting and sends out the monthly individual investor statements.

Auditor: All of the bookkeeper's activities with respect to the preparation of the Fund financial statements are reviewed and audited by Jordan Patke & Associates, Ltd., the Fund's independent CPA, which in turn is subject to the rules and regulations of the American Institute of Certified Public Accountants (AICPA) and the Public Company Accounting Oversight Board (PCAOB).

Legal: The Fund employs independent law firms to work with the bookkeeper and auditor to produce and update the Fund prospectus and to keep in compliance and interface with the SEC, FINRA, NFA, CFTC, and various state securities administrators to submit the required regulatory filings as periodically required.

Although your investment in futures presents the risk of loss from the trades made, please be assured that all of us-your broker, the CPO, CTA, FCM, bookkeeper, auditor, and attorneys -while independent from each other, are working together in a system of checks and balances to monitor your investment for performance, accuracy, integrity, and safety to be certain the reports of earnings and losses to you are accurate and complete.

                                     SAI 4

Trading Advisor Overview

Fund Advantage

One of the major advantages of the Providence Select Fund, L.P. is that the Fund allows access to the trading advisor at the substantially lower minimum investment requirement of $25,000. To invest with this advisor separately, through an individually managed account, would require a substantially higher minimum investment.

As of June 2, 2008, the General Partner of the Fund replaced the prior Advisor with Clarke Capital Management, Inc., which trades its Alpha Program on behalf of the Fund. This program has been traded for a separate commodity pool, Atlas Futures Fund, Limited Partnership, which is sponsored by the individual general partner of Providence. The total net asset and incentive fees for Atlas are currently the same as those for Providence. The table below is a composite performance of the trading advisor's Alpha program such that it represents the performance that would have been achieved if an investment had been made in Atlas in October 1999 and transferred to Providence as of the month in which the advisor began trading the Alpha program for Providence, June 2008, and subsequently held to date. To see the entire actual trading performance of the Fund with the prior advisor, please see page 26 of Part I of this prospectus. You will acquire no interest in Atlas or the Alpha program through a purchase in Providence.

Advisor Program Overview

*	Technical, systematic trading program

*	Trades a broad and diverse group of domestic and international futures and currency markets

*	Strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events

*	General trading strategy is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend.

*	Employs techniques that utilize a number of trading models acting independently

*	Each model generates it own entry and exit signals and trades both sides of the market (long and short)

*	With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program

*	Models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program

            Pro Forma Composite Performance of Atlas and Providence

Oct 1999 - Jan 2009 	Total Months: 112

Performance 	Total Rate of Return 			410.35%
		Average Annual  Rate of Return* 	20.49%

Risk 		Worst Peak-to-Valley Drawdown** 	-17.86
		Average Annual Standard Deviation*** 	19.11%

Statistics 	Sharpe Ratio**** 			0.92

* Average annual rate of return is the sum of all annual rate of return amounts divided by the number of years.

** Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

*** Average Annual Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

**** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13 week T-Bill returns divided by average annual standard deviation.

THE ABOVE TABLE WAS PREPARED BY THE FUND. AN INVESTMENT IN PROVIDENCE SELECT FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF
PRINCIPAL INVESTED.   A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY
INTEREST IN THE GENERAL PARTNER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT PROVIDENCE.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 5

            Pro Forma Composite Performance of Atlas and Providence

As of June 2, 2008, the General Partner of the Fund replaced the prior Advisor with Clarke Capital Management, Inc., which trades its Alpha Program on behalf of the Fund. This program has been traded for a separate commodity pool, Atlas Futures Fund, Limited Partnership, which is sponsored by the individual general partner of Providence. The total net asset and incentive fees for Atlas are currently the same as those for Providence. To see the entire actual trading performance of the Fund with the prior advisor, please see page 26 of Part I of this prospectus. You will acquire no interest in Atlas or the Alpha program through a purchase in Providence.

Actual Trading Performance of Providence

June 2008 - January 2009

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2009	-3.59												-3.59
2008						8.91	-8.56	3.71	-6.35	7.16	2.12	-4.96	0.60

Historical Performance of Atlas, a Separately Offered Fund

October 1999 - May 2008

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR

2008	-8.64	25.18	-2.99	16.07	-2.10								26.07
2007	5.92	-2.97	-1.58	0.70	-2.15	4.92	-3.51	-5.66	14.88	3.63	6.90	-1.24	19.65
2006	1.76	-9.11	-3.37	13.26	1.40	-4.51	-6.56	1.46	9.05	0.28	(0.81)	3.13	3.94
2005	-4.02	3.77	15.01	-3.60	6.94	-3.01	-1.34	7.56	0.01	-3.85	6.06	-0.86	22.91
2004	-5.08	11.26	3.09	-0.90	15.08	-2.42	4.15	7.18	4.12	10.75	7.09	-6.56	56.04
2003	4.08	21.04	-3.47	2.92	12.60	-5.23	-3.93	-2.37	3.58	-1.95	-8.61	14.78	33.47
2002	-4.86	-5.41	3.42	-5.24	0.00	12.85	5.22	3.32	7.65	-12.94	-5.65	15.99	10.97
2001	-7.36	-4.44	7.62	-4.29	0.86	-2.93	3.91	1.92	-5.98	11.62	4.05	-0.95	-5.70
2000	-2.88	-1.04	-4.46	1.47	12.16	4.95	-7.90	9.72	-0.68	-7.23	8.44	18.97	31.76
1999										-0.66	2.36	-6.45	-4.88

The graphs below are composite performance of the trading advisor's Alpha program such that they represent the performance that would have been achieved if an investment had been made in Atlas in October 1999 and transferred to Providence as of the month in which the advisor began trading the Alpha program for Providence, June 2008, and subsequently held to date.

Value of Atlas Initial $10,000 Investment / Performance vs. Benchmarks

Atlas: October 1999 - May 2008		Atlas: October 1999 - May 2008

Providence: June 2008 to January 2009	Providence: June 2008 to January 2009


The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The CISDM CTA Equal Weighted Index is representative of the average performance of Commodity Trading Advisors reporting to the CISDM Hedge Fund/CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND TWO GRAPHS WERE PREPARED BY THE FUND. AN INVESTMENT IN PROVIDENCE SELECT FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE
COMPLETE LOSS OF PRINCIPAL INVESTED.   A PURCHASE OF UNITS IN THE FUND DOES
NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT PROVIDENCE.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 6

Correlation Comparison

Performance Through Diversification

The value of diversification can be seen by looking at the correlation comparison of the Advisor's performance through trading of Atlas Futures Fund, LP versus benchmark stock market and trading advisor indices.

Since inception in October 1999, not only has the trading advisor's Alpha program outperformed the major indices, but was also not correlated to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

The performance information on this page is a composite performance of the trading advisor's Alpha program such that it represents the performance that would have been achieved if an investment had been made in Atlas Futures Fund, Limited Partnership, a separate commodity pool which is sponsored by the individual general partner of Providence in October 1999 and transferred to Providence as of the month in which the advisor began trading the Alpha program for Providence, June 2008, and subsequently held to date. The total net asset and incentive fees for Atlas are currently the same as those for Providence. To see the actual trading performance of the Fund with the prior advisor, please see page 26 of Part I of this prospectus. You will acquire no interest in Atlas or the Alpha program through a purchase in Providence.

Annual Rates of Return of Atlas / Providence, vs. Benchmarks

October 1999 - January 2009

	Atlas /		S&P 500		NASDAQ 100	CISDM CTA
	Providence
1999	-4.88%		14.54%		53.97%		-1.97%
2000	31.76%		-10.12%		-36.83%		10.46%
2001	-5.70%		-13.05%		-32.65%		4.92%
2002	10.97%		-23.36%		-37.58%		13.40%
2003	33.47%		26.39%		49.11%		11.07%
2004	56.04%		9.00%		10.45%		3.83%
2005	22.91%		3.01%		1.48%		2.44%
2006	3.94%		13.62%		6.78%		5.67%
2007	19.65%		3.55%		18.67%		11.57%
2008	26.82%		-38.50%		-40.40%		6.76%
2009	-3.59%		-8.57%		-2.57%		-0.15%

Value of Initial $10,000 Investment in Atlas / Providence vs. Benchmarks

October 1999 - January 2009

													Total Value	Ave. Annual ROR
$10,000 invested October 1999 in Atlas/Providence would be worth $51,051	Atlas/Providence	$51,051		20.49%
$10,000 invested October 1999 in S&P 500 would be worth $6,441			S&P 500			$6,441		-2.69%
$10,000 invested October 1999 in NASDAQ would be worth $4,901			NASDAQ 100		$4,901		-1.30%
$10,000 invested October 1999 in CISDM CTA would be worth $21,428		CISDM CTA		$21,428		8.57%

Correlation Comparison

October 1999 - January 2009	Total Months: 112			Atlas / Providence	S&P 500		NASDAQ 100 	CISDM CTA

Performance			Total Rate of Return			410.51%			-35.59%		-50.99		114.23%
				Ave. Annual Rate of Return		20.49%			-2.69%		-1.30%		8.57%

Risk				Worst Peak-to-Valley Drawdown*		-17.86%			-46.70%		-81.07		8.75%
				Average Annual Standard Deviation**	19.11%			17.37%		32.05%		5.07%

Statistics			Sharpe Ratio***				0.92			-0.33		-0.13		1.10
				Correlation to Atlas / Providence	1.00			0.35		0.16		0.37

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13-week T-Bill returns divided by average annual standard deviation.

THE ABOVE TABLES WERE PREPARED BY THE FUND. AN INVESTMENT IN PROVIDENCE SELECT FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE
LOSS OF PRINCIPAL INVESTED.   A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT
IN ANY INTEREST IN THE GENERAL PARTNER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT PROVIDENCE. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 7

Fund And Offering Details

The Fund

Investment Goal	Medium to Long-Term Capital Appreciation

General Partner	White Oak Financial Services, Inc.

Trading Advisors	Clarke Capital Management, Inc.

Clearing Broker	MF Global Inc.

The Offering

Minimum Investment	$25,000

Increment Amount	$1,000

Subscription Fee	None

Subscription Price	Net Asset Value

Subscription Notice	Subscriptions Available Monthly with Five Business
Days Notice

Subscription Procedure	Subscribers Must Complete, Execute and Deliver to
Their Selling Agents the Subscription Agreement and Power of Attorney Signature Page attached to this Prospectus as Exhibit D.

Redemption Notice	Liquidity Available Monthly with Ten Days Notice

Investor Liability	Limited to the Amount of Capital Invested

Investor Suitability	Net Worth of $250,000 -or-

Income of $70,000 and Net Worth of $70,000

Plus Specific State Requirements

Please Refer to Part I of the Prospectus

for Additional Information

Fees and Expenses

Continuing Service Fee	4% Annually

General Partner Compensation	Fixed Brokerage Commission of 7% Annually

Trading Advisor Compensation	Incentive Fee of 25% of New Net Profits
Quarterly

Accounting, Legal & Misc.	Estimated $95,000 Annually

Redemption Fee	0-3 Months - 4%; 4-6 Months - 3%;

7-9 Months - 2%; 10-12 Months - 1%;

13 Months and Thereafter - 0%

                                     SAI 8

The Opportunity

*	Professionally managed futures funds offer access to global markets, along with the potential to profit from rising or falling markets.

*	Professionally managed futures funds add an important component to a diversified growth portfolio.

*	In the opinion of the General Partner, Providence Select Fund, L.P.
offers a more simple and effective way to participate in futures through use of a successful futures trading advisor with a long-term track record, than with a managed account or through discretionary trading yourself.

How to Subscribe

*	After reviewing the Prospectus, please complete and sign the items in the Subscription Agreement attached as Exhibit D.

*	Forward the Subscription Agreement and a check made payable to "Special account for the exclusive benefit of the customers of Providence Select Fund, LP" to your broker or investment advisor.

The Fund is open to qualified investors and the current minimum investment is $25,000. New investments are entered into the Fund at the end of the month in which they are received and must be received on the 5th business day prior to the end of the month.


WHY PROVIDENCE SELECT FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as Providence Select Fund, is to provide a fully diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The Providence Select Fund employs a professional commodity trading advisor, Clarke Capital Management, Inc., that trades as many as 40 futures markets worldwide using proprietary trading systems. The trading advisor has consistently produced positive returns, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place. Of course, past performance is not necessarily indicative of future results.

WHY NOW?

The recent fluctuation in world markets has proven that long-only equity portfolios cannot make money during downward cycles. For continued portfolio performance, a fund that hedges its trades is the only way to potentially limit losses and possibly achieve gains in any economic environment.

HISTORICAL NON CORRELATED PERFORMANCE

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short gives managed futures the ability to profit from up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

                                     SAI 9

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. White Oak Financial Services, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease - means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting White Oak's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. White Oak has no expectation that the Fund's performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

VALUE OF DIVERSIFICATION - MANAGED FUTURES INDUSTRY

Money Under Management in Managed Futures

Money Under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter. Money Under Management during the 3rd quarter 2008 was $227.0 billion.

This chart was prepared by the Fund and shows industry growth since 1980 using data obtained from Barclay Trading Group, Ltd. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI 10

MARKET DIVERSIFICATION

The Fund's CTA uses proprietary systems designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of up to 40 futures markets in both commodity and financial futures. Fundamental to the Fund's selection of CTAs is low correlation between the different instruments they trade and high liquidity for order execution.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI 11

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index with the S&P 500 Index than managed futures investments, as represented by the CISDM Fund/Pool Qualified Universe Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation Of Monthly Returns

With The S&P 500 Index

January 1980* - January 2009

* CISDM data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Lehman Bros. Govt. Bond Index is unmanaged and generally representative of the global central government bond market. The CISDM CPO Asset Weighted Index reflects the dollar-weighted performance of CPOs reporting to the CASAM CISDM Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Lehman Brothers Government Bond Index, CISDM Fund/Pool Qualified Universe Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The CISDM Fund/Pool Qualified Universe Index experienced a smaller peak to valley decline than three of the other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

Worst-Case Declines

January 1980* - January 2009

[Amounts In Percents]

* CISDM data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Lehman Bros. Govt. Bond Index is unmanaged and generally representative of the global central government bond market. The CISDM CPO Asset Weighted Index reflects the dollar-weighted performance of CPOs reporting to the CASAM CISDM Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI 12

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the CISDM Fund/Pool Qualified Universe Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January 1980* - January 2009)

Source: Stocks: S&P 500 Index

Managed Futures: CISDM Trading Advisor Qualified Universe Index (MAR)

* CISDM data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500 index is unmanaged and is generally representative of a certain portion of the U.S. equity markets. The CISDM Trading Advisor Qualified Universe Index reflects the dollar-weighted performance of CTAs reporting to the CASAM CISDM Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

FUTURES CONTRACTS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

                                     SAI 13

FORWARD CONTRACTS

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the Fund will use the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

OPTION CONTRACTS

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the "striking," "strike" or "exercise price"). The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be "in the money" if the striking price is below current market levels, and "out of the money" if the striking price is above current market levels. Conversely, a put option is said to be "in the money" if the striking price is above current market levels, and "out of the money" if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

SWAP TRANSACTIONS

The Fund periodically enters into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)	the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.

The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other

                                     SAI 14
than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Fund will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the CTA were restricted in its ability to trade in the swap markets, the activities of the Fund, to the extent that its CTA trades in such markets on behalf of the Fund, might be materially affected.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a Federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." The Fund is licensed by the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Fund would be unable to act as the Fund's commodity pool operator.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures, forward, option and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. The Fund believes that this investment should be considered as a medium to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

                                     SAI 15

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

White Oak's approach includes the following elements:

- Disciplined Money Management. The CTA selected by White Oak generally allocates a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

- Balanced Risk. The Fund's capital is allocated to as many as 40 markets 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

- Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

- Multiple Systems. While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTA utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

Important Disclosures

Providence Select Fund, LP is a registered commodity pool and is not subject to the same regulatory requirements as a mutual fund, including mutual fund requirements to provide certain daily standardized pricing and evaluation information to investors. The following should be noted:

*	The Fund is a speculative investment and involves a high degree of risk.
An investor could lose all of his/her investment.

*	An investment in the Fund is not suitable for all investors.

*	The Fund may be leveraged and the Fund's performance can be volatile.

*	A substantial portion of the Fund's trades may be executed on foreign exchanges, which could mean higher risk.

*	An investment in the Fund may be illiquid (monthly redemptions are available subject to market disruption) and there are significant restrictions on transferring interests in the Fund. There is no secondary market for an investor's investment in the Fund and none is expected to develop.

*	The Fund's fees and expenses - which may be substantial regardless of any positive return - are deducted from profits, and returns to clients will be net of fees.

*	Diversification does not assure a profit or provide a guarantee against loss in a declining market.

This summary is not a complete list of the risks and other important disclosures involved in investing in the Fund and is subject to the more complete disclosures contained in Part I of the Fund's Prospectus, which should be reviewed carefully.

                                     SAI 16

Providence Select Fund, L.P.
General Partner:
White Oak Financial Services, Inc.
5914 N. 300 West
P.O. Box C
Fremont, IN  46737
(260) 833-1306





THE OFFERING OF UNITS IN PROVIDENCE SELECT FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                     SAI 17

                                  APPENDIX I

Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the selling agent, or the additional sellers, who are eligible to service the Fund, the partners and to receive continuing service fees.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant.

Capital means cash invested in the Fund by any partner and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker.  See definitions of Futures Commission Merchant.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Continuing Service Fee. A percentage of the Capital of the partnership paid to the selling agents who will pay their individual associated persons who work for them who have either sold the partnership interests to the partners or are providing services to the general partner or the other partners. The partnership will pay these fees to the principal selling agent, Futures Investment Company, which will pay a share of these fees to those that sell the Units.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. A segregated account held in the name of the corporate general partner at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold subscription proceeds until the subscription is accepted. If it is rejected, the subscription is returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Fixed Brokerage Commission. The percentage of equity charged to clear the round turn trades entered for the Fund account at the futures commission merchant. The entity charging the fixed commission takes the risk that the number of trades entered will not exceed the costs on a round turn basis in exchange for the retention in the difference between the round turn costs and the percentage charged. The percentage is usually expressed at an annual rate but paid monthly.

Form K-1. The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The corporate general partner is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company. The principal selling agent, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 Mr. Michael Pacult, one of the general partners and the principal of White Oak Financial Services, Inc., the other general partner, is a 50% shareholder and one of the principals of Futures Investment Company. His spouse holds the other 50% and is also a principal.

General Partner. White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300
West, P.O. Box C, Fremont, IN 46737.  They manage the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and depository account funds are released to the Fund for commencement of trading.

Limited Partner. Persons who have invested and admitted as Partners without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount that will terminate this offering. The general partner my elect to register additional partnership interests or terminate the offering at anytime.

National Association of Securities Dealers (NASD). The self-regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933.

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the general partner of the Fund, commodity trading advisors, such as the trader for the Fund, introducing brokers, futures commission merchants, such as the clearing broker of the Fund, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), including investments in U.S. Treasuries and in cash management funds that invest in only U.S. Treasuries, less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the Fund divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their State. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various State securities agencies and the printing of a Prospectus. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, the total expenses cannot exceed 15% of capital raised pursuant to the offering. The offering expenses do not include the first year's accounting, legal and other operating costs.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Organizational Expenses. The costs to form the partnership and qualify it to do business that are expensed as incurred.

Partners.  All general partners and all limited partners in the Fund.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Providence Select Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal. Mr. Michael Pacult, one of the general partners and the principal of the corporate general partner. Mr. Pacult is also a principal of the principal selling agent, Futures Investment Company.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a partner to tender its partnership interests to the Fund for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Scale in Positions. In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large to be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Securities and Exchange Commission (SEC). The United States authority that regulates the sale of securities to the public, including the Units to be sold by the Fund pursuant to this prospectus.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, and any other selling agents selected by it and the general partner to offer the partnership interests for sale. See Plan for Sale of Partnership Interests.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe a general or limited partnership interest in the Fund that was originally purchased at the initial $1,000 value and once trading commenced, was sold at the Net Asset Value on the last day of the month following receipt of the subscription agreement.

Unrealized Profit Or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

State Regulatory Glossary

	The following definitions are supplied by the State securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective States. They belong to the North American Securities Administrators Association, Inc. that publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are from the Guidelines; however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

	Administrator-The official or agency administering the security laws of a State. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

	Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the general partner.

	Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mr. Michael Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

	Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the partnership interests.

	Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant.

	Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

	Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

	Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

	Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

	Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

	New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

	Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and State law, including taxes and fees, accountants' and attorneys' fees.

	Participant-The holder of a Program Interest.  A Partner in the Fund.

	Person-Any natural Person, partnership, corporation, association or other legal entity.

	Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The general partner will pay these fees from the fixed brokerage commissions.

	Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

	Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant.

	Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the Fund. See Exhibit A, the Limited Partnership Agreement.

	Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

	Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates.

	Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

	Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

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                                  APPENDIX II

                               PRIVACY STATEMENT

                          PROVIDENCE SELECT FUND, LP
                             505 Brookfield Drive
                             Dover, Delaware 19901
                          Telephone:  (800) 331-1532

Providence Select Fund, LP, is committed to safeguarding the confidential information of its partners. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except to our selling agents or as directed by you or required by law and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

*	We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

*	We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as selling agents, trustees and clearing brokers or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with our selling agents and your accountant or other professional.

*	We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

*	The categories of nonpublic personal information that we collect from a prospect, partner, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

*	For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and State regulators also may review firm records as permitted under law.

*	Personally identifiable information about you will be maintained during the time you are a partner or client, and for the required time thereafter that such records are required to be maintained by Federal and State securities laws. After this required period of record retention, all such information is expected to be destroyed.

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            EXHIBIT A TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                      AGREEMENT OF LIMITED PARTNERSHIP OF
                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP

                                  ARTICLE I.
             FORMATION, NAME, POWER OF ATTORNEY AND CONSIDERATION

1.1	THIS LIMITED PARTNERSHIP AGREEMENT, (the "LP Agreement") was entered into on May 16, 2003 and was amended by the First Amendment dated July 29, 2003 and is hereby amended and restated to combine, supersede and fully restate the LP Agreement as of September 1, 2003 into this single document to include all of the terms of the LP Agreement and the First Amendment. This fully restated partnership agreement is to be hereafter referred to as the "LP Agreement". The LP Agreement, as hereby amended and fully restated, forms and defines the terms of operation of a limited partnership named PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP (the "Partnership" or "Fund") among White Oak Financial Services, Incorporated, a Delaware corporation (the "Corporate GP"), and Michael Pacult (the "Other GP-Pacult"), collectively called "general partner", and Michael P. Pacult (the "Initial LP"), as the initial limited partner. In the event of conflicts between this agreement and either the LP Agreement of May 16, 2003 or the First Amendment of July 29, 2003, this Agreement will control. A Certificate of Limited Partnership was filed pursuant to the Uniform Limited Partnership Act of the State of Delaware, USA, (the "Act") to form and declare the effective date of the Partnership to be May 16, 2003. No change is made to the effective date of the Partnership and all acts previously taken by the general partner are ratified and approved.

1.2	POWER OF ATTORNEY.  As a condition precedent to admission to the
Partnership, every Partner will be required to grant a power of attorney to authorize the Corporate GP to admit that Partner and all future Partners it chooses to the Partnership and to grant the Corporate GP the authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership. The Other GP-Pacult, by his signature below, grants the Corporate GP a Power of Attorney and sole authority and power to take all actions required or deemed necessary to carry out the purposes of the Partnership.

WITNESSETH:

1.3	IN CONSIDERATION of one thousand dollars ($1,000) paid to the
Partnership by the Corporate GP and the Initial LP and other good and valuable consideration, this Partnership was formed and henceforth will be operated on the following terms and conditions:

                                  ARTICLE II
          PRINCIPAL OFFICE, REGISTERED AGENT and TAX MATTERS PARTNER

2.1	PRINCIPAL OFFICE.  The principal office of the Partnership is: 505
Brookfield Drive, Dover, DE 19901, or such other place as the Corporate GP may designate, in its sole discretion, from time to time;

2.2	REGISTERED AGENT.  The Registered Agent for the Partnership is Corporate
Systems, Inc., 505 Brookfield Dr., Dover, Kent County, DE 19901; and

2.3	TAX MATTERS PARTNER.  The Tax Matters Partner for the Partnership is the
Corporate GP, 5914 N. 300 West, P. O. Box C, Fremont, IN  46737.

                                  ARTICLE III
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

3.1	BUSINESS PURPOSE.  The Partnership's business purpose is to increase
Capital through the high risk, speculative and hedge trading of forward contracts, futures, options on futures and other investments selected by one or more managers ("Commodity Trading Advisors or CTAs or other qualified persons") retained by the Corporate GP on behalf of the Partnership.

3.2	PARTNERSHIP POWERS.  The Partnership, through the Corporate GP, is authorized to do any and all things incident or connected with or in furtherance of its business purpose that is authorized pursuant to the Act including, but not limited to:

(a)	admit additional Partners on terms determined solely by the Corporate
GP;

(b)	trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto;

(c)	invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales;

(d)	possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership;

(e)	borrow or raise monies and, from time to time without limit as to amount;

(f)	to open margin and other forms of leveraged accounts;

(g)	to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the Corporate GP shall deem advisable;

(h)	lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the Corporate GP shall deem advisable and consent;

(i)	rent or own and maintain one or more offices staffed as the Corporate GP shall determine and to do such other acts attendant thereto as may be necessary or desirable;

(j)	establish or waive the sales commission to acquire investment Capital as the Corporate GP, in its sole discretion, from time to time, may determine;
and

(k)	enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

3.3	EXERCISE OF POWERS.  The Partnership shall carry on its activities through the exercise of judgment by the Corporate GP and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the Corporate GP.

3.4	FEES AND COMMISSIONS TO THE CORPORATE GP. The Corporate GP may charge the Partnership brokerage commissions but will not serve as an investment or trading advisor to the Partnership. The Other GP-Pacult shall not receive any compensation from the Partnership for serving as an Other GP.

3.5	TRADING ADVISOR(S). The Corporate GP shall be solely responsible for the selection, retention and dismissal, from time to time, of one or more
Commodity Trading Advisor(s) ("CTA"). The CTA or CTAs selected will determine the markets to be traded, time the purchase and sale (including short sales, hedge positions, and option purchases and sales) and otherwise manage the trades made by the Partnership.

3.6	MANAGEMENT.  The Partnership's management is as follows:

 (a)	POOL OPERATOR NAME AND PRINCIPALS.  The Corporate GP and Other GP-Pacult
are identified in the captions of this LP Agreement. They and any other general partners of the Partnership must qualify as commodity pool operators pursuant to the Commodity Exchange Act (the "CEAct") as a condition precedent to, and during, their appointment as GPs pursuant to the terms of this LP Agreement.

(b)	COMMODITY TRADING ADVISOR.  The Corporate GP will select one  or more independent CTAs to trade the assets of the Partnership. All CTAs selected must have a current disclosure document filed and on public record with the National Futures Association (the "NFA") pursuant to the CEAct. The Corporate GP will rely upon the track record and other information supplied by the CTA in its selection of the CTA. The CTA will have no ownership in the Partnership and its compensation will be subject to the terms of this LP Agreement and also as described in the Offering Documents that are used to offer Limited Partnership interests ("Units") for sale to prospective partners. The CTA will enter trades on behalf of the Partnership directly with the futures commission merchant ("FCM") without the prior knowledge or approval by the Corporate GP of the methods used by the CTA to select the trades, the number of contracts, or the margin required by the FCM for the Partnership to deposit to enter and hold the positions taken. The Partnership is expected to use from 10% to 40% of the Net Asset Value on deposit with the FCM, from time to time, for margin to hold positions taken by the CTA for the account of the Partnership. Margin is merely security to the FCM for the positions taken by the Partnership and does not define or otherwise limit the profit or (loss) that can be incurred from any or all of the positions taken. It is possible for the Partnership to be required to pay margin calls (addition deposits to the FCM) to continue to hold positions or to pay overdrafts created by losses on closed out positions.

(c)	INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT.  The Corporate GP
may also select an Affiliated or independent Introducing Broker ("IB") to introduce and service the Partnership account(s) with the Futures Commission Merchant (the "FCM") and to handle communications with the limited partners ("LPs"). The Corporate GP will be paid fixed brokerage commissions for trades and will be responsible for payment of all Pit Brokerage and other clearing expenses and brokerage commission to the IB and the FCM. The FCM will hold the Partnership equity assigned by the Corporate GP for trading and will accept and clear the trades entered by the CTA. The trades will be made by the CTA directly to the FCM pursuant to a power of attorney granted by the Corporate GP on behalf of the Partnership to authorize the CTA to enter trades on behalf of the Partnership.

3.7	QUALIFICATION TO SELL UNITS.  The Corporate GP, on behalf of the
Partnership, shall have the authority, but not the obligation, to cause the Partnership Offering Documents and any other documents deemed necessary or desirable to be filed, and such amendments thereto as the Corporate GP deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the Commodity Futures Trading Commission and the commission of securities under the securities laws of the various states and any other jurisdiction desirable or proper to qualify the Units for sale pursuant to public or private offerings. Each of the Partners hereby acknowledge that the power of attorney granted to the Corporate GP extends to preparations of such documents, filings and payment of the attendant fees and further consent, confirm and ratify all action taken and things done by the Corporate GP with respect to such preparation, filings and payment of fees attendant to such public and private offerings. The Corporate GP may make such other arrangements, including sales outside the United States, for the public and private sale of Units as it, in its sole judgment, deems appropriate.

                                  ARTICLE IV
                TERM, DISSOLUTION, LIQUIDATION AND FISCAL YEAR

4.1	TERM OF PARTNERSHIP.  The Partnership shall commence on May 16, 2003, and shall continue until dissolved or terminated pursuant to the terms of this
Article IV or extended as provided by law.

4.2	DISSOLUTION.  The Partnership shall be dissolved and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a)	the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership; or

(b)	the Redemption by the Partners of substantially all of the Capital of the Partnership; or

(c)	the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business; or

 (d)	the resignation of the Corporate GP after one hundred twenty days notice to the other Partners, of the bankruptcy, insolvency or dissolution, of the Partnership General Partners, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event; or

(e)	at 11:59 p.m. on the day that is twenty-one (21) years from the first effective date of this Agreement; or

(f)	any event which legally dissolves the Partnership.

4.3	EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Article XIV, Redemption. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits under that provision. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership.

4.4	EFFECT OF CORPORATE PARTNER TRANSFER OF STOCK.  The Corporate GP may
assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

4.5	LIQUIDATION. Upon the termination and dissolution of the Partnership, the Corporate GP (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the Corporate GP, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the Corporate GP, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

4.6	RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS.  A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the Corporate GP or any Other GP or any Limited Partner for that purpose.

4.7	NO PRIORITY.  In the event of dissolution or liquidation or other voluntary or involuntary wind-up of the affairs of the Partnership, no limited partner shall have priority over any other limited partner in regard to the return of their Capital contributed to the Partnership.

4.8	FISCAL YEAR.  The Corporate GP shall establish the Partnership Fiscal year, from time to time. The Corporate GP established the initial partial year to commence on May 16, 2003 and each year, thereafter, to commence on January 1 and for the initial year and all years, thereafter, to end on December 31.

                                   ARTICLE V
                                 DEFINITIONS

Certain terms used in this Agreement shall have the following special meanings:

5.1	The term Affiliate means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

5.2	When referring to the assets of the Partnership:

(a)	the term Capital means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b)	the term Capital Contribution means, with respect to any Partner, the individual deposits made to Capital contributed to the Partnership by a Partner;

(c)	the term Capital Subscription means the amount such Partner agrees to pay for the Unit or Units in the Partnership subject to acceptance by the Corporate GP;

(d)	the term Initial Capital means the sum of all Capital Subscriptions received by the Corporate GP prior to commencement of trading;

(e)	the term Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i)	Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the Corporate GP;

(ii)	All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii)	Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv)	Management fees are accrued as an expense and paid on the last business day of each month;

(v)	Incentive fees are accrued as an expense of the Partnership and paid on the last business day of each calendar quarter;

(vi)	Interest earned on all Partnership accounts is accrued and paid monthly;

(vii)	The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the Corporate GP or as provided in this Agreement and the amount of any redemption is a liability of the Partnership upon acceptance by the Corporate GP and not the date of receipt of the redemption request from any Partner; and

(viii)	Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

 (f)	The term Valuation Date means the date used to value the Net Assets of the Partnership selected by the Corporate GP which shall be no less often than immediately after the close of business on the last business day of each month;

(g)	the terms Profit or (Loss) Attributable to Units means the product of A)
the number of Units divided into B) an amount equal to the Net Profit or
(Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit and (Loss) shall include interest earned on all Partnership assets including realized and unrealized capital gains or losses on U.S. Treasury bills and on any other securities;

(h)	the term Management Fee means up to six percent (6%) annually of the Net
Assets of the Partnership as established, from time to time, by the Corporate
GP computed on the close of business on the last day of each month and payable to the Corporate GP and upon the Capital assigned to each independent
Commodity Trading Advisor, (the "CTA") or both, without regard to the income or loss of the Partnership for that period; management fees to the Corporate
GP, should such fee be charged at some time in the future, shall be in addition to any income earned on its general partner interest in the Partnership.

(i)	the term Incentive Fee means a percentage of the New Net Profits accrued and paid to the Corporate GP, or its Affiliates, or the CTA, or to both, of up to a total of fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation as established, from time to time, by the Corporate GP; the Corporate GP has the right to both reduce the Incentive Fee below fifteen percent (15%) and to increase the Incentive Fee to a maximum of twenty-seven percent (27%), provided that in the case of an increase in Incentive Fee of over fifteen percent (15%) the Management Fee is correspondingly lowered by one percent (1%) for each two percent (2%) increase in Incentive Fee; i.e., at the maximum of a twenty-seven percent (27%) Incentive Fee, the Management Fee would be zero (0%); should the Corporate GP select multiple CTA's to trade for the Partnership, it is possible for one CTA to be paid an Incentive Fee while the Partnership suffers a Net Loss from all trading; in that event, the Corporate GP would be paid no Incentive Fee; Incentive Fees to the Corporate GP shall be in addition to any income earned on its general partner interest in the Partnership.

(j)	the term Gross Profit or (Loss) means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(k)	the term New Net Profit or Loss means the amount of income earned from inception of trading by the Partnership in the case of the Corporate GP and by each CTA, less the trading losses and brokerage commissions and fees.; in the case of multiple CTA's, the New Net Profit or Loss applies to the results achieved by each CTA without regard to the results achieved by any other CTA or any non-trading asset or investment;

(l)	the term Net Profit or Loss means net profit or loss from all sources.

(m)	the term Unit shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

5.3	When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

 (a)	the term Expenses shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed or round turn commissions, which are, in the opinion of the Corporate GP, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the Corporate GP or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the Corporate GP on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of Corporate GP overhead. In addition, if extraordinary expenses are incurred, the Corporate GP shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the extraordinary expenses;

(b)	the term Net Unit Value shall mean the Net Asset Value, divided, from time to time, by the total number of Units outstanding;

(c)	the term Offering Period means the period of time established, from time to time, by the Corporate GP in which the Partnership will offer Units for sale at the Net Asset Value and admit new Partners pursuant to the terms of this LP Agreement; and,

(d)	the term Syndication Costs means the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Offering Documents, registrations and filing fees, web design and promotion, contract negotiation, and travel incurred which are deemed necessary or desirable by the Corporate GP and the professionals selected, to form the Partnership and become ready to sell Units and engage in business.

(e)	the term Pit Brokerage Fee means floor brokerage, clearing fees,
National Futures Association fees, and exchange fees.

5.4	Offering Documents means the disclosure document, memorandum, offering circular, prospectus and registration statement, together with the exhibits, Federal and state forms, and any subsequent continuations thereof, which describes this Partnership to persons selected by the Corporate GP including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the Corporate GP to participate in the affairs or provide services to the Partnership.

5.5	When referring to this LP Agreement and the Partners of the Partnership:

(a)	the term Act refers to the Uniform Limited Partnership Act of the State of Delaware, USA, as amended, from time to time.

(b)	the term CEAct refers to the United States Commodity Exchange Act, 7 U.
S. C. Sec 1, et seq., as amended, from time to time.

(c)	the term LP Agreement refers to this agreement as amended, from time to time;

(d)	The term Commodity Pool Operator refers to the GPs of the Partnership as that term is defined by the CEAct;

(e)	the term CTA refers to Commodity Trading Advisor (sic investment manager) as that term is defined by the CEAct;

(f)	the term Corporate GP refers to White Oak Financial Services,
Incorporated, a Delaware corporation, with its principal office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306;

(g)	the term FCM refers to the Futures Commission Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that hold the Partnership equity made available for trading and accept the trades directed to be made by the CTAs;

(h)	the term GP refers to all general partners of the Partnership;

(i)	the term GP Interest refers to any non-trading Capital contributed to the Partnership by any GP;

 (j)	the term IB refers to the Introducing Broker or Brokers, as that term is defined by the CEAct, selected, from time to time, by the Corporate GP and is the entity or entities that are responsible for the Partnership's relationship with the FCMs and for continuing service to the Partners;

(k)	the term Initial LP refers to Michael P. Pacult, a signatory to this LP
Agreement;

(l)	the term Additional LP refers to any limited partner other than Michael
P. Pacult admitted to this Partnership pursuant to the terms of this LP
Agreement;

(m)	the term Limited Partners refers to the Initial LP and all Additional
LPs in the Partnership;

(n)	the term Majority in Interest refers to that number of Partners who collectively hold over 50% of all of the outstanding Partnership interests held by all Partners in the Partnership; provided, however, the GP Interests cannot be considered to determine a Majority in Interest or otherwise vote or consent on the question of removal of the Corporate GP or any other matters specifically limited in this LP Agreement. In addition, see the rights, duties and limitations of the actions that can be taken by the Corporate GP and the Limited Partners specifically provided in this LP Agreement;

(o)	the term Other GP refers to any GP other than White Oak Financial
Services, Incorporated admitted to serve as a general partner of the Partnership pursuant to the terms of this LP Agreement; and

(p)	the term Partners refers to the Corporate GP, all Other GPs, the Initial
LP and all of the Additional LPs.

                                  ARTICLE VI
                   CAPITAL CONTRIBUTIONS AND USE OF CAPITAL

6.1	CAPITAL CONTRIBUTIONS OF PARTNERS.

(a)	Each Additional LP is required to deliver to the Partnership an executed
Subscription Agreement and Power of Attorney for review and acceptance by the Corporate GP on behalf of the Partnership and a wire transfer or check in the amount of his Capital Subscription and sales commission, if any, to the Partnership.

(b)	The Subscription shall be deposited to the Capital Account for the
Partnership.

(c)	Upon the commencement of trading, the Capital Account for the
Partnership shall be allocated to the Limited Partners and shall be expressed in both United States dollars invested and number of Units held.

(d)	A Partner shall contribute $1,000 per Unit prior to the commencement of trading and, after trading commences, contribute an amount equal to the Net Asset Value of a Unit calculated as of the end of the last business day of the month in which the subscription is made, plus the sales commission, if any, on the Valuation Date. The Corporate GP will have five (5) days from date of deposit of the subscription amount to review and accept or deny acceptance of the Partner's subscription. The Additional LP will have five (5) business days from the date of his subscription to rescind his subscription, after which time, the subscription will be irrevocable, subject to any applicable law which may extend the Partner's rescission period.

(e)	The Corporate GP has contributed $1,000 in cash for deposit to the
Capital of the Partnership for a non-trading General Partnership interest in the Partnership. Prior to the commencement of trading, and for so long as the Partnership is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the general partner to maintain a minimum investment in the Partnership, and for so long as there remains a partner from such a state that has not redeemed all its Units, either the Corporate GP, the Other GP - Pacult or any Other GP will make and maintain a capital contribution to the Partnership equal to the greater of 1% of all capital contributions to the Partnership or $25,000. In the event the Partnership determines not to seek registration in states requiring such minimum investment, or to terminate its registration in such states and, if there are no extant investments in the Partnership from partners from such states, the Corporate GP, Other GP-Pacult or Other GP may reduce or terminate its investment in the Partnership.

 (f)	In addition to its deposit to its General Partnership account, the
Corporate GP and its Affiliates and any Other GP may, but are not obligated, purchase Units with the same rights and obligations as other Limited Partners.

(g)	All subscriptions for Units made pursuant to the offering of the Units must be on the form included in the Offering Documents or otherwise approved by the Corporate GP and must include the power of attorney to the Corporate GP.

(h)	The Corporate GP maintains an depository account to continuously accept prospective Partners' subscriptions until the minimum is sold or the end of the then current month, as applicable, and the Partner is admitted to the Partnership.

6.2	USE OF CAPITAL ACCOUNTS.

(a)	The Partnership shall use the funds subscribed to pay sales commissions, and its Capital allocated to Units to pay Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees and, from profits, the incentive fees and allocation of profits and (losses) to Partner's Capital Accounts.

(b)	All interest earned from investments of Capital shall be allocated to the Partner's in the Partnership; provided, however, the Partnership shall not be obligated to pay interest on any Capital invested in the Partnership.

                                  ARTICLE VII
               ALLOCATION OF PROFITS, (LOSSES) AND TAX ELECTIONS

7.1	CAPITAL ACCOUNTS.  A Capital account shall be established for each
Partner.   All GP Interests shall be segregated from the LP accounts engaged in active trading.

7.2	ALLOCATION OF PROFITS AND LOSSES

The Capital account established for each LP shall include, as the initial balance thereof, each LPs' initial contribution to Capital of the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(a)	The Incentive Fee.  The incentive fees upon New Net Profit at the rate established, from time to time, by the Corporate GP shall be paid accrued an allocated to Capital accounts monthly for Redemption, tax and all other purposes; provided, however, no incentive fee will be earned and paid the Corporate GP or any CTA unless New Net Profit has been produced for the then current quarter;

(b)	The Profit (Loss) Attributable to Units shall be added to (subtracted from) the Capital accounts of the Partners. Items of income, gain or loss, accrued, reserved, and paid Expenses shall be added to (subtracted from) the Capital account of each Partner in accordance with the ratio that account bears to the sum of all of the Partners' accounts.

(c)	All determinations and elections on behalf of the Partnership for
Federal Income Tax purposes shall be made by the Corporate GP, in its sole discretion.

                                 ARTICLE VIII
           RIGHTS, OBLIGATIONS AND LIMITATIONS UPON THE PARTNERSHIP

8.1	GENERAL PROHIBITIONS.  The Partnership shall not:

(a)	borrow from or loan to any person, except that the this prohibition will not prohibit any indebtedness to a Partner or an Affiliate with respect to the Registration or offering of Units for sale or initiation and maintenance of margin or collateral or other security to hold the Partnership's trading positions.

(b)	commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act of 1934 or the CEAct and the rules and regulations promulgated thereunder.

(c)	permit undisclosed rebates or give-ups to be received by the Corporate
GP or any Affiliate of the Corporate GP, or permit the Corporate GP or any Affiliate of the Corporate GP to engage in reciprocal business arrangements that would circumvent the foregoing prohibition except that this prohibition will not prevent the Corporate GP or an Affiliate to provide goods or services, including brokerage, pursuant to the terms of this LP Agreement.

 (d)	engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e)	permit margins of all open positions in all positions combined that would exceed 250% of the partnership's Net Asset Value at the time such position is under consideration to be initiated.

(f)	permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g)	directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h)	hold any of the Partnership assets outside the United States.  The
Partnership funds committed to trading will be on deposit with and under the control of one or more FCMs and traded by one or more CTAs regulated pursuant to the CEAct, as may be amended, from time to time. Partnership funds not used to trade will be held in investments that are bonds or other instruments of the United States or in cash deposits in regulated United States banks and other United States financial institutions selected by the Corporate GP.

(i)	allow the Corporate GP to directly or indirectly pay or award any commissions or other compensation to any person, including the Corporate GP, if they are engaged to sell or give investment advice to a potential Partner; provided, however, this provision shall not prohibit the payment to a registered broker-dealer or other properly licensed person a sales commission or service fee for continuing to service the Partnership accounts.

(j)	allow any GP to receive a management fee if it receives, directly or indirectly, any portion of the brokerage commissions.

(k)	allow any CTA, to be paid a management fee if it provides investment advice to potential investors or is engaged in the sale of investments in the Partnership or shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

8.2	FEES AND EXPENSES.

(a)	The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the Corporate GP or an Affiliate of the Corporate GP. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the Corporate GP for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to fifteen percent (15%) of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials by web design, promotion, and other means used in connection with the Units; (iv) salaries of officers and employees of the Corporate GP and any Affiliate of the Corporate GP while directly engaged in distributing and processing the Units and establishing its records; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of Corporate GP overhead.

(b)	All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c)	The Corporate GP or any Affiliate of the Corporate GP may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, certain limitations contained in this LP Agreement restrict the Partnership's purchase of certain insurance coverage and the assumption of the defense of certain claims.

 (d)	A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or Affiliated or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(e)	Each Partnership trading sub-account established by the Corporate GP and assigned to a different CTA shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first quarter of any year and pays the applicable incentive fee and, thereafter, suffers losses, the Corporate GP and all CTAs previously paid an incentive fee will not refund any of the incentive fee paid for the prior quarter or quarters. However, the Partnership will not pay or accrue to the Corporate GP or any CTA any further incentive fee until such time as New Net Profit is achieved.

                                  ARTICLE IX
            RIGHTS, POWERS, LIMITATIONS AND OBLIGATIONS OF THE GPs

9.1	POWERS TO THE CORPORATE GP.  The Corporate GP shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in the Agreement. In connection therewith, it shall have all powers of a Corporate GP under the Act, including, without limitation, the power to:

(a)	enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i)	brokerage services on behalf of the Partnership (which brokerage services may be performed by the Corporate GP or an Affiliate of the Corporate
GP), specifically, Futures Investment Company, or any successor to its business, an Affiliated futures commission merchant of the Corporate GP may clear the trades and an Affiliated GP, futures commission merchant, or IB may pay trailing commissions to its associated persons, including Affiliates of the Corporate GP and the Corporate GP;

(ii)	trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the Corporate GP or an Affiliate of the Corporate GP); and

(iii)	rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Partnership.

(b)	open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c)	deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d)	supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e)	pay or authorize the payment of distributions to the Partners and pay
Expenses of the Partnership.

(f)	invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g)	purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

 (h)	borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the Corporate GP shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i)	confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

9.2	LOANS BY GPs.  No GP or Affiliates will be required to advance or loan funds to the Partnership. In the event any GP makes any advance or loan to the Partnership, the GP will not receive interest in excess of its interest costs, nor will the GP receive interest in excess of the amounts which would be charged the Partnership (without reference to the GP's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the GP shall not receive points or other financing charges or other loan related fees regardless of the amount.

9.3	ACTIVITIES OF GPs.  Any GP may, notwithstanding the obligations imposed by this LP Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The GPs are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation in those other entities to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the Corporate GP and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership, individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the Corporate
GP or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's admission as a Partner, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation in other activities from all other Partners.

9.4	LIMITED PRIOR EXPERIENCE BY CORPORATE GP.  The Corporate GP is a
Delaware corporation that was formed on April 21, 2003, and has only operated this commodity pool since its inception of trading in March, 2007. The individual general partner has been operating other commodity pools for over five years.

9.5	GP TRADES CONFIDENTIAL.  The future trading results of the Corporate GP, any Other GP and their Affiliates and principals will be confidential and not disclosed to the other Partners. Any GP, their Affiliates and principals may take positions that are the same or different from positions taken by the Partnership. Nothing in this Section, or elsewhere in this LP Agreement, shall permit the any GP, Affiliate, or principal to violate its fiduciary or legal obligations to the Partnership.

9.6	LIMITATIONS ON EXERCISE OF GP POWERS:

(a)	Without diminishment of the right of the Corporate GP or any Affiliate to compensation for services provided to the Partnership, no GP shall:

(i)	sell, or otherwise dispose of, any of the Partnership's assets to the
Corporate GP or its Affiliates;

(ii)	allocate any portion of its indirect expenses including, but not limited to, salaries, rent, travel expenses and such other items generally falling under the category of Corporate GP overhead expense to the Partnership;

(iii)	cause or permit the Partnership to enter any agreement with the
Corporate GP or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the Corporate GP's fiduciary obligations to the Partnership or pursuant to which the Corporate GP or any Affiliate:

(A)	would provide or sell any services, equipment, or supplies at rates other than those charged to others; or

(B)	would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

 (b)	Compensation to any party, including the Corporate GP and any CTA selected to trade for the Partnership may not exceed the most stringent limitations in effect during the period Units are offered for sale imposed by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the Corporate GP will promptly reimburse the Partnership for such excess.

(c)	Without concurrence of a Majority in Interest or receipt of Redemptions equal to all or substantially all of the Partnership assets, no GP, including the Corporate GP, may:

(i)	Amend this Agreement except for those amendments that are specifically authorized by this Agreement or do not adversely affect the rights of the Limited Partners.

(ii)	Voluntarily withdraw as a GP.

(iii)	Appoint a substitute Corporate GP or Additional GP or allow any substitute Corporate GP or Additional GP to resign; provided, however, one or more Additional GPs may be appointed or may resign without obtaining the consent of a Majority in Interest if the addition of such person is necessary, or becomes no longer necessary, to preserve the tax status of the Partnership as a partnership and not as a corporation or comply with NASAA guidelines or any other law, regulations or rule or interpretation thereof by any regulator authorized to qualify the Partnership interests for sale and such additional GP has no authority to manage or control the Partnership.

(iv)	Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(v)	Cause the merger or other reorganization of the Partnership.

(vi)	Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

9.7	OBLIGATIONS OF CORPORATE GP.  The Corporate GP shall:

(a)	Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b)	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c)	Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(d)	Employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the Corporate GP to perform Partnership business at the expense of the Partnership.

(e)	Advance the Organization and initial Offering Expenses subject to reimbursement by the Partnership for such expenses immediately upon the Initial Closing and on each subsequent closing subject to any limitations imposed by law.

(f)	Employ only independent CTAs that are registered pursuant to the
Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g)	Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Corporate GP's immediate possession or control, and the Corporate GP will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(h)	Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the Corporate GP's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The Corporate GP shall maintain and preserve such records for a period of not less than six (6) years from the date they are generated.

9.8	COMPENSATION TO THE CORPORATE GP.  The Corporate GP may establish its compensation, from time to time, for its services; provided, however, such charges shall be:

(a)	No more than:

(i)	A sales commission and/or continuing service fee of up to ten percent
(10%);

(ii)	A management fee of one half of one percent (1/2 of 1%) per month [six percent (6%) per year] of the Net Asset Value of the Partnership, computed and paid to the Corporate GP and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month and an incentive fee, paid quarterly, of up to fifteen percent (15%) of the New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year; provided, however, for each percentage point (1%) of reduction in management fee, the incentive fee may be increased by two percent (2%); i.e., upon reduction of the management fee to zero (0), the incentive fee may be increased to twenty-seven percent (27%); and

(iii)	Fixed and/or round turn brokerage commissions provided they are reasonable. Brokerage commissions will be presumed to be reasonable if they are either eighty percent (80%) of the published retail rate plus Pit Brokerage Fees or fourteen percent (14%) including Pit Brokerage Fees of the average annual Net Assets of the Partnership.

(b)	Reasonable when compared with similar services to similar partnerships.

                                   ARTICLE X
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

10.1	LIMITATION OF LIABILITY.  No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof.
However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

10.2	NO MANAGEMENT RIGHTS.  No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

10.3	CERTAIN RIGHTS.  Provided the following, does not either (i) subject the
Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the Corporate GP, the Other GP-Pacult or any other GP, shall have the following rights in addition to those granted elsewhere in this
Agreement:

(a)	Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the Corporate GP or which affects the duties of the Corporate GP requires the consent of the Corporate GP.

(b)	The Corporate GP and any Additional GP may be removed and a new
Corporate GP or Additional GP elected in accordance with the terms of this LP Agreement.

(c)	Cancel any contract for services with the Corporate GP or any Additional
GP, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the Corporate GP and any Additional GP with the Partnership is one year; and, provided further, should any amendment to this LP Agreement attempt to modify the compensation or distributions to which the Corporate GP and any Additional GP is entitled or which affects the duties of the Corporate GP or any Additional GP, such amendment will become effective only upon the consent of such GP.

 (d)	The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)	Dissolve the Partnership.

(f)	Any material changes in the Partnership's basic investment policies including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meeting which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

10.4	CORPORATE GP ACTION WITHOUT LIMITED PARTNER APPROVAL.  Notwithstanding
anything in this Agreement to the contrary, the Corporate GP may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a)	add to the representations, duties or obligations of the Corporate GP or its Affiliates or any Additional GP or surrender any right or power granted to the Corporate GP or its Affiliates or any Additional GP in this LP Agreement for the benefit of the Limited Partners;

(b)	cure any ambiguity, correct or supplement any provision in this
Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this LP Agreement which will not be inconsistent with the intent of this LP Agreement;

(c)	delete or add any provision of this LP Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d)	reflect the withdrawal, expulsion, addition or substitution of Partners;

(e)	reflect the proposal, promulgation or amendment of Regulations under
Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(f)	elect for the Partnership to be bound by any successor statute to the
Act, if, in the opinion of the Corporate GP, the amendment does not have a material adverse effect on the Limited Partners generally;

(g)	conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the Corporate GP, it believe appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)	change the name of the Partnership;

(i)	conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the Corporate
GP, it believes appropriate, necessary or desirable, if, in the Corporate GP's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership; and

(j)	make any change which, in the exclusive discretion of the Corporate GP, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the Corporate GP, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

10.5	EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

 (a)	If, at any time, the Corporate GP determines that any Limited Partner has an ownership percentage of ten percent (10%) or more, the Partnership, in the Corporate GP's exclusive discretion, may cause Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent (10%). The Redemption shall be effective as of the next Valuation Date or such other Valuation Date, at the discretion of the Corporate GP.

(b)	The Corporate GP has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner; however such minimum investment may not be lowered below $5,000. In the event the Corporate GP does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount within 30 days, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be Redeemed at the next Redemption date as provided in this LP Agreement.

(c)	Notwithstanding the foregoing, the Corporate GP, at its sole discretion, may expel any Partner at anytime for any reason, by causing the Redemption of that Partner's Units as of the next Valuation Date, or such other Valuation
Date as the Corporate GP may determine.

10.6	NOTIFICATION.  Notice shall be sent to each Partner within seven business days from the date of:

(a)	 any decline in the Net Unit Value to less than 50% of the initial
$1,000 or the highest Net Asset Value, whichever is greater, on the last Valuation Date;

(b)	any material change in contracts with the Corporate GP, any Additional
GP, any FCM, IB or CTA or any of their Affiliates including, but not limited to, any addition or deletion of CTAs or any modification in connection with the method of calculating the incentive fees;

(c)	any other material change that affects the operation of the Partnership or is a reportable event to the SEC or CFTC or any State Securities Administrator or any self regulatory organization.

10.7	NOTIFICATION CONTENTS.

(a)	a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have had the opportunity for 30 days to Redeem pursuant to the terms of this LP Agreement;

(b)	in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to the LP Agreement and voting rights, if applicable, and a description of any material effect such changes may have on the interests of the Partners.

10.8	EXERCISE OF RIGHTS.  Upon receipt of a written request, executed by ten percent (10%) or more of the holders of Units for a vote upon and to take action with respect to any rights of the Partners under this LP, the Corporate GP shall call a meeting of all Partners of the Partnership as provided in
Section 13.5 hereof to vote on the specific matters raised in the request.

10.9	EXAMINATION OF BOOKS AND RECORDS.  A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the Corporate GP may keep and withhold the names of the other Partners, specific trading methods used by the CTA, and other designed confidential and trade secret information from the Partners.

                                  ARTICLE XI
                   ASSIGNMENT OF LIMITED PARTNERSHIP UNITS;
                         ADMISSION OF LIMITED PARTNERS

11.1	RESTRICTION ON ASSIGNMENT.  A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the Corporate GP; provided, however, that in no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than $5,000 in value of Units in the Partnership. No transfers may be made where, after the transfer or assignment, either the transferee/assignee or transferor/assignor would hold less than $5,000 in value of Units in the Partnership, except transfers or assignments by gift, inheritance, intrafamily transfers, family dissolutions and transfers to Affiliates. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The Corporate GP shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership. If the Corporate GP withholds consent to a proposed transfer of Units in order to preserve the tax status of the Partnership, or the characterization or treatment of Partnership income or loss, the Corporate GP shall provide an opinion of counsel to support the restriction on the transfer of Units Upon advice of counsel, the Corporate GP shall eliminate or modify any restrictions on transfer or assignment at such time as the restriction is no longer in place.

11.2	DOCUMENTATION OF ASSIGNMENT.  The Corporate GP shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The Corporate GP shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the Corporate GP has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefore) and such evidence of authority as the Corporate GP may reasonably request and the Corporate GP shall have accepted such assignment.

                                  ARTICLE XII
                 ACCOUNTING RECORDS, REPORTS AND DISTRIBUTIONS

12.1	DISTRIBUTIONS.  Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the Corporate GP.

12.2	BOOKS OF ACCOUNT.  Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the Corporate GP and each Limited Partner
(or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the Corporate GP, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a)	Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the Corporate GP to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the Corporate GP, in its sole discretion, determines to be necessary or appropriate.

(b)	Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than March 31 following the end of each Calendar Year.

12.3	CALCULATION OF NET ASSET VALUE.  The GP shall calculate an estimated or provisional daily Net Asset Value. At the close of each month, the Net Asset Value for such month shall be calculated and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the Corporate GP shall make available to any Partner the Net Unit Value.

12.4	MAINTENANCE OF RECORDS.  The Corporate GP shall maintain and retain all records as required by law and/or the NASAA Guidelines including, but not limited to, (1) all books of account required by this Article; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

12.5	TAX RETURNS.  The Corporate GP shall cause tax returns for the
Partnership to be prepared and timely filed with the appropriate authorities. The Corporate GP shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the Corporate GP shall not be required to cause the Partnership to pay any tax so long as the Corporate GP or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

12.6	TAX ELECTIONS.  The Corporate GP shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. The Corporate GP is authorized by this LP Agreement to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the Corporate GP as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate Federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners that hold than a 1% interest in the Partnership at the time of the settlement unless any said Limited Partner shall have notified the Internal Revenue Service and the Corporate GP by certified mail, return receipt requested, served within 30 days of service of the notice upon said Limited Partner of the existence of the IRS claim against the Partnership by the Corporate GP, that the Corporate GP is not authorized to act on such Limited Partner's behalf.

                                 ARTICLE XIII
                                  AMENDMENTS

13.1	RESTRICTION ON AMENDMENTS.  No amendment to this Agreement shall be effective or binding upon the Partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the Corporate GP may adopt amendments without such approval which are, in the sole judgment of the Corporate GP, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units pursuant to any Federal or state law, regulation, rule or guideline or to maintain the Partnership and the Corporate GP and its principals and any Partner in compliance with the laws, regulations, rules and guidelines which govern or are applicable to the business, including the requirements of any self regulatory organization, or to substitute or add or withdraw persons as Limited Partners; provided, however, no such change may be made to the investment strategy or limited liability of the Limited Partners.

13.2	ADMISSION OF ADDITIONAL PARTNERS.  At any time, the Corporate GP may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner must contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the Corporate GP. Pursuant to Article VI, the Corporate GP may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

13.3	TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS.  Notwithstanding
anything stated herein to the contrary, the Corporate GP may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

13.4	NOTICE OF RESTRICTED TRANSFER.  There is no obligation upon the
Partnership to issue certificates of ownership. However, should the Corporate GP elect to cause the Partnership to issue certificates of ownership, each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION, LIMITED PARTNERSHIP AGREEMENT, AND LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE CORPORATE GP AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, APPLICABLE STATE SECURITIES LAWS. OR CAUSE THE PARTNERSHIP TO BE TAXED AS A CORPORATION.

13.5	MEETINGS OF PARTNERS.  The Corporate GP may call a meeting for any purpose at the cost of the Partnership. A meeting of Partners may be also called by ten percent (10%) of the other Partners by written request that details the purpose of such meeting. The cost of distribution of the Notice of Meeting and Request to all Partners of any such meeting will be borne by the Fund. The Corporate GP shall, within fifteen (15) days thereafter, provide written notice to all Partners, either in person or by first class, certified mail, of the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty
(60) days, thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners votes for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

13.6	RIGHT OF CORPORATE GP TO RESIGN.  The Other GP-Pacult may submit his resignation as Other GP at any time for any reason without consent of the Corporate GP or any other Partner upon one hundred twenty (120) days prior written notice to the other Partners. The Corporate GP may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute GP and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide notice that the partners must elect a successor GP. In the event of the voluntary withdrawal by the Corporate GP, the Corporate GP shall pay the Partnership's legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the Corporate GP shall be paid the items identified in Section 13.7 below and be relieved of all responsibility for the future operation of the Partnership.

13.7	AMENDMENT INVOLVING SUCCESSOR CORPORATE GP.  Should a resignation or an amendment to the Agreement provide for a change in the Corporate GP upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the Corporate GP, shall require the following conditions: the Corporate GP shall retire and withdraw as Corporate GP and the Partnership business shall be continued by the successor GP or GPs, and such amendment shall expressly provide that on or before the effective date of removal.

(a)	The Corporate GP shall be permitted to Redeem 100% of its Units as of the Valuation Date following its removal or resignation in cash equal to the Net Asset Value of such Corporate GP's interest in the Partnership.

(b)	The Partnership shall pay to the removed or resigned Corporate GP an amount equal to the Appraised Value of such Corporate GP's assets to be transferred to the successor GP to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing Corporate GP's interest in the Partnership shall equal such Corporate GP's interest in the sum of (1) the Expenses advanced by the Corporate GP to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the Net Book Value of all other assets, unless the withdrawing Corporate GP or the successor Corporate GP believes that the net book value of an asset does not fairly represent its fair market value in which event such Corporate GP shall cause, at its expense, an independent appraisal to be made by a person selected by a Majority in Interest of the Partners to determine its value.

(c)	The successor Corporate GP and the Partnership shall indemnify the former Corporate GP for all future activities of the Fund.

                                  ARTICLE XIV
                                  REDEMPTION

14.1	REDEMPTION.  A Partner (including any approved assignee who becomes a
Limited Partner) may request to withdraw any part or all of his Capital Contribution and undistributed profits, if any, in the Partnership by submission of a request to the General Partner (such request for withdrawal is called a "Redemption"). Redemption shall be at the Net Asset Value per Unit determined at the close of business on the last day of the period established, from time to time, by the Corporate GP for Redemptions subject to the limitations provided in 14.2 below. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of twelve months from the date of initial purchase of the Units and, provided further, that the Partner maintain an investment in the Partnership of $5,000 or more.

14.2	REDEMPTION PROCEDURES.  Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the Corporate GP have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption" shall mean a letter mailed or delivered by a Partner and received by the Corporate GP prior to the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption became effective, less accrued expenses and any amount owed by such Partner to the Partnership. All Redemption requests shall be subject to the following:

(a)	If redemption requests received from limited partners exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemptions periods as cash becomes available.

(b)	The Corporate GP in its sole discretion may, upon notice to the
Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the Corporate GP.

(c)	The general partner may impose a redemption fee during the first year of investment not to exceed 4%. The amount of any cash distributions and amounts paid upon Redemption of Units as of the end of such month shall be subtracted from the Capital account of such Partner.

14.3	SPECIAL REDEMPTION.

(a)	In the event the Net Unit Value falls to less than fifty percent (50%)
of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the Corporate GP shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 14.1 and 14.2, above. No trading shall commence until after such fifteen (15) day period.

(b)	Until such time as the Corporate GP elects to qualify the Partnership
Units for public sale, the Corporate GP will establish, from time to time, the minimum amount that each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the Corporate GP of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum, The failure to contribute such Capital within ten days after receipt of said notice from the Corporate GP shall be deemed a request by the Limited Partner for redemption of 100% of his interest in the Partnership and termination as a Partner. Upon election by the Corporate GP and qualification of the Partnership Units for public sale, there will be no further right of the Corporate GP to give notice of an increase in the minimum amount that all Limited Partners will be required to contribute to Capital of the Partnership. Except for the increase in the minimum amount that all Limited Partners, in the sole discretion of the Corporate GP, shall be required to contribute to Capital or suffer redemption, there will be no required contribution or assessments of the Limited Partners.

                                  ARTICLE XV
                  NATURE OF PARTNER'S LIABILITIES FOR CLAIMS

15.1	PROSECUTION OF CLAIMS.  The Corporate GP shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any party at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

15.2	SATISFACTION OF CLAIMS.  The Corporate GP shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefore, next, out of Partnership assets and income, and finally out of the assets and income of the Corporate GP and any Other GP.

15.3	CORPORATE GP DECISION. The decisions made by the Corporate GP in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final unless contested and put to a vote of Partners pursuant to this LP Agreement, in which case a vote of a Majority in Interest will determine the course of action.

15.4	EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS.  The GP
shall not be liable to the Partnership or the Partners for any error in judgment or any mistake of law or fact or any act done in good faith or any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the Partnership or negligence or wrongful action on its part in the management of Partnership affairs or violation of Federal or state securities laws in connection with the offering of Units for sale.
In addition:

(a)	The GP will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the GP of the Partnership (other than an action by the Partnership or a Partner against the GP which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the GP and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, misconduct, or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the GP or any affiliate did not act in good faith and not in the best interest of the Partnership.

No indemnification shall be available in respect of any allegation of a violation of the Federal or state securities laws by or against the GP, any broker/dealer or any other party unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the GP or broker/dealer or such other party; (ii) a court of competent jurisdiction approves a settlement of the claims against the GP or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware (x) that the Securities and Exchange Commission opposes such indemnification and (y) of the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold as to indemnification for violations of securities laws.

Notwithstanding any provision of this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. However, the Partnership may advance the GP's or any of its Affiliates' legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the GP or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

(b)	The indemnification of a GP shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the GP shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership. Additionally, the Partnership may not incur the cost of that portion of liability insurance which insures the GP for any liability as to which the GP is prohibited from being indemnified under this Agreement.

(c)	Any change in the requirements imposed by the Securities and Exchange
Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the GP to indemnification.

(d)	The indemnification of the GP provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the GP.

(e)	The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

 (f)	In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(g)	No creditor of a Partner shall have a right to vote Units.  Nor may any
Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

(h)	The GP may rely upon the written opinion of legal counsel selected by the Partnership as to the taking of any action or refrain from any action on behalf of the Partnership without incurring any liability to the Partnership or any Partner.

                                  ARTICLE XVI
         CONFLICTS OF INTEREST, HIGH RISK, AND SPECULATIVE INVESTMENT

16.1	CONFLICTS OF INTEREST.  Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The Corporate GP has used its best efforts to identify and describe all existing and potential conflicts of interest that may be present in this LP Agreement. The Corporate GP intends to assert that all Partners have, by subscribing to the Partnership, consented to the existence of such existing and potential conflicts of interest as are described in this LP Agreement in the event of any claim or other proceeding by any Partner is brought against the Corporate GP, and its Principals, any Other GPs and their Principals, any CTAs and their Principals, any FCMs and their Principals, any IB and their Principals or any Affiliate of any of them that alleges that such conflicts violated any duty owed to said Partner.

(a)	MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GPs, THE
CTAs, AND THEIR PRINCIPALS. The right of any GP, in any capacity, to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools, presents existing and potential conflicts of interest. There is no limitation upon the right of the any GP and their principals, the CTA, or any of their Affiliates to engage in trading commodities for their own account. Having said that, the Corporate GP will provide and obtain representations from all Other GPs and persons who perform services for the Partnership and their Affiliates that no prior orders known in advance to be placed by the Partnership will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The Corporate GP and any Other GP, should they form other commodity pools, and the CTA, may have financial incentives to favor other accounts over the Partnership. In the event the Corporate GP, or any Other GP or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. The Corporate GP does not presently intend to engage in trading for its own account; however, the CTA reserves the right to trade for its own account.
And no representation can be made regarding the trading by any Other GP to be admitted to the Partnership in the futures. Any trading for their personal accounts by the Corporate GP, any Other GP, and any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by any GP or CTA responsible for the management of the Partnership.

(b)	POSSIBLE RETENTION OF VOTING CONTROL BY THE CORPORATE GP.  There is no
limit upon the value of interests in the Partnership the Corporate GP and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership and the other Partners.

 (c)	CORPORATE GP TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP.
As the Corporate GP has a financial interest in the operation of the Partnership in the form of an incentive fee, it is unlikely that the Corporate GP would voluntarily resign, even if such resignation would be in the best interest of the Partnership and the other Partners

(d)	FEES AND CHARGES TO THE PARTNERSHIP PAID TO CORPORATE GP NOT NEGOTIATED.
The incentive fees, if any, paid to the Corporate GP and the amount of the fixed brokerage commissions payable to the Corporate GP by the Partnership have not been negotiated at arm's length.  And, the Corporate GP has a conflict of interest in the definition of the risks to be assumed by the CTA
by virtue of the incentive fee to be paid to the Corporate GP.   The Corporate
GP could allow the CTA selected to take trades that are other improvident to improve the chance of profit rather than protect the best interests of the Partnership. The arrangements between the Corporate GP and the Partnership with respect to the payment of the commissions are believed by the Corporate
GP to be fair to the Partnership.

(e)	CORPORATE GP COULD WITHHOLD APPROVAL OF REDEMPTIONS.  The Corporate GP
has an incentive to withhold distributions and to withhold approval of Redemptions because the Corporate GP receives an incentive fee on profits that depend, in part, on the amount of equity available to the trading advisor to trade.

(f)	HIGH RISK TRADING BY THE GP and CTA, or BOTH, TO GENERATE INCENTIVE
FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the Corporate GP and the CTA are compensated by the Partnership by an incentive fee based on the New Net Profit earned by the Partnership it is possible for the Corporate GP to fail to supervise and for the CTA, independently, to select trades which normally would be too risky for the Partnership in the attempt to earn the incentive fees.

(g)	THE CORPORATE GP TO RETAIN A SHARE OF THE COMMISSIONS.  The Partnership
will pay a fixed brokerage commission to the Corporate GP, and retains the difference between that amount and the round turn commissions it pays to the FCM. The Corporate GP has an incentive to select CTAs that trade less frequently to increase the share of profits earned by the Corporate GP from the commissions charged to the Partnership. This risk is offset by the payment of an incentive fee based upon the New Net Profit to the Corporate GP.

16.2	NO RESOLUTION OF CONFLICTS PROCEDURES.  As is typical in many partnerships, the Corporate GP has not established formal procedures, and none are anticipated in the future, to resolve the actual and potential conflicts of interest that are present the structure of the Partnership or that may arise in the future. It will be extremely difficult, if not impossible, for the Corporate GP to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the LPs. The foregoing list of risk factors and potential conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the Corporate GP. Investors are not to construe the risks identified in this LP Agreement as legal or tax advice. Before determining to invest in the Units, potential limited partners should read this entire LP Agreement as well as the Partnership's offering documents including, but not limited to, the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them.

16.3	INTERESTS OF NAMED EXPERTS AND COUNSEL.  The Corporate GP has or will employ legal counsel to prepare Offering Documents, provide explanations of the tax consequences of an investment in the Partnership and opine upon the legality of the issuance of the Units. No law firm selected nor its principals, nor any accountant or other expert employed by the Corporate GP to render advice in connection with the preparation of the Offering Documents or any other documents attendant thereto, have any present interest or future expectation of ownership in the Partnership or its Corporate GP or the Underwriter or the CTAs or the IB or the FCM. A substantial portion of the legal fees for preparation of the offering documents is contingent upon the sale of the Minimum and the Maximum of the Units to be offered for sale. All experts are disclosed in the Partnership's prospectus.

                                 ARTICLE XVII
                               POWER OF ATTORNEY

17.1	POWER OF ATTORNEY EXECUTED CONCURRENTLY.  Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the Corporate GP, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the Corporate GP as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

 (a)	Any certificates and other instruments, including but not limited to, a
Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the Corporate GP deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b)	Any other instrument which may be required to be filed by the
Partnership under Federal or any state laws or by any governmental agency or which the Corporate GP deems advisable to file; and

(c)	Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

17.2	EFFECT OF POWER OF ATTORNEY.  The Power of Attorney concurrently granted by each Partner to the Corporate GP is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the Corporate GP for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the Corporate GP for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Corporate GP to execute, acknowledge and file an instrument necessary to effect such substitution.

17.3	FURTHER ASSURANCES.  Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the Corporate GP, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the Corporate GP deems necessary or desirable.

                                 ARTICLE XVIII
                           MISCELLANEOUS PROVISIONS

18.1	NOTICES.  Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the Corporate GP is otherwise notified in writing.

18.2	NATURE OF INTEREST OF PARTNERS.  The interest of each Partner in the
Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender or any other creditor or trustee appointed for the benefit of creditors of a Partner shall be valid without the express written consent of the Corporate GP.

18.3	GOVERNING LAW AND PRESUMPTION OF GOOD FAITH.  This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the Federal or state courts for the State and County of the principal office of the Partnership as it is established, from time to time, by the Corporate GP. Currently, the principal office of the Partnership is located in Steuben County, Indiana. All actions of the Corporate GP in furtherance of partnership business are presumed to be in good faith.

18.4	SUCCESSORS IN INTEREST.  This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

18.5	INTEGRATION.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous written and verbal agreements and the understandings of such parties in connection herewith. Any amendment or supplement made to this LP Agreement must be in writing.

18.6	COUNTERPARTS.  This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the Corporate GP shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

18.7	SEVERABILITY.  Any provision of this Agreement, which is invalid, illegal, or unenforceable in any respect in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

18.8	NO WAIVER.  The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

18.9	HEADINGS.  The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

18.10	RIGHTS AND REMEDIES CUMULATIVE.  This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

18.11	WAIVER OF RIGHT TO PARTITION.  Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

18.12	WAIVER OF CREDITORS.  No creditor who makes a non-recourse loan to the
Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Corporate GP: 						Other GP:

WHITE OAK FINANCIAL SERVICES, INCORPORATED

By:	_____________________________ 	By:  _____________________________
	Michael P. Pacult, President 		Michael P. Pacult, Other GP

Initial Limited Partner:

By:	_____________________________
	Michael P. Pacult, Limited Partner

            EXHIBIT B TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT


                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                            REQUEST FOR REDEMPTION

To:   White Oak Financial Services, Inc.
      General Partner                           ____________________________
      5914 N. 300 West                          Our Social Security Number or
      P. O. Drawer C                            Taxpayer ID Number
      Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Providence Select Fund, Limited Partnership, (the "Fund"), of _______________Units (insert the number of Units to be Redeemed). This Redemption request must be received by you no later than ten (10) days prior to the last business day of the month in which the Redemption is to occur. Once this Redemption request is approved and accepted by you as General Partner, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval. The undersigned may be charged a redemption fee of no more than 4% if this Redemption request is made within the first three months of investment, 3% during the second three months, 2% during the third three months, 1% during the fourth three months and none if made in the thirteenth month of investment or thereafter.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made with full power and authority to request Redemption of such Units.
Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:


_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

            EXHIBIT C TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

	By executing the Subscription Agreement and Power of Attorney for Providence Select Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated ________, 2009 (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Special Account for the Exclusive Benefit of the Customers of Providence Select Fund, LP". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). Upon acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, attached as Exhibit A to the Prospectus, as amended from time to time pursuant to its terms. Thereafter, the General Partner will direct the release of the funds from the depository account on the first business day of the month following the acceptance of the subscription. Purchaser agrees to reimburse the Fund and its general partner for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the Limited Partnership Agreement.

	As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a)	Purchaser is of legal age to execute the Subscription Agreement and
Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b)	All information that Purchaser has heretofore furnished to the General
Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)	Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d)	The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e)	If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
(d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees:
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

1.	Alaska-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

2.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

3.	Iowa-Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

4.	Kansas--Net worth of at least $250,000 or a net worth of at least
$70,000 and an annual gross income of at least $70,000. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

5.	Maine-Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000.

6.	Massachusetts-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

7.	Mississippi-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

8.	Missouri-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

9.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

10.	New Hampshire-Net worth of at least $250,000 or a net worth of at least
$125,000 and an annual taxable income of at least $70,000.

11.	North Carolina-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

12.	Pennsylvania-Net worth of at least $250,000 or a net worth of at least
$70,000 and an annual income of at least $70,000. Because the minimum closing amount is less than 1/10th of the maximum offering size, Pennsylvania investors are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

13.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

14.	South Dakota-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

15.	Texas-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

            EXHIBIT D TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS
                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

    The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $75,000 and a minimum net worth of $75,000 or, in the alternative, a minimum net worth of $250,000.

    A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

    FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

    Item 1     -    Enter the dollar amount of the purchase.

    Items 2 - 7    -     Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

    The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.
Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

     Item 8     -     The investor(s) must execute the Subscription Agreement
and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

    Item 9    -    Registered Representative must complete.

 The Selling Agent's copy of the Subscription Agreement and Power of Attorney
      Signature Page may be required to be retained in the Branch Office.

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

White Oak Financial Services, Inc.
General Partner                        ____________________________
5914 N. 300 West, P. O. Drawer C       Social Security Number or
Fremont, IN 46737                      Taxpayer ID Number

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Providence Select Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated _______, 2009, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Special Account for the exlusive benefit of customers of Providence" to be delivered by the Sales Agent to the Depository Agent within 24 hours after receipt for deposit to the Depository Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

3. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4. Representations and Warranties. By executing the Subscription Agreement and Power of Attorney, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to general partner and the Fund as follows (As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):
(Please initial each item to provide your acknowledgement or representation)

______1. I have received a copy of the Prospectus dated _______, 2009, including the Agreement of Limited Partnership.

______2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.

______3. I satisfy the applicable financial suitability and minimum investment requirements in the Prospectus and Exhibit C, including the "State Suitability Requirements" for residents of the state in which I reside that appear under that caption.

______4. Unless representation (5) or (6) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

______5. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

______6. If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

______7 I understand that my investment is not transferable and is illiquid except for limited redemption provisions, as set forth in the Prospectus and the Agreement of Limited Partnership.

______8  This investment represents 10% or less of my total net worth.

______9 I believe I have provided for my retirement and the support of those who are dependent on me without the need for return of my investment in this Fund.

______10 I have not omitted any information in the documents supplied to my broker or sales agent that would prevent them from determining my suitability for this investment.

5.  Additional Disclosures:

The trade of futures and options on futures involves substantial risk, including the loss of your investment.

The general partner and the sales agent shall make every reasonable effort to determine that the purchase of units of partnership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Exhibit D) signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the general partner and the sales agent shall make every reasonable effort to ascertain that you:

(a) meet the minimum income and net worth standards established for the Fund;

(b) can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c) are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)  have an understanding of:

  (i)   the fundamental risks of an investment in the Fund;

  (ii)  the risk that you may lose your entire investment;

  (iii) the restrictions on the liquidity and transferability of the units;

  (iv) the background and qualification of the general partner and the Fund's commodity trading advisor; and

  (v)   the tax consequences of an investment in the Fund.

                  PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests
                 Subscription Agreement and Power of Attorney
                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Providence Select Fund, Limited Partnership (the "Partnership"), and by either enclosing a check payable to "Special Account for the exclusive benefit of the customers of Providence", or by instructing their brokerage firm to debit their customer securities account in the amount set forth below, hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus. The named investor further, by signature below, acknowledges (i) receipt of the Prospectus of the Partnership dated _______, 2009; (ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission;
and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable. Investor understands that if the account is titled "for the benefit of" ("FBO"), that the named entity will custody the Units, purchase, hold and redeem Units in the investor's account, and will receive copies of Partnership application forms and statements for the benefit of the investor. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1)  Account # ____________________________.
Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)
[ ] Check here if investor's securities account is to be debited.

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____
Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust
Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP
3) Investor's Name _________________________________________________________
4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)
5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code
6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code
7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street                    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Partnership's substantial charges; (iii) the Partnership's highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vi) that Limited Partners may not take part in the management of the Partnership; (vii) the tax consequences of the Partnership; and (viii) the redemption fee of 4% that will be charged during the first three months of investment, 3% during the second three months, 2% during the third three months, 1% during the fourth three months and none thereafter.


8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent.
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                         UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)        REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:
    Selling Agent:
    Reg. Rep. No.:
    Branch Office:
    Address:
    City, State, Zip:
    Tel. Number:
    Facsimile:
    Email:

11) PRINCIPAL SELLING AGENT
    Futures Investment Company, 5914 N. 300 West, Fremont, IN  46737,
    (260) 833-1306

            EXHIBIT E TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of December, 2004, is by and among Providence Select Fund, Limited Partnership, (the "Fund"), White Oak Financial Services, Inc., 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737, (the "General Partner"); Futures Investment Company, an Illinois corporation, 5914 N. 300 West, P. O. Box, C, Fremont, IN 46737 (the "Selling Agent"), and Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund, General Partner or Selling Agent and otherwise within the definition of Section 3(a)(6) of the 1934 Act (the "Depository").

1. Account Opened. The General Partner establishes and the Depository accepts and opens an account that will be invested in short term bank certificates of deposit that comply with SEC Rule 15c2-4 titled
"Special Account for the exclusive benefit of the customers of Providence" to clear proceeds of sale of limited partnership interests (the "Units") in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of one thousand dollars ($1,000) to be held in said bank account subject to the terms of this Agreement until a total face amount of one million thirty thousand dollars ($1,030,000) of Units (the "Minimum") are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. The Selling Agent shall direct all subscribers to make their checks to "Star Bank for the acct. of Providence." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent. The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription. The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2. Sale of Minimum Required. The Selling Agent shall promptly transmit all checks and wire transfers for the purchase of Units directly to the Depository. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the "Offering Period") or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the General Partner without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the General Partner and the Selling Agent of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The General Partner is solely responsible for the allocation of the interest earned to the subscribers. Upon the receipt of deposits that total $1,030,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

3. No Creditor's Rights. The Selling Agent and the General Partner, individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, General Partner, Fund or any other entity or person.

4. Collection Procedure. The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the General Partner rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5. Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6. Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the General Partner or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the General Partner of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7. Depository Indemnification. The Selling Agent and the General Partner agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the General Partner and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE OAK FINANCIAL SERVICES, INC.     STAR FINANCIAL BANK



By: ______________________________     By: __________________________
    Mr. Michael Pacult                     Thad Wright
    President                              Vice President

FUTURES INVESTMENT COMPANY             PROVIDENCE SELECT FUND, L.P.
                                       By: White Oak Financial Services, Inc.


By: ______________________________     By: ____________________________
    Mr. Michael Pacult                     Mr. Michael Pacult
    President                              President

            EXHIBIT F TO PROVIDENCE SELECT FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                        Clarke Capital Management, Inc.

	THIS AGREEMENT is made and entered as of this 2nd day of June, 2008, between Providence Select Fund, Limited Partnership, (the "Fund") and Clarke Capital Management, Inc., an Illinois corporation (the "CTA").

                                  WITNESSETH:

	In consideration of the deposit by the Fund of equity to MF Global, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1.	White Oak Financial Services, Inc., the Fund general partner and commodity pool operator (the "CPO"), shall determine the amount the Fund shall initially deposit in the Account with the FCM, or some other registered futures commission merchant, in U.S. funds equity, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. 	The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. 	The CTA's services are not rendered exclusively for the Fund and the
Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4.  	The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5.	The Fund agrees to execute, from time to time, the Acknowledgment of
Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has supplied
the most recent copy of the CTA's Risk Disclosure Document.   The CTA will
promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. 	The Fund will pay the CTA no management fee.  The CTA will be paid an incentive fee of twenty-five percent (25%) of the New Net Profit earned each
calendar quarter.   The Fund accountant will calculate the fee subject to
approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of the Fund. Once approved by the CPO, the incentive fee will be paid promptly from the Fund account selected by the CPO. Interest on cash and cash equivalents such as T-Bills and money market account shall not be included as profits for incentive fee purposes.

7. 	The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Providence Select Fund, Limited Partnership	Clarke Capital Management, Inc.
By:	White Oak Financial Services, Inc.
	General Partner and CPO


Michael Pacult	 				Michael J. Clarke
President					President

                     Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         [The balance of this page has been intentionally left blank.]

                                   FORM S-1

                                         Registration No. 333-119635

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(a) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Section 15.4 of the Partnership Agreement.

(b) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.

(c) The following reflects all expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions:

Expense                                 Cost
Registration fees                  $  17,386
Federal taxes                              0
States taxes and fees                 60,967
Trustees' and transfer agents' fees        0
Costs of printing and engraving       25,185
Legal                                 91,331
Accounting                           102,193
Engineering                                0
Additional Offering Expenses           5,560
                                   $ 302,622

Item 15. Recent Sales of Unregistered Securities. None within three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

 (a)  Exhibits.

Exhibit
Number  Description of Document

  1.01 Selling Agreement dated August 11, 2004 between the Partnership and Futures Investment Company, the Selling Agent
  2.01  None

  3.01  Articles of Incorporation of the General Partner
  3.02  By-Laws of the General Partner
  3.03 Board Resolution of General Partner to authorize formation of Delaware Limited Partnership
  3.04 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)
  3.05  Certificate of Limited Partnership of the Registrant
  4.01 Agreement of Limited Partnership of the Registrant (included as Exhibit A to the Prospectus)
  5.01 Opinion of The Scott Law Firm, P.A. with respect to the legality of the Partnership Units
  6.01  Not Applicable
  7.01  Not Applicable
  8.01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences
  9.01  None
  10.01 Form of Advisory Agreement between the Partnership and the Commodity Trading Advisor (included as Exhibit F to the Prospectus)
  10.02 Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus)
  10.03 Depository Agreement among Depository, Underwriter, and the Partnership (included as Exhibit E to the Prospectus)
  11.01  Not Applicable - start-up business
  12.01  Not Applicable
  13.01  Not Required
  14.01  None
  15.01  None
  16.01  Not Applicable
  17.01  Not Required
  18.01  Not Required
  19.01  Not Required
  20.01  Not Required
  21.01  None
  22.01  Not Required
  23.01  Consent of Frank L. Sassetti & Co., Certified Public
         Accountants
  23.02  Consent of The Scott Law Firm, P.A., Legal & Tax Counsel
  23.03  Consent of Jordan Patke & Associates Ltd.
  24.01  None
  25.01  None
  26.01  None
  27.01  Not Applicable
  28.01  Not Applicable

(b)  Financial Statement Schedules.

  No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That the registrant is not a foreign private issuer.

	(5)	That, for the purpose of determining liability under the
Securities Act of 1933:

		(i)	Each prospectus filed by the registrant pursuant to Rule
424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule
424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.
As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

		(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a
registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) 	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The General Partner has provided an indemnification to Futures
Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

		Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that
a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 25th day of February, 2009, Mr. Michael Pacult, the individual general partner of the Registrant, signed this Registration Statement; and White Oak Financial Services, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WHITE OAK FINANCIAL SERVICES, INC.   PROVIDENCE SELECT FUND, LP
                                     BY WHITE OAK FINANCIAL SERVICES, INC.
                                     GENERAL PARTNER



By: /s/ Michael Pacult               By: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT
    PRESIDENT                            PRESIDENT

                                     PROVIDENCE SELECT FUND, L.P.
                                     BY MR. MICHAEL PACULT
                                     GENERAL PARTNER



By: /s/ Michael Pacult               By: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of White Oak Financial Services, Inc., General Partner of the Registrant in the capacities and on the date indicated.




/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  February 25, 2009

(Being the principal executive officer, the principal financial and accounting officer and the sole director of White Oak Financial Services, Inc., General Partner of the Partnership)